UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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ISABELLA BANK CORPORATION

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NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS To Be Held May 4, 2010
ISABELLA BANK CORPORATION 401 N. Main St Mount Pleasant, Michigan 48858 PROXY STATEMENT
Election of Directors
Director Nominees for Terms Ending in 2013
Current Directors with Terms Ending in 2011
Current Directors with Terms Ending in 2012
Other Named Executive Officers
Corporate Governance
Board Leadership Structure and Risk Oversight
Compensation Discussion and Analysis
Compensation and Human Resources Committee Report
Executive Officers
Summary Compensation Table
2009 Pension Benefits
2009 Nonqualified Deferred Compensation
Compensation and Human Resource Committee Interlocks and Insider Participation
Indebtedness of and Transactions with Management
Security Ownership of Certain Beneficial Owners and Management
Independent Registered Public Accounting Firm
Shareholder Proposals
Directors’ Attendance at the Annual Meeting of Shareholders
Section 16(a) Beneficial Ownership Reporting Compliance
Other Matters
As to Other Business Which May Come Before the Meeting
SUMMARY OF SELECTED FINANCIAL DATA

ISABELLA BANK CORPORATION
401 N. Main St.
Mount Pleasant, Michigan 48858

NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 4, 2010

Notice is hereby given that the Annual Meeting of Shareholders of Isabella Bank Corporation will be held on Tuesday, May 4, 2010 at 5:00 p.m. Eastern Standard Time, at the Comfort Inn, 2424 S. Mission Street, Mount Pleasant, Michigan. The meeting is for the purpose of considering and acting upon the following:

1. The election of five directors.

2. Such other business as may properly come before the meeting, or any adjournment or adjournments thereof.

The Board of Directors has fixed March 31, 2010 as the record date for determination of shareholders entitled to notice of, and to vote at, the meeting or any adjournments thereof.

Your vote is important. Even if you plan to attend the meeting, please date and sign the enclosed proxy form, indicate your choice with respect to the matters to be voted upon, and return it promptly in the enclosed envelope. Note that if stock is held in more than one name, all parties should sign the proxy form.

By order of the Board of Directors

Debra Campbell, Secretary

Dated: April 9, 2010

ISABELLA BANK CORPORATION
401 N. Main St
Mount Pleasant, Michigan 48858

PROXY STATEMENT

General Information

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Isabella Bank Corporation (the Corporation) a Michigan financial holding company, to be voted at the Annual Meeting of Shareholders of the Corporation to be held on Tuesday, May 4, 2010 at 5:00 p.m. at the Comfort Inn, 2424 S. Mission Street, Mount Pleasant, Michigan, or at any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and in this Proxy Statement.

This Proxy Statement has been mailed on April 9, 2010 to all holders of record of common stock as of the record date. If a shareholder’s shares are held in the name of a broker, bank or other nominee, then that party should give the shareholder instructions for voting the shareholder’s shares.

Voting at the Meeting

The Board of Directors of the Corporation has fixed the close of business on March 31, 2010 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting of Shareholders and any adjournment thereof. The Corporation has only one class of common stock and no preferred stock. As of March 31, 2010, there were 7,543,506 shares of common stock of the Corporation outstanding. Each outstanding share entitles the holder thereof to one vote on each separate matter presented for vote at the meeting. Shareholders may vote on matters that are properly presented at the meeting by either attending the meeting and casting a vote or by signing and returning the enclosed proxy. If the enclosed proxy is executed and returned, it may be revoked at any time before it is exercised at the meeting. All shareholders are encouraged to date and sign the enclosed proxy, indicate their choice with respect to the matters to be voted upon, and return it to the Corporation.

The Corporation will hold the Annual Meeting of Shareholders if holders of a majority of the Corporation’s shares of common stock entitled to vote are represented in person or by proxy at the meeting. If a shareholder signs and returns the proxy, those shares will be counted to determine whether the Corporation has a quorum, even if the shareholder abstains or fails to vote on any of the proposals listed on the proxy.

If a shareholder’s shares are held in the name of a nominee, and the shareholder does not tell the nominee how to vote the shares (referred to as broker non-votes), then the nominee can vote them as they see fit only on matters that are determined to be routine and not on any other proposal. Broker non-votes will be counted as present to determine if a quorum exists but will not be counted as present and entitled to vote on any non-routine proposals.

In the election of directors, director nominees receiving a plurality of votes cast at the meeting will be elected directors of the Corporation. Shares not voted, including broker non-votes, have no effect on the election of directors.

Election of Directors

The Board of Directors is divided into three classes, with the directors in each class being elected for a term of three years. At the 2010 Annual Meeting of Shareholders five directors, James C. Fabiano, Dale D. Weburg, Theodore W. Kortes, Thomas L. Kleinhardt and Joseph LaFramboise, whose terms expire at the annual meeting, have been nominated for election through 2013 for the reasons described below.

Except as otherwise specified in the proxy, proxies will be voted for election of the five nominees. If a nominee becomes unable or unwilling to serve, proxies will be voted for such other person, if any, as shall be designated by the Board of Directors. However, the Corporation’s management now knows of no reason to anticipate that this will occur. The five nominees for election as directors who receive the greatest number of votes cast will be elected directors. Each of the nominees has agreed to serve as a director if elected.

Nominees for election and current directors are listed below. Also shown for each nominee and each current director is his or her principal occupation for the last five or more years, age and length of service as a director of the Corporation.

The Board of Directors recommends that shareholders vote FOR the election of each of the five director nominees nominated by the Board of Directors.

Director’s Qualifications

The Corporation’s Board of Directors (the Board) consists of 15 members who are all well qualified to serve on the Board and represent our shareholder’s best interest. As described below, under the caption “Nominating and Corporate Governance Committee” the Board and Nominating and Corporate Governance Committee (the “Nominating Committee”) select nominees to the Board to establish a Board that is comprised of members who:

•	Have extensive business leadership

•	Bring a diverse perspective and experience

•	Are independent and collegial

•	Have high ethical standards and have demonstrated sound business judgment

•	Are willing and able to commit the significant time and effort to effectively fulfill their responsibilities

•	Are active in and knowledgeable of their respective communities

Each director nominee along with the other directors bring these qualifications to the Board. They provide a diverse complement of specific business skills, experience, and knowledge including extensive financial and accounting experience, knowledge of banking, small business operating experience, and specific knowledge of customer market segments, including agriculture, oil and gas, health care, food and beverage, manufacturing, and retail.

The following describes the key qualifications each director brings to the Board, in addition to the general qualifications described above and the information included in the biographical summaries provided below.

Bank
	Professionals	Expertise	Audit		Leadership	Diversity								Business
	Standing	in Financial	Committee	Civic and	and Team	by Race,	Geo-					Entre-		Segment
	in Chosen	or Related	Financial	Community	Building	Gender, or	graphical		Tech-	Market-	Govern-	preneurial	Human	Represent-
Director	Field	Field	Expert	Involvement	Skills	Cultural	Diversity	Finance	nology	ing	ance	Skills	Resources	ation

James C. Fabiano	X			X	X					X		X	X	X
Theodore W. Kortes	X			X	X		X						X
Thomas L. Kleinhardt	X			X	X		X			X		X		X
Joseph Laframboise	X			X	X		X			X
Dale D. Weburg	X			X	X		X					X		X
Dennis P. Angner	X	X		X	X			X	X		X
Jeffrey J. Barnes	X			X	X		X					X		X
G. Charles Hubscher	X	X		X	X							X		X
David J. Maness	X			X	X				X			X		X
W. Joseph Manifold	X	X	X	X	X			X	X
William J. Strickler	X	X		X	X							X		X
Richard J. Barz	X	X		X	X			X		X			X
Sandra L. Caul	X			X	X	X							X	X
W. Michael McGuire	X	X	X	X	X			X			X
Dianne C. Morey	X			X	X	X						X	X	X

The following table identifies the individual members of our Board currently serving on each of these standing committees:

			Nominating		Compensation
			and Corporate		and Human
Director	Audit		Governance		Resource

James C. Fabiano	X	[o]	X	[o]	X	[c,o]
Theodore W. Kortes					X
Thomas L. Kleinhardt					X
Joseph LaFramboise	X				X
Dale D. Weburg			X	[c]	X
Dennis P. Angner
Jeffrey J. Barnes					X
G. Charles Hubscher	X				X
David J. Maness	X		X		X
W. Joseph Manifold	X	[c]			X
William J. Strickler			X		X
Richard J. Barz
Sandra L. Caul			X		X
W. Michael McGuire	X				X
Dianne C. Morey					X
C — Chairperson
O — Ex-Officio

Director Nominees for Terms Ending in 2013

James C. Fabiano (age 66) has been a director of Isabella Bank (the Bank) since 1979 and of the Corporation since 1988. Mr. Fabiano is Chairman and CEO of Fabiano Brothers, Inc., a wholesale beverage distributor operating in several counties throughout Michigan. Mr. Fabiano is a past recipient of the Mount Pleasant Area Chamber of Commerce Citizen of the Year award. He is also a past Chairman of Central Michigan University Board of Trustees.

Theodore W. Kortes (age 69) was appointed director of the Corporation on January 1, 2008, and of the Bank on January 1, 2010. Mr. Kortes was President and CEO of Greenville Community Bank and Greenville Community Financial Corporation since its founding in 1998, until his retirement in 2006.

Thomas L. Kleinhardt (55) has been a director of Isabella Bank since October 1998 and was appointed to the Corporation’s Board of Directors effective January 1, 2010. Mr. Kleinhardt is President of McGuire Chevrolet, is active in the Clare Kiwanis Club, and coaches girls Junior Varsity Basketball team at Clare High School.

Joseph LaFramboise (60) has been a director of Isabella Bank since September 2007, and was appointed to the Corporation’s Board of Directors effective January 1, 2010. He is a retired Sales and Marketing Executive of Ford Motor Company. Mr. LaFramboise is Ambassador of Eagle Village in Evart, Michigan.

Dale D. Weburg (age 66) has served as a director of the Breckenridge Division of Isabella Bank since 1987 and of the Bank and Corporation since 2000. Mr. Weburg is President of Weburg Farms, a cash crop farm operation. Mr. Weburg also serves as a trustee of the Board of Directors of Gratiot Health System.

Current Directors with Terms Ending in 2011

Dennis P. Angner (age 54) has been a director of the Corporation and Isabella Bank since 2000. Mr. Angner has been principally employed by the Corporation since 1984 and has served as President of the Corporation since December 30, 2001 and CFO since January 1, 2010. Mr. Angner served as Chief Executive Officer of the Corporation from December 30, 2001 through December 31, 2009. He is the past Chair of the Michigan Bankers Association, is a member of the American Bankers Association Government Relations Council, and has served on the Central Michigan American Red Cross board for over 20 years.

Jeffrey J. Barnes (47) has been a director of Isabella Bank since September 2007 and was appointed to the Corporation’s Board of Directors effective January 1, 2010. Dr. Barnes is a physician and owner of Central Eye Consultants. He is a former member of the Central Michigan Community Hospital Board of Directors.

G. Charles Hubscher (56) has been a director of Isabella Bank since May 2004 and was appointed to the Corporation’s Board of Directors effective January 1, 2010. Mr. Hubscher is the President of Hubscher and Son, Inc., a sand and gravel producer. He is a director of the National Stone and Gravel Association, the Michigan Aggregates Association, serves on the Board of Trustees for the Mt. Pleasant Area Community Foundation, and is a member of Zoning Board of Appeals for Deerfield Township.

David J. Maness (age 56) has been a director of Isabella Bank since 2003 and of the Corporation since 2004. He is President of Maness Petroleum, a geological and geophysical consulting services company. Mr. Maness previously served on the Mount Pleasant Public Schools Board of Education.

W. Joseph Manifold (age 58) has been a director of the Corporation since 2003 and of the Bank since January 1, 2010. Mr. Manifold is a Certified Public Accountant and CFO of Federal Broach Holdings LLC, a holding company which operates several manufacturing companies. Previously, he was a senior auditor with Ernst & Young Certified Public Accounting firm working principally on external bank audits and was CFO of the Delfield Company. Prior to joining the Board, Mr. Manifold also served on the Isabella Community Credit Union Board and was Chairman of the Mount Pleasant Public Schools Board of Education.

William J. Strickler (age 69) has been a director of Isabella Bank since 1995 and of the Corporation since 2002. Mr. Strickler is President of Michiwest Energy, an oil and gas producer. Prior to joining the Corporation and the Bank Board he served as a director of the National City Community Bank Board.

Current Directors with Terms Ending in 2012

Richard J. Barz (age 61) has been a director of Isabella Bank since 2000 and of the Corporation since 2002. Mr. Barz has been employed by the Corporation since 1972 and has been Chief Executive Officer of the Corporation since January 1, 2010 and President and CEO of Isabella Bank since December 2001. Prior to his appointment as President and CEO, he served as Executive Vice President of Isabella Bank. Mr. Barz has been very active in community organizations and events. He is the past chairman of the Central Michigan Community Hospital Board of Directors, is the current chairman of the Middle Michigan Development Corporation Board of Directors, and serves on several boards and committees for Central Michigan University and various volunteer organizations throughout mid-Michigan.

Sandra L. Caul (age 66) has been a director of Isabella Bank since 1994 and of the Corporation since 2005. Ms. Caul is Vice Chairperson of the Central Michigan Community Hospital Board of Directors, Chairperson of the Mid Michigan Community College Advisory Board and board member for Central Michigan Community Mental Health Facilities. She also sits on the board of the Central Michigan American Red Cross. Ms. Caul retired in January 2005 as a state representative of the Michigan State House of Representatives. Ms. Caul is a registered nurse.

W. Michael McGuire (age 60) has been a director of the Corporation since 2007 and of the Bank since January 1, 2010. He is a director of the Farwell Division of Isabella Bank. Mr. McGuire is currently an attorney and the Director of the Office of the Corporate Secretary and Assistant Secretary of The Dow Chemical Company, a manufacturer of chemicals, plastics and agricultural products, headquartered in Midland, Michigan.

Dianne C. Morey (63) has been a director of Isabella Bank since December 2000 and was appointed to the Corporation’s Board of Directors effective January 1, 2010. Mrs. Morey is an owner of Bandit Industries, Inc., a forestry equipment manufacturer. She serves as a Trustee for the Mt Pleasant Area Community Foundation.

Each of the directors has been engaged in their stated professions for more than five years.

Other Named Executive Officers

Timothy M. Miller (age 59), President of the Breckenridge Division of Isabella Bank and a member of its Board of Directors, has been an employee of the Corporation since 1985. Peggy L. Wheeler (age 50), Senior Vice

President and Controller of the Corporation, has been employed by the Corporation since 1977. Steven D. Pung (age 60), Chief Operations Officer of Isabella Bank and a member of the Board of Directors of Financial Group Information Services (a wholly owned subsidiary of the Corporation) has been employed by the Corporation since 1978.

All officers of the Corporation serve at the pleasure of the Corporation’s Board of Directors.

Corporate Governance

Director Independence

The Corporation has adopted the director independence standards as defined under Rule 5605(a)(2) of the NASDAQ Marketplace Rules. The Board has determined that James C. Fabiano, Dale D. Weburg, David J. Maness, W. Joseph Manifold, William J. Strickler, Sandra L. Caul, W. Michael McGuire, Ted W. Kortes, Thomas L. Kleinhardt, Joseph LaFramboise, Jeffrey J. Barnes, Dianne C. Morey, G. Charles Hubscher are independent directors. Dennis P. Angner is not independent as he is employed as President and Chief Financial Officer of the Corporation. Richard J. Barz is not independent as he is employed as Chief Executive Officer of the Corporation.

Board Leadership Structure and Risk Oversight

The Corporation’s Governance policy provides that only directors who are deemed to be independent as set forth by NASDAQ and SEC rules are eligible to hold the office of Chairman of the Board. Additionally, the chairpersons of Board established committees must also be independent directors. It is the Board’s belief that the having a separate Chairman and Chief Executive Officer best serves the interest of the shareholders. The Board of Directors elects its chairperson at the first Board meeting following the annual meeting. Independent members of the Board of Directors meet without insider directors at least twice per year.

Management is responsible for the Corporation’s day to day risk management and the Board’s role is to engage in informed oversight. The Board utilizes committees to oversee risks associated with compensation, financial, and governance. Financial Group Information Services, the Corporation’s information processing subsidiary is responsible for overseeing risks associated with information technology. The Isabella Bank Board of Directors is responsible for overseeing credit, investment, interest rate, and trust risks. The chairpersons of the respective boards or committees report on their activities on a regular basis.

The Audit Committee is responsible for the integrity of the consolidated financial statements of the Corporation; the independent auditors’ qualifications and independence; the performance of the Corporation’s, and its subsidiaries’ internal audit function and independent auditors; the Corporation’s system of internal controls; the Corporation’s financial reporting and system of disclosure controls; and the compliance by the Corporation with legal and regulatory requirements and with the Corporation’s Code of Business Conduct and Ethics.

Committees of the Board of Directors and Meeting Attendance

The Board met 13 times during 2009. All incumbent directors attended 75% or more of the meetings held in 2009. The Board has an Audit Committee, a Nominating and Corporate Governance Committee, and a Compensation and Human Resource Committee.

Audit Committee

The Audit Committee is composed of independent directors who meet the requirements for independence as defined in Rule 5605(a)(2)of the NASDAQ Marketplace Rules. Information regarding the functions performed by the Committee, its membership, and the number of meetings held during the year, is set forth in the “Report of the Audit Committee” included elsewhere in this annual proxy statement. The Audit Committee is governed by a written charter approved by the Board. The Audit Committee Charter is available on the Bank’s website, www.isabellabank.com, under the Investor Relations tab.

In accordance with the provisions of the Sarbanes — Oxley Act of 2002, directors Manifold and McGuire meet the requirements of Audit Committee Financial Expert and have been so designated by the Board. The current Committee also consists of directors Fabiano, Hubscher, LaFramboise, and Maness.

Nominating and Corporate Governance Committee

The Corporation has a standing Nominating and Corporate Governance Committee consisting of independent directors who meet the requirements for independence as defined in Rule 5605(a)(2) of NASDAQ Marketplace Rules. The Committee consists of directors Caul, Fabiano, Manifold, Strickler and Weburg. The Nominating and Corporate Governance Committee held two meetings in 2009, and all directors attended 75% or more of the meetings. The Board has approved a Nominating and Corporate Governance Committee Charter which is available on the Bank’s website www.isabellabank.com under the Investor Relations tab.

The Nominating and Corporate Governance Committee is responsible for evaluating and recommending individuals for nomination to the Board for approval. The Committee in evaluating nominees, including incumbent directors and any nominees put forth by shareholders, considers business experience, skills, character, judgment, leadership experience, and their knowledge of the geographical markets, business segments or other criteria the Committee deems relevant and appropriate based on the current composition of the Board. The Committee considers diversity in identifying members with respect to geographical markets served by the Corporation and the business experience of the nominee.

The Nominating and Corporate Governance Committee will consider as potential nominees, persons recommended by shareholders. Recommendations should be submitted in writing to the Secretary of the Corporation, 401 N. Main St., Mount Pleasant, Michigan 48858 and include the shareholder’s name, address and number of shares of the Corporation owned by the shareholder. The recommendation should also include the name, age, address and qualifications of the recommended candidate for nomination. Recommendations for the 2010 Annual Meeting of Shareholders should be delivered no later than December 10, 2010. The Nominating and Corporate Governance Committee does not evaluate potential nominees for director differently based on whether they are recommended to the Nominating and Corporate Governance Committee by a shareholder or otherwise.

Compensation and Human Resource Committee

The Compensation and Human Resource Committee of the Corporation is responsible for reviewing and recommending to the Corporation’s Board the compensation of the President and executive officers of the Corporation, benefit plans and the overall percentage increase in salaries. The committee consists of independent directors, who meet the requirements for independence as defined in Rule 5605(a)(2) of the NASDAQ Marketplace Rules. The current Committee consists of directors Fabiano, Barnes, Caul, Hubscher, Kleinhardt, Kortes, LaFramboise, McGuire, Maness, Manifold, Morey, Strickler, and Weburg. The Committee held two meetings during 2009 with all directors attending the meetings. This Committee is governed by a written charter approved by the Board that is available on the Bank’s website www.isabellabank.com under the Investor Relations tab.

Communications with the Board

Shareholders may communicate with the Corporation’s Board of Directors by sending written communications to the Corporation’s Secretary, Isabella Bank Corporation, 401 N. Main St., Mount Pleasant, Michigan 48858. Communications will be forwarded to the Board of Directors or the appropriate committee, as soon as practicable.

Code of Ethics

The Corporation has adopted a Code of Business Conduct and Ethics that is applicable to the Corporation’s Chief Executive Officer and the Chief Financial Officer. The Corporation’s Code of Business Conduct and Ethics is available on the Bank’s website www.isabellabank.com under the Investor Relations tab.

Report of the Audit Committee

The Audit Committee oversees the Corporation’s financial reporting process on behalf of the Board. The 2009 Committee consisted of directors Fabiano, Caul, Maness, Manifold, McGuire, and Weburg.

The Audit Committee is responsible for pre-approving all auditing services and permitted non-audit services over $5,000 for the Corporation by its independent auditors or any other auditing or accounting firm, except as noted below. The Audit Committee has established general guidelines for the permissible scope and nature of any permitted non-audit services in connection with its annual review of the audit plan and reviews the guidelines with the Board of Directors.

Management has the primary responsibility for the consolidated financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited consolidated financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements. The Audit Committee also reviewed with management and the independent auditors, management’s assertion on the design and effectiveness of the Corporation’s internal control over financial reporting as of December 31, 2009.

The Audit Committee reviewed with the Corporation’s independent auditors, who are responsible for expressing an opinion on the conformity of those audited consolidated financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality, not just the acceptability, of the Corporation’s accounting principles and such other matters as are required to be discussed with the Audit Committee by the standards of the Public Company Accounting Oversight Board (United States), including those described in AU Section 380 “Communication with Audit Committees”, as may be modified or supplemented. In addition, the Audit Committee has received the written disclosures and the letter from the independent accountants required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, as may be modified or supplemented, and has discussed with the independent accountant the independent accountants’ independence.

The Audit Committee discussed with the Corporation’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and external independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Corporation’s internal controls and the overall quality of the Corporation’s financial reporting process. The Audit Committee held seven meetings during 2009, and all committee members attended 75% or more of the meetings.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the Securities and Exchange Commission. The Audit Committee has appointed Rehmann Robson as the independent auditors for the 2010 audit.

G. Charles Hubscher and Joseph LaFramboise became members of the Board and the Audit Committee as of January 1, 2010 and therefore did not participate in any of the reviews or other procedures set forth above with respect to the year ended December 31, 2009.

Respectfully submitted,

W. Joseph Manifold, Audit Committee Chairperson
James C. Fabiano
Sandra L. Caul
David J. Maness
W. Michael McGuire
Dale D. Weburg

Compensation Discussion and Analysis

The Compensation and Human Resource Committee (the “Committee”) is responsible for the compensation and benefits for the President and executive officers of the Corporation. The Committee evaluates and approves the executive officer and senior management compensation plans, policies and programs of the Corporation and its affiliates. The Committee also evaluates and establishes the compensation of the Chief Executive Officer and President and Chief Financial Officer of the Corporation. The Chief Executive Officer, Richard J. Barz, conducts annual performance reviews for other Named Executive Officers, excluding himself. Mr. Barz recommends an appropriate salary increase to the Committee based on the performance review and the officer’s years of service along with competitive market data.

Compensation Objectives

The Committee considers asset growth and earnings per share to be the primary ratios in measuring financial performance. The Corporation’s philosophy is to maximize long-term return to shareholders consistent with safe and sound banking practices, while maintaining the commitment to superior customer and community service. The Corporation believes that the performance of executive officers in managing the business should be the basis for determining overall compensation. Consideration is also given to overall economic conditions and current competitive forces in the market place. The objectives of the Committee are to effectively balance salaries and potential compensation to an officer’s individual management responsibilities and encourage them to realize their potential for future contributions to the Corporation. The objectives are designed to attract and retain high performing executive officers who will lead the Corporation while attaining the Corporation’s earnings and performance goals.

What the Compensation Programs are Designed to Reward

The Corporation’s compensation programs are designed to reward dedicated and conscientious employment with the Corporation, loyalty in terms of continued employment, attainment of job related goals and overall profitability of the Corporation. In measuring an executive officer’s contributions to the Corporation, the Committee considers numerous factors including, among other things, the Corporation’s growth in terms of asset size and increase in earnings per share. In rewarding loyalty and long-term service, the Corporation provides attractive retirement benefits.

Review of Risks Associated with Compensation Plans

Based on an analysis conducted by management and reviewed by the Committee, management does not believe that the Corporation’s compensation programs for employees are reasonably likely to have a material short or long term adverse effect on the Corporation’s Results of Operation.

Elements of Compensation

The Corporation’s executive compensation program has consisted primarily of base salary and benefits, annual cash bonus incentives, stock awards for insider directors, and participation in the Corporation’s retirement plans.

Why Each of the Elements of Compensation is Chosen

Base Salary and Benefits are set to provide competitive levels of compensation to attract and retain officers with strong motivated leadership. Each officer’s performance, current compensation, and responsibilities within the Corporation are considered by the Committee when establishing base salaries. The Corporation also believes it is best to pay sufficient base salary because it believes an over-reliance on equity incentive compensation could potentially skew incentives toward short-term maximization of shareholder value as opposed to building long-term shareholder value. Base salary encourages management to operate the Corporation in a safe and sound manner even when incentive goals may prove unattainable.

Annual Performance Incentives are used to reward executive officers for the Corporation’s overall financial performance. This element of the Corporation’s compensation programs is included in the overall compensation in order to reward employees above and beyond their base salaries when the Corporation’s performance and profitability exceed established annual targets. The inclusion of incentive compensation encourages management to be more creative, diligent and exhaustive in managing the Corporation to achieve specific financial goals.

Stock Awards are also provided as they are the element of compensation that is most effective in aligning the financial interests of management with those of shareholders and because stock awards are a traditional and well-proven element of compensation among community banks and bank holding companies. These stock awards are granted pursuant to the Isabella Bank Corporation and Related Companies Deferred Compensation Plan for Directors (“Directors’ Plan”), under which eligible executive officers elect to defer their director fees, which deferred fees are then converted, on a quarterly basis, into shares of the Corporation’s common stock. The Corporation has established a Trust to fund the Directors’ Plan. The directors of the Corporation and its subsidiaries are required to defer at least 25% of their earned board fees into the Directors’ Plan.

Retirement Plans.  The Corporation’s retirement plans are designed to assist executives in providing themselves with a financially secure retirement. The retirement plans include: a frozen defined benefit pension plan, a 401(k) plan, and a non-leveraged employee stock ownership plan (ESOP), which is frozen to new participants, and a retirement bonus plan.

How the Corporation Chose Amounts for Each Element

The Committee’s approach to determining the annual base salary of executive officers is to offer competitive salaries in comparison with other comparable financial institutions. The Committee utilizes both an independent compensation survey prepared by SNL Financial and a survey prepared by the Michigan Bankers Association of similar sized Michigan based institutions. Compensation for 2009 was based on the compensation information provided by these organizations for 2008. Specific factors used to decide where an executive officer’s salary should be within the established range include the historical financial performance, financial performance outlook, years of service, and job performance.

The annual performance incentive is based on goals set on individual performance and recognition of individual performance. A subjective analysis is conducted by the Chief Executive Officer. The Chief Executive Officer makes a recommendation to the Committee for the appropriate amount for each individual executive officer. The Committee reviews, modifies, if necessary, and approves the recommendations of the Chief Executive Officer. The Committee reviews the performance of the Chief Executive Officer. The Committee uses the following factors as quantitative measures of corporate performance in determining annual cash bonus amounts to be paid:

•	Peer group financial performance compensation

•	1 and 5 year shareholder returns

•	Earnings per share and earnings per share growth

•	Budgeted as compared to actual annual operating performance

•	Community and industry involvement

•	Results of audit and regulatory exams

•	Other strategic goals as established by the board of directors

While no particular weight is given to any specific factor, the Committee gives at least equal weight to the subjective analyses as described above.

Stock awards are granted pursuant to the Director’s Plan, under which participants elect to defer their director fees, which director fees are then converted, on a quarterly basis, into shares of the Corporation’s common stock based on the fair market value of a share of the Corporation’s common stock at that time. Shares of stock credited to a participant’s account under the Directors’ Plan are eligible for stock and cash dividends as payable.

Total compensation in 2009 was based on the Committee targeting its executive officer’s compensation to approximate the median of the ranges provided by an independent consultant and Michigan Bankers Association surveys.

Retirement plans.  The Corporation has a 401(k) plan in which substantially all employees are eligible to participate. Employees may contribute up to 50% of their compensation subject to certain limits based on federal tax laws. As a result of the curtailment of the defined benefit plan noted below, the Corporation increased the contributions to the 401(k) plan effective January 1, 2007. The Corporation makes a 3.0% safe harbor contribution for all eligible employees and matching contributions equal to 50% of the first 4.0% of an employee’s compensation contributed to the Plan during the year. Employees are 100% vested in the safe harbor contributions and are 0% vested through their first two years of employment and are 100% vested after 6 years of service for matching contributions.

The Corporation maintains a non-leveraged employee stock ownership plan (ESOP) which covers substantially all of its employees. The plan was frozen effective December 31, 2006 to new participants. Contributions to the plan are discretionary and approved by the Board of Directors.

The Corporation maintains a plan for officers to provide death benefits to each participant. Insurance policies, designed primarily to fund death benefits, have been purchased on the life of each participant with the Corporation as the sole owner and beneficiary of the policies.

The retirement bonus plan is a nonqualified plan of deferred compensation benefits for eligible employees effective January 1, 2007. An initial amount has been credited for each eligible employee as of January 1, 2007. Subsequent amounts will be credited on each allocation date thereafter as defined in the plan. The amount of the initial allocation and the annual allocation are determined pursuant to the payment schedule adopted at the sole and exclusive discretion of the Board of Directors, as set forth in the plan.

In December 2006, the Board of Directors voted to curtail the defined benefit plan effective March 1, 2007. The effect of the curtailment was recognized in the first quarter of 2007 and the current participants’ accrued benefits were frozen as of March 1, 2007. Participation in the plan was limited to eligible employees as of December 31, 2006.

How Elements Fit into Overall Compensation Objectives

The elements of the Corporation’s compensation are structured to reward past and current performance, continued service and motivate its leaders to excel in the future. The Corporation’s salary compensation has generally been used to retain and attract motivated leadership. The Corporation intends to continually ensure salaries are sufficient to attract and retain exceptional officers. The Corporation’s cash bonus incentive rewards current performance based upon personal and corporate goals and targets. The Corporation makes stock awards to motivate its eligible officers to enhance value for shareholders by aligning the interests of management with those of its shareholders.

As part of its goal of attracting and retaining quality team members, the Corporation has developed employee benefit plans that make it stand out from the rest of the competition. Management feels that the combination of all of the plans listed above makes the Corporation’s total compensation packages attractive.

Compensation and Human Resources Committee Report

The following Report of the Compensation and Human Resource Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Corporation filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Corporation specifically incorporates this Report by reference therein.

The Compensation and Human Resource Committee, which includes the independent directors of the Board, has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K with management, and based on such review and discussion, the Compensation and Human Resource Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and Annual Report on Form 10-K.

G. Charles Hubscher, Thomas L. Kleinhardt, Joseph LaFramboise and Dianne C. Morey became members of the Board and the Compensation and Human Resources Committee as of January 1, 2010 and therefore did not participate in any of the reviews or other procedures set forth above with respect to the year ended December 31, 2009.

Submitted by the Compensation and Human Resource Committee of Isabella Bank Corporation’s Board of Directors:

James C. Fabiano, Chairperson
Sandra L. Caul
Ted W. Kortes
David J. Maness
W. Joseph Manifold
W. Michael McGuire
William J. Strickler
Dale D. Weburg

Executive Officers

Executive Officers of the Corporation are compensated in accordance with their employment with the applicable entity. The following table shows information on compensation earned from the Corporation or its subsidiaries for each of the last three fiscal years ended December 31, 2009, for the Chief Executive Officer, the Chief Financial Officer, and the Corporation’s three most highly compensated executive officers.

Summary Compensation Table

					Change in pension
					Value and
					Non-Qualified
					Deferred
					Compensation	All Other
		Salary	Bonus	Stock Awards	Earnings	Compensation	Total
Name and Principal Position	Year	($)(1)	($)(1)	($)	($)	($)(2)	($)

Richard J. Barz	2009	$320,600	$9,625	$33,650	$46,219	$30,568	$440,662
CEO Isabella Bank Corporation	2008	300,785	9,100	32,490	72,622	22,697	437,694
President and CEO Isabella Bank	2007	274,706	7,875	18,125	—	23,226	323,932
Dennis P. Angner	2009	311,375	9,800	48,050	19,450	25,252	413,927
President and CFO	2008	294,670	9,450	41,425	28,089	18,453	392,087
Isabella Bank Corporation	2007	288,101	8,225	26,280	(7,000)	18,715	334,321
Timothy M. Miller	2009	167,200	7,319	7,400	2,765	17,323	202,007
President of the Breckenridge	2008	160,145	3,200	6,715	3,411	14,127	187,598
Division of Isabella Bank	2007	155,171	—	7,880	(1,000)	14,167	176,218
Steven D. Pung	2009	126,200	6,003	900	28,140	18,468	179,711
Sr. Vice President and COO	2008	117,100	3,785	1,125	45,884	13,169	181,063
Isabella Bank	2007	108,100	3,625	1,800	—	14,194	127,719
Peggy L. Wheeler	2009	110,000	5,348	—	9,000	5,649	129,997
Sr. Vice President and Controller	2008	105,000	3,500	—	13,000	2,216	123,716
Isabella Bank Corporation	2007	100,000	3,000	—	(3,000)	2,023	105,023

(1)	Includes compensation voluntarily deferred under the Corporation’s 401(k) plan. Directors fees paid in cash are also included, for calendar years 2009, 2008 and 2007 respectively as follows: Dennis P. Angner $11,375, $14,670, and $23,870; Richard J. Barz $25,600, $25,785, and $20,475; and Timothy M. Miller $19,500, $17,445, and $20,940.

(2)	For all noted executives all other compensation includes 401(k) matching contributions. For Richard J. Barz, and Steven D. Pung, this also includes club dues and auto allowance. For Dennis P. Angner and Timothy M. Miller, this also includes auto allowance.

2009 Pension Benefits

The following table indicates the present value of accumulated benefits as of December 31, 2009 for each named executive in the summary compensation table.

		Number of
		Years of	Present
		Credited	Value of
		Service as	Accumulated	Payments
		of 01/01/09	Benefit	During Last
Name	Plan name	(#)	($)	Fiscal Year

Richard J. Barz	Isabella Bank Corporation Pension Plan	35	$681,000	$—
	Isabella Bank Corporation Retirement Bonus Plan	35	235,567	—
Dennis P. Angner	Isabella Bank Corporation Pension Plan	23	329,000	—
	Isabella Bank Corporation Retirement Bonus Plan	23	225,193	—
Timothy M. Miller	Isabella Bank Corporation Pension Plan	6	70,000	—
Steven D. Pung	Isabella Bank Corporation Pension Plan	28	342,000	—
	Isabella Bank Corporation Retirement Bonus Plan	28	125,342	—
Peggy L. Wheeler	Isabella Bank Corporation Pension Plan	28	88,000	—
	Isabella Bank Corporation Retirement Bonus Plan	28	56,910	—

Defined benefit pension plan.  The Corporation sponsors the Isabella Bank Corporation Pension Plan, a frozen defined benefit pension plan. In December 2006, the Board of Directors voted to curtail the defined benefit plan effective March 1, 2007. The effect of the curtailment, which was recognized in the first quarter of 2007, froze the current participant’s accrued benefits as of March 1, 2007 and limited participation in the plan to eligible employees as of December 31, 2006. Due to the curtailment of the plan, the number of years of credited service was frozen. As such, the years of credited service for the plan may differ from the participant’s actual years of service with the Corporation.

Annual contributions are made to the plan as required by accepted actuarial principles, applicable federal tax laws, and expenses of operating and maintaining the plan. The amount of contributions on behalf of any one participant cannot be separately or individually computed.

Pension plan benefits are based on years of service and the employees’ five highest consecutive years of compensation out of the last ten years of service, effective through December 31, 2006.

A participant may earn a benefit for up to 35 years of accredited service. Earned benefits are 100 percent vested after five years of service. Benefit payments normally start when a participant reaches age 65. A participant with more than five years of service may elect to take early retirement benefits anytime after reaching age 55. Benefits payable under early retirement are reduced actuarially for each month prior to age 65 in which benefits begin.

Richard J. Barz, Timothy M. Miller, and Steven D. Pung are eligible for early retirement under the Isabella Bank Corporation Pension Plan. Under the provisions of the Plan, participants are eligible for early retirement after reaching the age of 55 with at least 5 years of service. The early retirement benefit amount is the accrued benefit payable at normal retirement date reduced by 5/9% for each of the first 60 months and 5/18% for each of the next 60 months that the benefit commencement date precedes the normal retirement date.

Retirement bonus plan.  The Corporation sponsors the Isabella Bank Corporation Retirement Bonus Plan. The Retirement Bonus Plan is a nonqualified plan of deferred compensation benefits for eligible employees effective January 1, 2007. This plan is intended to provide eligible employees with additional retirement benefits. To be eligible, the employee needed to be employed by the Corporation on January 1, 2007, and be a participant in the Corporation’s frozen Executive Supplemental Income Agreement. Participants must also be an officer of the Corporation with at least 10 years of service as of December 31, 2006. The Corporation has sole and exclusive discretion to add new participants to the plan by authorizing such participation pursuant to action of the Corporation’s Board of Directors.

An initial amount has been credited for each eligible employee as of January 1, 2007. Subsequent amounts shall be credited on each allocation date thereafter as defined in the plan. The amount of the initial allocation and the annual allocation shall be determined pursuant to the payment schedule adopted by the sole and exclusive discretion of the Board, as set forth in the Plan.

Richard J. Barz, Timothy M. Miller, and Steven D. Pung are eligible for early retirement under the Isabella Bank Corporation Retirement Bonus Plan. Under the provisions of the plan, participants are eligible for early retirement upon attaining 55 years of age. There is no difference between the calculation of benefits payable upon early retirement and normal retirement.

2009 Nonqualified Deferred Compensation

	Executive	Aggregate	Aggregate
	Contributions in	Earnings in	Balance at
	Last FY	Last FY	Last FYE
Name	($)	($)	($)

Richard J. Barz	$33,650	$2,217	$70,120
Dennis P. Angner	48,050	2,971	94,933
Timothy M. Miller	6,715	631	19,440
Steven D. Pung	1,125	139	4,098
Peggy L. Wheeler	—	—	—

The directors of the Corporation and its subsidiaries are required to defer at least 25% of their earned board fees into the Directors’ Plan and may defer up to 100% of their earned fees based on their annual election. These amounts are reflected in the 2009 nonqualified deferred compensation table above. Under the Directors’ Plan, these deferred fees are converted on a quarterly basis into shares of the Corporation’s common stock based on the fair market value of shares of the Corporation’s common stock at that time. Shares credited to a participant’s account are eligible for stock and cash dividends as payable.

Distribution from the Directors’ Plan occurs when the participant retires from the Board, attains age 70 or upon the occurrence of certain other events. Distributions must take the form of shares of the Corporation’s common stock. Any Corporation common stock issued under the Directors’ Plan will be considered restricted stock under the Securities Act of 1933, as amended.

Potential Payments Upon Termination or Change in Control

The estimated payments payable to each named executive officer upon severance from employment, retirement, termination upon death or disability or termination following a change in control of the Corporation are described below. For all termination scenarios, the amounts assume such termination took place as of December 31, 2009.

Any Severance of Employment

Regardless of the manner in which a named executive officer’s employment terminates, he or she is entitled to receive amounts earned during his or her term of employment. Such amounts include:

•	Amounts accrued and vested through the Defined Benefit Pension Plan.

•	Amounts accrued and vested through the Retirement Bonus Plan.

•	Amounts deferred in the Directors’ Plan.

•	Unused vacation pay.

Retirement

In the event of the retirement of an executive officer, the officer would receive the benefits identified above. As of December 31, 2009, the named executive officers listed had no unused vacation days.

Death or Disability

In the event of death or disability of an executive officer, in addition to the benefits listed above, the executive officer will also receive payments under the Corporation’s life insurance plan or benefits under the Corporation’s disability plan as appropriate.

In addition to potential payments upon termination available to all employees, the estates for the executive officers listed below would receive the following payments upon death:

	While an
	Active	Subsequent to
Name	Employee	Retirement

Richard J. Barz	$590,000	$295,000
Dennis P. Angner	600,000	300,000
Timothy M. Miller	295,400	147,700
Steven D. Pung	252,400	126,200
Peggy L. Wheeler	220,000	110,000

Change in Control

The Corporation currently does not have a change in control agreement with any of the executive officers; provided, however, pursuant to the Retirement Bonus Plan each participant would become 100% vested in their benefit under the plan if, following a change in control, they voluntarily terminate employment or are terminated without just cause.

Director Compensation

The following table summarizes the Compensation of each non-employee director who served on the Board of Directors during 2009.

			Change in
			Pension Value
			and Non-
	Fees		Qualified
	Earned or		Deferred
	Paid in	Stock	Compensation
	Cash	Awards	Earnings	Total
Name	($)	($)	($)	($)

Jeffrey J. Barnes	$—	$17,900	$(3,564)	$14,336
Sandra L. Caul	10,762	30,063	(69,293)	(28,468)
James Fabiano	—	55,100	(188,982)	(133,882)
G. Charles Hubscher	—	24,200	(12,609)	11,591
Thomas L. Kleinhardt	—	24,500	(37,979)	(13,479)
Ted W. Kortes	20,467	8,933	(1,789)	27,611
Joseph LaFramboise	—	22,350	(3,684)	18,666
David J. Maness	—	44,375	(32,785)	11,590
W. Joseph Manifold	—	27,375	(21,952)	5,423
W. Michael McGuire	—	29,200	(14,910)	14,290
Dianne C. Morey	—	19,050	(22,802)	(3,752)
William J. Strickler	—	49,767	(85,814)	(36,047)
Dale D. Weburg	—	35,775	(44,427)	(8,652)

The Corporation paid a $6,000 retainer plus $1,000 per board meeting to its directors during 2009 and $225 per committee meeting attended.

Pursuant to the Directors’ Plan the directors of the Corporation and its subsidiaries are required to defer at least 25% of their earned board fees. Under the Directors’ Plan, deferred directors’ fees are converted on a quarterly basis into shares of the Corporation’s common stock, based on the fair market value of a share of the Corporation’s common stock at that time. Shares of stock credited to a participant’s account are eligible for cash and stock dividends as payable. Participants deferred $529,740 under the Directors’ Plan in 2009.

Upon a participant’s attainment of age 70, retirement from the Board, or the occurrence of certain other events, the participant is eligible to receive a lump-sum, in-kind distribution of all of the stock that is then credited to his or her account. The plan does not allow for cash settlement. Stock issued under the Directors’ Plan is restricted stock under the Securities Act of 1933, as amended.

The Corporation established a Trust effective as of January 1, 2008 to fund the Directors’ Plan. The Trust is an irrevocable grantor trust to which the Corporation may contribute assets for the limited purpose of funding a nonqualified deferred compensation plan. Although the Corporation may not reach the assets of the Trust for any purpose other than meeting its obligations under the Directors’ Plan, the assets of the Trust remain subject to the claims of the Corporation’s creditors. The Corporation may contribute cash or common stock to the Trust from time to time for the sole purpose of funding the Directors’ Plan. The Trust will use any cash that the Corporation may contribute to purchase shares of the Corporation’s common stock.

The Corporation transferred $557,798 to the Trust in 2009, which held 30,626 shares of the Corporation’s common stock for settlement as of December 31, 2009. As of December 31, 2009, there were 186,279 shares of stock credited to participants’ accounts as adjusted for the 10% stock dividend paid on February 29, 2008, which credits are unfunded as of such date to the extent that they are in excess of the stock and cash that has been credited to the Trust. All amounts are unsecured claims against the Corporation’s general assets. The net cost of this benefit to the Corporation was $139,109 in 2009.

The following table displays the number of equity shares granted pursuant to the terms of the Directors’ Plan as of December 31, 2009:

# of Shares of
Name	Stock Granted

Dennis P Angner	5,009
Jeffrey J. Barnes	1,651
Richard J. Barz	3,700
Sandra L. Caul	15,167
James Fabiano	39,924
G. Charles Hubscher	3,766
Thomas L. Kleinhardt	8,746
Ted W. Kortes	825
Joseph LaFramboise	1,918
David J. Maness	8,767
W. Joseph Manifold	5,750
W. Michael McGuire	4,468
Dianne C. Morey	5,480
William J. Strickler	19,443
Dale D. Weburg	10,580

Compensation and Human Resource Committee Interlocks and Insider Participation

The Compensation and Human Resource Committee of the Corporation is responsible for reviewing and recommending to the Corporation’s Board the compensation of the President and executive officers of the Corporation, benefit plans and the overall percentage increase in salaries. The committee consists of directors Fabiano, Barnes, Caul, Hubscher, Kleinhardt, Kortes, LaFramboise, Maness, Manifold, McGuire, Morey, Strickler, and Weburg.

Indebtedness of and Transactions with Management

Certain directors and officers of the Corporation and members of their families were loan customers of Isabella Bank, or have been directors or officers of corporations, or partners of partnerships which have had transactions with the Bank. In management’s opinion, all such transactions were made in the ordinary course of business and were substantially on the same terms, including collateral and interest rates, as those prevailing at the same time for comparable transactions with customers not related to the Bank. These transactions do not involve more than normal risk of collectability or present other unfavorable features. Total loans to these customers were approximately $4,142,000 as of December 31, 2009. The Corporation addresses transactions with related parties in its ‘Code of Business Conduct and Ethics’ policy. Conflicts of interest are prohibited as a matter of Corporation policy, except under guidelines approved by the Board of Directors or committees of the Board.

Security Ownership of Certain Beneficial Owners and Management

As of March 31, 2010 the Corporation does not have any person who is known to the Corporation to be the beneficial owner of more than 5% of the common stock of the Corporation.

The following table sets forth certain information as of March 31, 2010 as to the common stock of the Corporation owned beneficially by each director and director nominee, by each named executive officer, and by all directors, director nominees and executive officers of the Corporation as a group. The shares to be granted from stock awards are not included in the table below.

	Amount and Nature of Beneficial Ownership
	Sole Voting	Shared Voting	Total	Percentage of
	and Investment	and Investment	Beneficial	Common Stock
Name of Owner	Powers	Powers	Ownership	Outstanding

Dennis P. Angner*	17,782	—	17,782	0.24%
Jeffrey J. Barnes	—	5,439	5,439	0.07%
Richard J. Barz*	19,997	—	19,997	0.27%
Sandra L. Caul	—	10,390	10,390	0.14%
James C. Fabiano	261,387	—	261,387	3.47%
G. Charles Hubscher	26,892	3,283	30,175	0.40%
Thomas L. Kleinhardt	10,065	—	10,065	0.13%
Theodore W. Kortes	—	12,000	12,000	0.16%
Joseph LaFramboise	728	—	728	0.01%
David J. Maness	447	—	447	0.01%
W. Joseph Manifold	565	—	565	0.01%
W. Michael McGuire	231,983	—	231,983	3.08%
Dianne C. Morey	38,647	—	38,647	0.51%
William J. Strickler	76,902	—	76,902	1.02%
Dale D. Weburg	26,711	30,396	57,107	0.76%
Timothy M. Miller	3,301	—	3,301	0.04%
Steven D. Pung	17,102	—	17,102	0.23%
Peggy L. Wheeler	4,270	2,498	6,768	0.09%

All Directors, nominees and Executive Officers as a Group (18 persons)	736,779	64,006	800,785	10.64%

*	Trustees of the ESOP who vote ESOP stock.

Independent Registered Public Accounting Firm

The Audit Committee has appointed Rehmann Robson as the independent auditors of the Corporation for the year ending December 31, 2010.

A representative of Rehmann Robson is expected to be present at the Annual Meeting of Shareholders to respond to appropriate questions from shareholders and to make any comments they believe appropriate.

Fees for Professional Services Provided by Rehmann Robson P.C.

The following table shows the aggregate fees billed by Rehmann Robson for the audit and other services provided to the Corporation for 2009 and 2008.

	2009	2008

Audit fees	$288,810	$238,275
Audit related fees	22,860	52,415
Tax fees	39,784	65,257
Other professional services fees	10,675	15,098

Total	$362,129	$371,045

The audit fees were for performing the integrated audit of the Corporation’s consolidated annual financial statements, and the audit of internal control over financial reporting related to the Federal Deposit Insurance Corporation Improvement Act (2009 only), review of interim quarterly financial statements included in the Corporation’s Forms 10-Q, auditing of the Corporation’s employee benefit plans and services that are normally provided by Rehmann Robson in connection with statutory and regulatory filings or engagements.

The audit related fees are typically for various discussions related to the adoption and interpretation of new accounting pronouncements. During 2008, there were also fees for regulatory filings and procedures related to the acquisition of Greenville Community Financial Corporation.

The tax fees were for the preparation of the Corporation and its subsidiaries’ state and federal tax returns and for consultation with the Corporation on various tax matters. The tax fees for 2008 include fees related to tax consulting for an audit conducted by the State of Michigan for Single Business Tax (SBT), the 2007 Greenville Community Financial Corporation final tax return preparation, and tax consulting related to the joint venture with CT/IBT Title (refer to Note 2 of the Corporation’s consolidated financial statements). During 2009 tax fees also included consulting related to the new State of Michigan Business Tax (MBT).

The Audit Committee has considered whether the services provided by Rehmann Robson, other than the audit fees, are compatible with maintaining Rehmann Robson’s independence and believes that the other services provided are compatible.

Pre-Approval Policies and Procedures

All audit and non-audit services over $5,000 to be performed by Rehmann Robson must be approved in advance by the Audit Committee. As permitted by the SEC’s rules, the Audit Committee has authorized its Chairperson to pre-approve audit, audit-related, tax and non-audit services, provided that such approved service is reported to the full Audit Committee at its next meeting.

As early as practicable in each calendar year, the independent auditor provides to the Audit Committee a schedule of the audit and other services that the independent auditor expects to provide or may provide during the next twelve months. The schedule will be specific as to the nature of the proposed services, the proposed fees, timing, and other details that the Audit Committee may request. The Audit Committee will by resolution authorize or decline the proposed services. Upon approval, this schedule will serve as the budget for fees by specific activity or service for the next twelve months.

A schedule of additional services proposed to be provided by the independent auditor, or proposed revisions to services already approved, along with associated proposed fees, may be presented to the Audit Committee for their consideration and approval at any time. The schedule will be specific as to the nature of the proposed service, the proposed fee, and other details that the Audit Committee may request. The Audit Committee will by resolution authorize or decline authorization for each proposed new service.

Applicable SEC rules and regulations permit waiver of the pre-approval requirements for services other than audit, review or attest services if certain conditions are met. Out of the services characterized above as audit-related, tax and professional services, none were billed pursuant to these provisions in 2009 and 2008 without pre-approval as required under the Corporation’s policies.

Shareholder Proposals

Any proposals which shareholders of the Corporation intend to present at the next annual meeting of the Corporation must be received before December 10, 2010 to be considered for inclusion in the Corporation’s proxy statement and proxy for that meeting. Proposals should be made in accordance with Securities and Exchange Commission Rule 14a-8.

Directors’ Attendance at the Annual Meeting of Shareholders

The Corporation’s directors are encouraged to attend the annual meeting of shareholders. At the 2009 annual meeting, all directors were in attendance.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation’s directors and certain officers and persons who own more than ten percent of the Corporation’s common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of the Corporation’s common stock. These officers, directors, and greater than ten percent shareholders are required by SEC regulation to furnish the Corporation with copies of these reports.

To the Corporation’s knowledge, based solely on review of the copies of such reports furnished to the Corporation, during the year ended December 31, 2009 all Section 16(a) filing requirements were satisfied, with respect to the applicable officers, directors, and greater than 10 percent beneficial owners.

Other Matters

The cost of soliciting proxies will be borne by the Corporation. In addition to solicitation by mail, officers and other employees of the Corporation may solicit proxies by telephone or in person, without compensation other than their regular compensation.

As to Other Business Which May Come Before the Meeting

Management of the Corporation does not intend to bring any other business before the meeting for action. However, if any other business should be presented for action, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their judgment on such business.

By order of the Board of Directors

Debra Campbell, Secretary

Isabella Bank Corporation

Financial Information Index

Page	Description

21	Summary of Selected Financial Data
22	Report of Independent Registered Public Accounting Firm
24	Consolidated Financial Statements
29	Notes to Consolidated Financial Statements
68	Management’s Discussion and Analysis of Financial Condition and Results of Operations
89	Common Stock and Dividend Information
92	Shareholders’ Information

SUMMARY OF SELECTED FINANCIAL DATA

	2009	2008	2007	2006	2005
	(Dollars in thousands except per share data)

INCOME STATEMENT DATA
Total interest income	$58,105	$61,385	$53,972	$44,709	$36,882
Net interest income	38,266	35,779	28,013	24,977	23,909
Provision for loan losses	6,093	9,500	1,211	682	777
Net income	7,800	4,101	7,930	7,001	6,776
BALANCE SHEET DATA
End of year assets	$1,143,944	$1,139,263	$957,282	$910,127	$741,654
Daily average assets	1,127,634	1,113,102	925,631	800,174	700,624
Daily average deposits	786,714	817,041	727,762	639,046	576,091
Daily average loans/net	712,965	708,434	596,739	515,539	459,310
Daily average equity	139,810	143,626	119,246	91,964	74,682
PER SHARE DATA(1)
Earnings per share
Basic	$1.04	$0.55	$1.14	$1.12	$1.14
Diluted	1.01	0.53	1.11	1.09	1.14
Cash dividends	0.70	0.65	0.62	0.58	0.55
Book value (at year end)	18.69	17.89	17.58	16.61	13.44
FINANCIAL RATIOS
Shareholders’ equity to assets (at year end)	12.31%	11.80%	12.86%	12.72%	10.91%
Return on average equity	5.58	2.86	6.65	7.61	9.07
Return on average tangible equity	8.54	4.41	8.54	8.31	9.12
Cash dividend payout to net income	67.40	118.82	54.27	53.92	48.02

Return on average assets	0.69	0.37	0.86	0.87	0.97

	2009				2008
	4th	3rd	2nd	1st	4th	3rd	2nd	1st

Quarterly Operating Results:
Total interest income	$14,411	$14,516	$14,505	$14,673	$15,099	$15,401	$15,359	$15,526
Interest expense	4,657	4,928	5,026	5,228	5,836	6,309	6,379	7,082

Net interest income	9,754	9,588	9,479	9,445	9,263	9,092	8,980	8,444
Provision for loan losses	1,544	1,542	1,535	1,472	5,725	975	1,593	1,207
Noninterest income	2,102	2,566	3,131	2,357	1,130	2,377	1,778	2,517
Noninterest expenses	8,176	7,995	8,468	9,044	8,377	7,430	7,341	7,556
Net income (loss)	2,073	2,197	2,201	1,329	(2,041)	2,524	1,691	1,927
Per Share of Common Stock:(1)
Earnings (loss) per share
Basic	$0.28	$0.29	$0.29	$0.18	$(0.28)	$0.34	$0.23	$0.26
Diluted	0.27	0.28	0.29	0.17	(0.27)	0.33	0.22	0.25
Cash dividends	0.32	0.13	0.13	0.12	0.29	0.12	0.12	0.12
Book value (at quarter end)	18.69	18.97	18.06	18.01	17.89	18.78	18.75	19.07

(1)	Retroactively restated for the 10% stock dividend, paid on February 29, 2008.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Shareholders and Board of Directors
Isabella Bank Corporation
Mt. Pleasant, Michigan

We have audited the accompanying consolidated balance sheets of Isabella Bank Corporation as of December 31, 2009 and 2008, and the related consolidated statements of changes in shareholders’ equity, income, comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2009. We also have audited Isabella Bank Corporation’s internal control over financial reporting as of December 31, 2009, based on criteria established in the Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Isabella Bank Corporation’s management is responsible for these consolidated financial statements, for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express an opinion on these consolidated financial statements and an opinion on the effectiveness of the Isabella Bank Corporation’s internal control over financial reporting, based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement and whether effective internal control over financial reporting was maintained in all material respects. Our audits of the consolidated financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material misstatement exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. We believe that our audits provide a reasonable basis for our opinion.

A corporation’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of consolidated financial statements for external purposes in accordance with generally accepted accounting principles. A corporation’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the corporation; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of consolidated financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the corporation are being made only in accordance with authorizations of management and directors of the corporation; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the corporation’s assets that could have a material effect on the consolidated financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

As described in Note 1 to the consolidated financial statements, effective January 1, 2008 the Corporation adopted ASC Topic 715, Compensation — Retirement Benefits. Also, as described in Notes 17 and 20 to the consolidated financial statements, effective January 1, 2007 the Corporation elected the early adoption of ASC Topic 825, Financial Instruments and ASC Topic 820, Fair Value Measurements and Disclosures, and effective December 31, 2006 changed its method of accounting for defined benefit pension and other postretirement plans in accordance with ASC Topic 715, Compensation — Retirement Benefits.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Isabella Bank Corporation as of December 31, 2009 and 2008, and the consolidated results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

Also, in our opinion Isabella Bank Corporation maintained, in all material respects, effective internal control over financial reporting as of December 31, 2009, based on the criteria established in the Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations (COSO) of the Treadway Commission.

Rehmann Robson, P.C.

Saginaw, Michigan
March 11, 2010

CONSOLIDATED BALANCE SHEETS

	December 31
	2009	2008
	(Dollars in thousands)

ASSETS
Cash and cash equivalents	$22,706	$22,979
Interest bearing balances held in other financial institutions	7,156	575
Trading securities	13,563	21,775
Investment securities available for sale (amortized cost of $258,585 in 2009 and $248,741 in 2008)	259,066	246,455
Mortgage loans available for sale	2,281	898
Net loans
Loans	723,316	735,385
Less allowance for loan losses	12,979	11,982

Total net loans	710,337	723,403
Premises and equipment	23,917	23,231
Corporate-owned life insurance policies	16,782	16,152
Accrued interest receivable	5,832	6,322
Acquisition intangibles and goodwill, net	47,429	47,804
Equity securities without readily determinable fair values	17,921	17,345
Other assets	16,954	12,324

Total assets	$1,143,944	$1,139,263

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Noninterest bearing	$96,875	$97,546
NOW accounts	128,111	113,973
Certificates of deposit and other savings	389,644	422,689
Certificates of deposit over $100,000	188,022	141,422

Total deposits	802,652	775,630
Borrowed funds ($17,804 in 2009 and $23,130 in 2008 at fair value)	193,101	222,350
Accrued interest and other liabilities	7,388	6,807

Total liabilities	1,003,141	1,004,787

Shareholders’ Equity
Common stock — no par value 15,000,000 shares authorized; outstanding — 7,535,193 (including 30,626 shares to be issued) in 2009 and 7,518,856 (including 5,248 shares to be issued) in 2008	133,443	133,602
Shares to be issued for deferred compensation obligations	4,507	4,015
Retained earnings	4,972	2,428
Accumulated other comprehensive loss	(2,119)	(5,569)

Total shareholders’ equity	140,803	134,476

Total liabilities and shareholders’ equity	$1,143,944	$1,139,263

The accompanying notes are an integral part of these consolidated financial statements.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

			Shares to be
			Issued for
	Common Stock		Deferred		Accumulated Other
	Shares	Common	Compensation	Retained	Comprehensive
	Outstanding	Stock	Obligations	Earnings	Loss	Totals
	(Dollars in thousands except per share data)

Balance, January 1, 2007	6,335,861	$111,648	$3,137	$4,451	$(3,487)	$115,749
Cumulative effect to apply ASC Topic 825, net of tax	—	—	—	(1,050)	897	(153)
Comprehensive income	—	—	—	7,930	2,324	10,254
Issuance of common stock	63,233	2,657	—	—	—	2,657
Common stock issued for deferred compensation obligations	8,246	123	(123)	—	—	—
Share-based payment awards under equity compensation plan	—	—	758	—	—	758
Common stock repurchased pursuant to publicly announced repurchase plan	(43,220)	(1,881)	—	—	—	(1,881)
Cash dividends ($0.62 per share)	—	—	—	(4,304)	—	(4,304)

Balance, December 31, 2007	6,364,120	112,547	3,772	7,027	(266)	123,080
Cumulative effect to apply ASC Topic 715, net of tax	—	—	—	(1,571)	—	(1,571)
Comprehensive loss	—	—	—	4,101	(5,303)	(1,202)
Common stock dividends (10)%	687,599	30,256	—	(30,256)	—	—
Regulatory capital transfer	—	(28,000)	—	28,000	—	—
Bank acquisition	514,809	22,652	—	—	—	22,652
Issuance of common stock	73,660	2,476	—	—	—	2,476
Common stock issued for deferred compensation obligations	27,004	360	(360)	—	—	—
Share-based payment awards under equity compensation plan	—	—	603	—	—	603
Common stock purchased for deferred compensation obligations	—	(249)	—			(249)
Common stock repurchased pursuant to publicly announced repurchase plan	(148,336)	(6,440)	—	—	—	(6,440)
Cash dividends ($0.65 per share)	—	—	—	(4,873)	—	(4,873)

Balance, December 31, 2008	7,518,856	133,602	4,015	2,428	(5,569)	134,476
Comprehensive income	—	—	—	7,800	3,450	11,250
Issuance of common stock	126,059	2,664	—	—	—	2,664
Common stock issued for deferred compensation obligations	12,890	331	(185)	—	—	146
Share-based payment awards under equity compensation plan	—	—	677	—	—	677
Common stock purchased for deferred compensation obligations	—	(767)	—	—	—	(767)
Common stock repurchased pursuant to publicly announced repurchase plan	(122,612)	(2,387)		—	—	(2,387)
Cash dividends ($0.70 per share)	—	—	—	(5,256)	—	(5,256)

Balance, December 31, 2009	7,535,193	133,443	4,507	4,972	(2,119)	140,803

The accompanying notes are an integral part of these consolidated financial statements.

CONSOLIDATED STATEMENTS OF INCOME

	Year Ended December 31
	2009	2008	2007
	(Dollars in thousands
	except per share data)

Interest income
Loans, including fees	$47,706	$49,674	$43,808
Investment securities
Taxable	4,712	5,433	3,751
Nontaxable	4,623	4,642	3,657
Trading account securities	687	1,093	2,097
Federal funds sold and other	377	543	659

Total interest income	58,105	61,385	53,972
Interest expense
Deposits	13,588	19,873	22,605
Borrowings	6,251	5,733	3,354

Total interest expense	19,839	25,606	25,959

Net interest income	38,266	35,779	28,013
Provision for loan losses	6,093	9,500	1,211

Net interest income after provision for loan losses	32,173	26,279	26,802
Noninterest income
Service charges and fees	6,913	6,370	5,894
Gain on sale of mortgage loans	886	249	209
Net gain on trading securities	80	245	460
Net gain (loss) on borrowings measured at fair value	289	(641)	(66)
Gain (loss) on sale of investment securities	648	24	(19)
Title insurance revenue (Note 2)	—	234	2,192
Other	1,340	1,321	1,292

Total noninterest income	10,156	7,802	9,962
Noninterest expenses
Compensation and benefits	18,258	16,992	15,618
Occupancy	2,170	2,035	1,766
Furniture and equipment	4,146	3,849	3,297
FDIC insurance premiums	1,730	313	95
Other	7,379	7,515	6,453

Total noninterest expenses	33,683	30,704	27,229
Income before federal income tax expense (benefit)	8,646	3,377	9,535
Federal income tax expense (benefit)	846	(724)	1,605

Net income	$7,800	$4,101	$7,930

Earnings per share
Basic	$1.04	$0.55	$1.14

Diluted	$1.01	$0.53	$1.11

The accompanying notes are an integral part of these consolidated financial statements.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	Year Ended December 31
	2009	2008	2007
	(Dollars in thousands)

Net income	$7,800	$4,101	$7,930

Unrealized holding gains (losses) on available-for-sale securities:
Unrealized gains (losses) arising during the year	3,415	(3,104)	614
Reclassification adjustment for net realized (gains) losses included in net income	(648)	(24)	19

Net unrealized gains (losses)	2,767	(3,128)	633
Tax effect	436	(643)	(216)

Unrealized gains (losses), net of tax	3,203	(3,771)	417

Reduction (increase) of unrecognized pension cost	374	(2,320)	2,890
Tax effect	(127)	788	(983)

Net unrealized gain (loss) on defined benefit pension plan	247	(1,532)	1,907

Other comprehensive income (loss), net of tax	3,450	(5,303)	2,324

Comprehensive income (loss)	$11,250	$(1,202)	$10,254

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31
	2009	2008	2007
	(Dollars in thousands)

Operating activities
Net income	$7,800	$4,101	$7,930
Reconciliation of net income to net cash provided by operations:
Provision for loan losses	6,093	9,500	1,211
Provision for foreclosed asset losses	157	231	109
Depreciation	2,349	2,171	1,960
Amortization and impairment of mortgage servicing rights	683	346	201
Amortization of acquisition intangibles	375	415	278
Net amortization of available-for-sale investment securities	741	356	216
Realized (gain) loss on sale of available-for-sale investment securities	(648)	(24)	19
Unrealized gains on trading securities	(80)	(245)	(460)
Unrealized (gains) losses on borrowings measured at fair value	(289)	641	66
Increase in cash value of corporate owned life insurance policies	(641)	(616)	(432)
Share-based payment awards under equity compensation plan	677	603	758
Deferred income tax (benefit) expense	(641)	(1,812)	301
Net changes in operating assets and liabilities which provided (used) cash, net in 2008 of bank acquisition and joint venture formation:
Trading securities	8,292	8,513	53,235
Mortgage loans available for sale	(1,383)	1,316	520
Accrued interest receivable	490	226	(183)
Other assets	(6,331)	(3,565)	(4,667)
Escrow funds payable	—	(46)	(504)
Accrued interest and other liabilities	581	(1,450)	(171)

Net cash provided by operating activities	18,225	20,661	60,387
Investing activities
Net change in interest-bearing balances held in other financial institutions	(6,581)	882	1,535
Activity in available-for-sale securities
Maturities, calls, and sales	130,580	66,387	54,997
Purchases	(140,517)	(96,168)	(132,115)
Loan principal collections (originations), net	4,437	(42,700)	(24,455)
Proceeds from sales of foreclosed assets	4,145	2,310	662
Purchases of premises and equipment	(3,035)	(2,990)	(3,722)
Bank acquisition, net of cash acquired	—	(9,465)	—
Cash contributed to title company joint venture formation	—	(4,542)	—
Redemption (purchase) of corporate owned life insurance policies	11	(1,560)	—

Net cash used in investing activities	(10,960)	(87,846)	(103,098)
Financing activities
Net increase (decrease) in deposits	27,022	(47,892)	7,633
Net (decrease) increase in other borrowed funds	(28,960)	123,016	34,365
Cash dividends paid on common stock	(5,256)	(4,873)	(4,304)
Proceeds from issuance of common stock	2,479	2,476	2,657
Common stock repurchased	(2,056)	(6,440)	(1,881)
Common stock purchased for deferred compensation obligations	(767)	(249)	—

Net cash (used in) provided by financing activities	(7,538)	66,038	38,470

Decrease in cash and cash equivalents	(273)	(1,147)	(4,241)
Cash and cash equivalents at beginning of year	22,979	24,126	28,367

Cash and cash equivalents at end of year	$22,706	$22,979	$24,126

Supplemental cash flows information:
Interest paid	$20,030	$25,556	$25,872
Federal income taxes paid	2,237	1,155	1,776
Transfer of loans to foreclosed assets	2,536	3,398	1,295

The accompanying notes are an integral part of these consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands except per share amounts)

Note 1 —	Nature of Operations and Summary of Significant Accounting Policies

Basis of Presentation and Consolidation:

The consolidated financial statements include the accounts of Isabella Bank Corporation (the “Corporation”), a financial services holding company, and its wholly owned subsidiaries, Isabella Bank (the “Bank”), Financial Group Information Services, and IB&T Employee Leasing, LLC. All intercompany balances and accounts have been eliminated in consolidation.

Nature of Operations:

Isabella Bank Corporation is a financial services holding company offering a wide array of financial products and services in mid-Michigan. Its banking subsidiary, Isabella Bank, offers banking services through 24 locations, 24-hour banking services locally and nationally through shared automatic teller machines, 24 hour online banking, and direct deposits to businesses, institutions, and individuals. Lending services offered include commercial loans, agricultural loans, residential real estate loans, consumer loans, student loans, and credit cards. Deposit services include interest and noninterest bearing checking accounts, savings accounts, money market accounts, and certificates of deposit. Other related financial products include trust and investment services, safe deposit box rentals, and credit life insurance. Active competition, principally from other commercial banks, savings banks and credit unions, exists in all of the Bank’s principal markets. The Corporation’s results of operations can be significantly affected by changes in interest rates or changes in the local economic environment.

On January 1, 2008, the Corporation acquired 100 percent of Greenville Community Financial Corporation (GCFC). As a result of this acquisition, Greenville Community Bank, a wholly-owned subsidiary of GCFC, merged with and into the Bank (see Note 2 — “Business Combinations and Joint Venture Formation”).

On March 1, 2008, IBT Title and Insurance Agency, Inc. (IBT Title), a wholly owned subsidiary of Isabella Bank Corporation, merged its assets and liabilities with Corporate Title Agency, LLC (“Corporate Title”), a third-party title business based in Traverse City, Michigan, to form CT/IBT Title Agency, LLC. As a result of this transaction, the Corporation became a 50 percent joint venture owner in CT/IBT Title Agency, LLC. The joint venture is accounted for as an equity investment. The purpose of this joint venture was to help IBT Title and Insurance Agency, Inc. expand its service area and to take advantage of economies of scale (see Note 2 — “Business Combinations and Joint Venture Formation”).

Financial Group Information Services provides information technology services to Isabella Bank Corporation and its subsidiaries.

IB&T Employee Leasing provides payroll services, benefit administration, and other human resource services to Isabella Bank Corporation and its subsidiaries.

Use of Estimates:

In preparing consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the consolidated balance sheet and reported amounts of revenues and expenses during the reporting year. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses, the fair value of investment securities, the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans, valuation of goodwill and intangible assets, determinations of assumptions in accounting for the defined benefit pension plan, and other post-retirement liabilities. In connection with the determination of the allowance for loan losses and the carrying value of foreclosed real estate, management obtains independent appraisals for significant properties.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Fair Value Measurements:

Fair value refers to the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants in the market in which the reporting entity transacts such sales or transfers based on the assumptions market participants would use when pricing an asset or liability. Assumptions are developed based on prioritizing information within a fair value hierarchy that gives the highest priority to quoted prices in active markets and the lowest priority to unobservable data, such as the reporting entity’s own data. The Corporation may choose to measure eligible items at fair value at specified election dates. Unrealized gains and losses on items for which the fair value measurement option has been elected are reported in earnings at each subsequent reporting date. The fair value option (i) may be applied instrument by instrument, with certain exceptions, allowing the Corporation to record identical financial assets and liabilities at fair value or by another measurement basis permitted under generally accepted accounting principles, (ii) is irrevocable (unless a new election date occurs) and (iii) is applied only to entire instruments and not to portions of instruments.

For assets and liabilities recorded at fair value, it is the Corporation’s policy to maximize the use of observable inputs and minimize the use of unobservable inputs when developing fair value measurements for those financial instruments for which there is an active market. In cases where the market for a financial asset or liability is not active, the Corporation includes appropriate risk adjustments that market participants would make for nonperformance and liquidity risks when developing fair value measurements. Fair value measurements for assets and liabilities for which limited or no observable market data exists are accordingly based primarily upon estimates, are often calculated based on the economic and competitive environment, the characteristics of the asset or liability and other factors. Therefore, the results cannot be determined with precision and may not be realized in an actual sale or immediate settlement of the asset or liability. Additionally, there may be inherent weaknesses in any calculation technique, and changes in the underlying assumptions used, including discount rates and estimates of future cash flows, could significantly affect the results of current or future values. For a further discussion of Fair Value Measurement, refer to Notes 20 and 21 to the consolidated financial statements.

Significant Group Concentrations of Credit Risk:

Most of the Corporation’s activities conducted are with customers located within the central Michigan area. A significant amount of its outstanding loans are secured by commercial and residential real estate. Other than these types of loans, there is no significant concentration to any other industry or customer.

Cash and Cash Equivalents:

For purposes of the consolidated statements of cash flows, cash and cash equivalents include cash and balances due from banks, federal funds sold, and other deposit accounts, all of which have original maturity dates within ninety days. Generally, federal funds sold are for a one day period. The Corporation maintains deposit accounts in various financial institutions which generally exceed federally insured limits or are not insured.

Interest Bearing Balances Held in Other Financial Institutions:

Interest bearing balances held in other financial institutions consist primarily of certificates of deposit that mature within 3 years and are carried at cost.

Trading Securities:

Securities that are held principally for resale in the near term are recorded in the trading assets account at fair value with changes in fair value recorded in noninterest income. Interest and dividends are included in net interest income.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Available-For-Sale Investment Securities:

Securities classified as “available-for-sale”, other than auction rate money market preferred securities and preferred stock, are recorded at fair value, with unrealized gains and losses, net of the effect of deferred income taxes, excluded from earnings and reported in other comprehensive income. Auction rate money market preferred securities and preferred stock are recorded at fair value, with unrealized gains and losses, considered not other-than-temporary, excluded from earnings and reported in other comprehensive income. Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities.

Investment securities are reviewed quarterly for possible other-than-temporary impairment (OTTI). In determining whether an other than temporary impairment exists for debt securities, management must assert that: (a) it does not have the intent to sell the security; and (b) it is more likely than not it will not have to sell the security before recovery of its cost basis. Declines in the fair value of held-to-maturity and available-for-sale debt securities below their cost that are deemed to be other than temporary are reflected in earnings as realized losses to the extent the impairment is related to credit losses. The amount of the impairment related to other factors is recognized in other comprehensive income.

Loans:

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at their outstanding principal balance adjusted for any charge offs, the allowance for loans losses, and any deferred fees or costs on originated loans. Interest income on loans is accrued over the term of the loan based on the principal amount outstanding. Loan origination fees and certain direct loan origination costs are capitalized and recognized as a component of interest income over the term of the loan using the constant yield method.

The accrual of interest on mortgage and commercial loans is discontinued at the time the loan is 90 days or more past due unless the credit is well-secured and in the process of collection. Credit card loans and other personal loans are typically charged off no later than 180 days past due. Past due status is based on contractual terms of the loan. In all cases, loans are placed on nonaccrual or charged off at an earlier date if collection of principal or interest is considered doubtful.

For loans that are placed on non-accrual status or charged-off, all interest accrued in the current calendar year, but not collected, is reversed against interest income while interest accrued in prior calendar years, but not collected is charged against the allowance for loan losses. The interest on these loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual status. Loans are returned to accrual status when all principal and interest amounts contractually due are brought current and future payments are reasonably assured. For impaired loans not classified as nonaccrual, interest income continues to be accrued over the term of the loan based on the principal amount outstanding.

Allowance for Loan Losses:

The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectibility of the loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

The allowance consists of specific, general and unallocated components. The specific component relates to loans that are classified as either doubtful, substandard or special mention. For such loans that are also analyzed for specific allowance allocations, an allowance is established when the discounted cash flows or collateral value or observable market price of the impaired loan is lower than the carrying value of that loan. The general component

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

covers non-classified loans and is based on historical loss experience. An unallocated component is maintained to cover uncertainties that management believes affect its estimate of probable losses based on qualitative factors. The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the portfolio.

A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstance surrounding the loan and the borrower, including the length of the delay, the reason for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis for commercial and commercial real estate loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, the Corporation does not separately identify individual consumer and residential loans for impairment disclosures.

Loans Held for Sale:

Mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or fair value as determined by aggregating outstanding commitments from investors or current investor yield requirements. Net unrealized losses, if any, are recognized through a valuation allowance by charges to income.

Mortgage loans held for sale are sold with the mortgage servicing rights retained by the Bank. The carrying value of mortgage loans sold is reduced by the cost allocated to the associated mortgage servicing rights. Gains or losses on sales of mortgage loans are recognized based on the difference between the selling price and the carrying value of the related mortgage loans sold.

Transfers of Financial Assets:

Transfers of financial assets, including sold mortgage loans and mortgage loans held for sale, as described above, and participation loans are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is determined to be surrendered when 1) the assets have been legally isolated from the Bank, 2) the transferee obtains the right (free of conditions that constrain it from taking advantage of the right) to pledge or exchange the transferred assets and 3) the Bank does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

Servicing:

Servicing assets are recognized as separate assets when rights are acquired through purchase or through sale of financial assets. The Corporation has no purchased servicing rights. For sales of mortgage loans, a portion of the cost of originating the loan is allocated to the servicing right based on relative fair value. Fair value is based on market prices for comparable mortgage servicing contracts, when available, or alternatively, is based on a valuation model that calculates the present value of estimated future net servicing income. The valuation model incorporates assumptions that market participants would use in estimating future net servicing income, such as the cost to service, the discount rate, the custodial earnings rate, an inflation rate, ancillary income, prepayment speeds and default rates and losses.

Servicing assets are evaluated for impairment based upon the fair value of the rights as compared to amortized cost. Impairment is determined by stratifying rights into tranches based on predominant risk characteristics, such as interest rate, loan type, and investor type. Impairment is recognized through a valuation allowance for an individual

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

tranche, to the extent that fair value is less than the capitalized amount for the tranche. If the Corporation later determines that all or a portion of the impairment no longer exists for a particular tranche, a reduction of the allowance may be recorded as an increase to income. Capitalized servicing rights are reported in other assets and are amortized into non-interest income in proportion to, and over the period of, the estimated future net servicing income of the underlying financial assets.

Servicing fee income is recorded for fees earned for servicing loans for others. The fees are based on a contractual percentage of the outstanding principal; or a fixed amount per loan and are recorded as income when earned. The amortization of mortgage servicing rights is netted against loan servicing fee income, a component of noninterest income.

Loans Acquired Through Transfer:

Authoritative accounting guidance related to acquired loans requires that a valuation allowance for loans acquired in a transfer, including in a business combination, reflect only losses incurred after acquisition, and should not be recorded at acquisition. This standard applies to any loan acquired in a transfer that shows evidence of credit quality deterioration since it was originated. Included in the fair value adjustments of nonintangible net assets acquired from Greenville Community Financial Corporation (GCFC), was a reduction in the allowance for loan losses of $437. The $437 represented the identified impairments in GCFC’s loan portfolio as of December 31, 2007 (see Note 2).

Foreclosed Assets:

Assets acquired through, or in lieu, of loan foreclosure are initially recorded at the lower of the Bank’s carrying amount or fair value less estimated selling costs at the date of transfer, establishing a new cost basis. Any write-downs based on the asset’s fair value at the date of acquisition are charged to the allowance for loan losses. After foreclosure, property held for sale is carried at the lower of the new cost basis or fair value less costs to sell. Impairment losses on property to be held and used are measured at the amount by which the carrying amount of property exceeds its fair value. Costs relating to holding these assets are expensed as incurred. Valuations are periodically performed by management, and any subsequent write-downs are recorded as a charge to operations, if necessary, to reduce the carrying value of a property to the lower of the Bank’s carrying amount or fair value less costs to sell. Foreclosed assets of $1,157 and $2,923 are included in Other Assets on the accompanying consolidated balance sheets at December 31, 2009 and 2008, respectively.

Off-Balance-Sheet Credit Related Financial Instruments:

In the ordinary course of business, the Corporation has entered into commitments to extend credit, including commitments under credit card arrangements, home equity lines of credit, commercial letters of credit, and standby letters of credit. Such financial instruments are recorded only when funded.

Premises and Equipment:

Land is carried at cost. Buildings and equipment are carried at cost, less accumulated depreciation which is computed principally by the straight-line method based upon the estimated useful lives of the related assets, which range from 5 to 30 years. Major improvements are capitalized and appropriately amortized based upon the useful lives of the related assets or the expected terms of the leases, if shorter, using the straight-line method. Maintenance, repairs and minor alterations are charged to current operations as expenditures occur. Management annually reviews these assets to determine whether carrying values have been impaired.

Fdic Insurance Premium:

In 2009, the Bank was required to prepay quarterly FDIC risk-based assessments for the fourth quarter of 2009 and each of the quarters in the years ending December 31, 2010, 2011 and 2012. The assessments for 2010 through 2012, which had a carrying balance of $4,737 as of December 31, 2009, have been recorded as a prepaid asset in the

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

accompanying consolidated balance sheet in Other Assets, and will be expensed on a ratable basis quarterly through December 31, 2012.

Equity Securities Without Readily Determinable Fair Values:

Included in equity securities without readily determinable fair values are restricted securities, which are carried at cost, and investments in nonconsolidated entities accounted for under the equity method of accounting.

Equity securities without readily determinable fair values consist of the following as of December 31:

	2009	2008

Federal Home Loan Bank Stock	$7,960	$7,460
Investment in CT/IBT Title Agency, LLC	6,782	6,905
Federal Reserve Bank Stock	1,879	1,879
Investment in Valley Financial Corporation	1,000	1,000
Other	300	101

Total	$17,921	$17,345

Stock Compensation Plans:

The Corporation’s Deferred Compensation Plan has 216,905 shares to be issued to participants, for which an associated grantor trust (Rabbi Trust) held 30,626 shares. Compensation costs relating to share-based payment transactions are recognized in the consolidated financial statements and the cost is measured based on the fair value of the equity or liability instruments issued. The Corporation has no other share based compensation plans.

Corporate Owned Life Insurance:

The Corporation has purchased life insurance policies on key members of management. In the event of death of one of these individuals, the Corporation would receive a specified cash payment equal to the face value of the policy. Such policies are recorded at their cash surrender value, or the amount that can be realized on the balance sheet dates. Increases in cash surrender value in excess of single premiums paid are reported as Other Noninterest Income.

As of December 31, 2009 and 2008, the present value of the post retirement benefits promised by the Corporation to the covered employees was estimated to be $2,505 and $2,460, respectively. The periodic policy maintenance costs were $45 and $85 for 2009 and 2008, respectively.

Acquisition Intangibles and Goodwill:

Isabella Bank previously acquired branch facilities and related deposits in business combinations accounted for as a purchase. On January 1, 2008, the Corporation acquired Greenville Community Financial Corporation (“GCFC”) resulting in identified core deposit intangibles and goodwill (see Note 2). The acquisition of the branches included amounts related to the valuation of customer deposit relationships (core deposit intangibles). Such core deposit intangibles are included in Other Assets and are being amortized on the straight line basis over nine years. Core deposit intangibles arising from the acquisition of GCFC are being amortized on a 15 year sum-of-year’s digits amortization schedule. Goodwill, which represents the excess of purchase price over identifiable assets, is included in Other Assets and is not amortized but is evaluated for impairment at least annually, or on an interim basis if an event occurs or circumstances change that would more likely than not reduce the fair value of the reporting unit below the carrying value.

Federal Income Taxes:

Deferred income tax assets and liabilities are determined using the liability (or balance sheet) method. Under this method, the net deferred tax assets or liability is determined based on the tax effects of the temporary differences between the book and tax bases on the various balance sheet assets and liabilities and gives current

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

recognition to changes in tax rates and laws. Valuations allowances are established, where necessary, to reduce deferred tax assets to the amount expected to be realized.

Advertising Costs:

Advertising costs are expensed as incurred (see Note 11).

Computation of Earnings Per Share:

Basic earnings per share represents income available to common stockholders divided by the weighted — average number of common shares issued during the period, which includes shares held in the Rabbi Trust controlled by the Corporation (see Note 17). Diluted earnings per share reflects additional common shares that would have been outstanding if dilutive potential common shares had been issued, as well as any adjustments to income that would result from the assumed issuance. Potential common shares that may be issued by the Corporation relate solely to outstanding shares in the Corporation’s Deferred Director fee plan (see Note 17).

Earnings per common share have been computed based on the following:

	2009	2008	2007

Average number of common shares outstanding for basic calculation(1)	7,517,276	7,492,677	6,973,508
Average potential effect of shares in the Deferred Director fee plan(1)(2)	181,319	184,473	197,055

Average number of common shares outstanding used to calculate diluted earnings per common share	7,698,595	7,677,150	7,170,563

Net income	$7,800	$4,101	$7,930

Earnings per share
Basic	$1.04	$0.55	$1.14

Diluted	$1.01	$0.53	$1.11

(1)	As adjusted for the 10% stock dividend paid February 29, 2008

(2)	Exclusive of shares held in the Rabbi Trust

Reclassifications:

Certain amounts reported in the 2008 and 2007 consolidated financial statements have been reclassified to conform with the 2009 presentation.

Recent Accounting Pronouncements:

On July 1, 2009, the Financial Accounting Standards Board (FASB) completed the FASB Accounting Standards Codification, “The FASB Codification”(ASC), as the single source of authoritative U.S. generally accepted accounting principles (GAAP), superseding all then existing authoritative accounting and reporting standards, except for rules and interpretive releases for the SEC under authority of federal securities laws, which are sources of authoritative GAAP for Securities and Exchange Commission registrants. ASC Topic 105 reorganized the authoritative literature comprising GAAP into a topical format. ASC is now the source of authoritative GAAP recognized by the FASB to be applied by all nongovernmental entities. ASC was effective for the Corporation’s interim period ending September 30, 2009. The Codification did not change GAAP and, therefore, did not impact the Corporation’s financial statements. However, since it completely supersedes existing standards, it affected the way authoritative accounting pronouncements are referenced in the financial statements and other disclosure documents. Specifically, all references in this report to new or pending financial reporting standards, where deemed necessary, use the ASC Topic number.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

FASB ASC Topic 320, “Investments — Debt and Equity Securities.” New authoritative accounting guidance under ASC Topic 320, “Investments — Debt and Equity Securities,” (i) changes existing guidance for determining whether an impairment is other than temporary to debt securities and (ii) replaces the existing requirement that the entity’s management assert it has both the intent and ability to hold an impaired security until recovery with a requirement that management assert: (a) it does not have the intent to sell the security; and (b) it is more likely than not it will not have to sell the security before recovery of its cost basis. Under ASC Topic 320, declines in the fair value of held-to-maturity and available-for-sale securities below their cost that are deemed to be other than temporary are reflected in earnings as realized losses to the extent the impairment is related to credit risk. The amount of the impairment related to other risk factors (interest rate and market) is recognized as a component of other comprehensive income. The Corporation adopted the provisions of the new authoritative accounting guidance under ASC Topic 320 during the first quarter of 2009. Adoption of the new guidance did not significantly impact the Corporation’s consolidated financial statements.

FASB ASC Topic 715, “Compensation — Retirement Benefits.” In December 2008, new authoritative guidance under ASC Topic 715, “Compensation — Retirement Benefits” was issued. ASC Topic 715 provides guidance related to an employer’s disclosures about plan assets of defined benefit pension or other post retirement benefit plans. Under ASC Topic 715, disclosures should provide users of financial statements with an understanding of how investment allocation decisions are made, the factors that are pertinent to an understanding of investment policies and strategies, the major categories of plan assets, the inputs and valuation techniques used to measure the fair value of plan assets, the effect of fair value measurements using significant unobservable inputs on changes in plan assets for the period and significant concentrations of risk within plan assets. The disclosures required by ASC Topic 715 are included in the Corporation’s consolidated 2009 financial statements (see Note 17).

FASB ASC Topic 805, “Business Combinations.” On January 1, 2009, new authoritative accounting guidance under ASC Topic 805, “Business Combinations,” became applicable to the Corporation’s accounting for business combinations closing on or after January 1, 2009. ASC Topic 805 applies to all transactions and other events in which one entity obtains control over one or more other businesses. ASC Topic 805 requires an acquirer, upon initially obtaining control of another entity, to recognize the assets, liabilities and any non-controlling interest in the acquiree at fair value as of the acquisition date. Contingent consideration is required to be recognized and measured at fair value on the date of acquisition rather than at a later date when the amount of that consideration may be determinable beyond a reasonable doubt. This fair value approach replaces the cost-allocation process required under previous accounting guidance whereby the cost of an acquisition was allocated to the individual assets acquired and liabilities assumed based on their estimated fair value. ASC Topic 805 requires acquirers to expense acquisition-related costs as incurred rather than allocating such costs to the assets acquired and liabilities assumed, as was the case under prior accounting guidance. Assets acquired and liabilities assumed in a business combination that arise from contingencies are to be recognized at fair value if fair value can be reasonably estimated. If fair value of such an asset or liability cannot be reasonably estimated, the asset or liability would generally be recognized in accordance with ASC Topic 450, “Contingencies.” Under ASC Topic 805, the requirements of ASC Topic 420, “Exit or Disposal Cost Obligations,” would have to be met in order to accrue for a restructuring plan in purchase accounting. Pre-acquisition contingencies are to be recognized at fair value, unless it is a non-contractual contingency that is not likely to materialize, in which case, nothing should be recognized in purchase accounting and, instead, that contingency would be subject to the probable and estimable recognition criteria of ASC Topic 450, “Contingencies.” Such guidance could have a material effect on the Corporation’s accounting for any future business combination.

FASB ASC Topic 810, “Consolidation.” New authoritative accounting guidance under ASC Topic 810, “Consolidation,” amended prior guidance to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. Under ASC Topic 810, a non controlling interest in a subsidiary, which is sometimes referred to as minority interest, is an ownership interest in the consolidated entity that should be reported as a component of equity in the consolidated financial statements. Among other requirements, ASC Topic 810 requires consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the non-controlling interest. It also requires disclosure, on the face of the

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

consolidated income statement, of the amounts of consolidated net income attributable to the parent and to the non controlling interest. The new authoritative accounting guidance under ASC Topic 810 became effective for the Corporation on January 1, 2009 and did not impact the Corporation’s consolidated financial statements.

Further new authoritative accounting guidance under ASC Topic 810 amends prior guidance to change how a company determines when an entity that is insufficiently capitalized or is not controlled through voting (or similar rights) should be consolidated. The determination of whether a company is required to consolidate an entity is based on, among other factors, an entity’s purpose and design and a company’s ability to direct the activities of the entity that most significantly impact the entity’s economic performance. The new authoritative accounting guidance requires additional disclosures about the reporting entity’s involvement with variable-interest entities and any significant changes in risk exposure due to that involvement as well as its affect on the entity’s financial statements. The new authoritative accounting guidance under ASC Topic 810 will be effective January 1, 2010 and is not expected to have a significant impact on the Corporation’s financial statements.

FASB ASC Topic 820, “Fair Value Measurements and Disclosures.” New authoritative accounting guidance under ASC Topic 820,“Fair Value Measurements and Disclosures,” affirms that the objective of fair value when the market for an asset is not active is the price that would be received to sell the asset in an orderly transaction, and clarifies and includes additional factors for determining whether there has been a significant decrease in market activity for an asset when the market for that asset is not active. ASC Topic 820 requires an entity to base its conclusion about whether a transaction was not orderly on the weight of the evidence. The new accounting guidance amended prior guidance to expand certain disclosure requirements. The Corporation adopted the new authoritative accounting guidance under ASC Topic 820 during the first quarter of 2009. Adoption of the new guidance did not significantly impact the Corporation’s financial statements.

Further new authoritative accounting guidance (Accounting Standards Update No. 2009-5) under ASC Topic 820 provides guidance for measuring the fair value of a liability in circumstances in which a quoted price in an active market for the identical liability is not available. In such instances, a reporting entity is required to measure fair value utilizing a valuation technique that uses (i) the quoted price of the identical liability when traded as an asset, (ii) quoted prices for similar liabilities or similar liabilities when traded as assets, or (iii) another valuation technique that is consistent with the existing principles of ASC Topic 820, such as an income approach or market approach. The new authoritative accounting guidance also clarifies that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of the liability. The forgoing new authoritative accounting guidance under ASC Topic 820 was effective for the Corporation’s financial statements beginning October 1, 2009 and did not have a significant impact on the Corporation’s consolidated financial statements (see Note 20- Financial Instruments Recorded at Fair Value).

FASB ASC Topic 825 “Financial Instruments.” New authoritative accounting guidance under ASC Topic 825,“Financial Instruments,” requires an entity to provide disclosures about the fair value of financial instruments in interim financial information and amends prior guidance to require those disclosures in summarized financial information at interim reporting periods. The Corporation implemented the required disclosures in its 2009 quarterly filings.

FASB ASC Topic 855, “Subsequent Events.” In March 2010, ASC Topic 855, “Subsequent Events” was amended by Accounting Standards Update (ASU) No. 2010-09 , “Amendments to Certain Recognition and Disclosure Requirements”, to exclude entities that file or furnishes financial statements with the SEC from disclosing the date through which subsequent events have been evaluated. The new authoritative guidance is effective immediately. Although the Corporation must continue to evaluate subsequent events through the date on which the consolidated financial statements are issued the Corporation is no longer required to disclose the date on which subsequent events have been evaluated.

FASB ASC Topic 860, “Transfers and Servicing.” New authoritative accounting guidance under ASC Topic 860, “Transfers and Servicing,” amends prior accounting guidance to enhance reporting about transfers of financial assets, including securitizations, and where companies have continuing exposure to the risks related to transferred

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

financial assets. The new authoritative accounting guidance eliminates the concept of a “qualifying special-purpose entity” and changes the requirements for derecognizing financial assets. The new authoritative accounting guidance also requires additional disclosures about all continuing involvements with transferred financial assets including information about gains and losses resulting from transfers during the period. The new authoritative accounting guidance under ASC Topic 860 will be effective January 1, 2010 and management is currently evaluating the effects of the implementation of this standard.

Note 2 —	Business Combinations and Joint Venture Formation

Greenville Community Financial Corporation

Effective on the opening of business on January 1, 2008, Isabella Bank Corporation acquired 100 percent of Greenville Community Financial Corporation (GCFC). As a result of this acquisition, Greenville Community Bank, a wholly owned subsidiary of GCFC, merged with and into the Bank. Under the terms of the merger agreement, each share of GCFC common stock was automatically converted into the right to receive 0.6659 shares of Isabella Bank Corporation common stock and $14.70 per share in cash. Exclusive of the effects of the 10% stock dividend paid February 29, 2008, the Corporation issued 514,809 shares of Isabella Bank Corporation common stock valued at $22,652 and paid a total of $11,365 in cash to GCFC shareholders. The total consideration exchanged including the value of the common stock issued, cash paid to shareholders, plus $564 of cash paid for transaction costs resulted in a total purchase price of $34,581. The purchase price was determined using the latest Isabella Bank Corporation stock transaction price known to management as of November 27, 2007, the date of the merger agreement. The acquisition of Greenville has increased the overall market share for Isabella Bank Corporation in furtherance of the Bank’s strategic plan.

The following table summarizes the total purchase price of the transaction as well as adjustments to allocate the purchase price based on the preliminary estimates of fair values of the assets and liabilities of GCFC.

		Fair Value
		Adjustments of
	Greenville	Nonintangible	Fair Value
	January 1,	Net Assets	of Net Assets
	2008	Acquired	Acquired

ASSETS
Cash and cash equivalents	$2,339	$—	$2,339
Federal funds sold	125	—	125
Trading securities	4,979	—	4,979
Securities available for sale	7,007	—	7,007
Loans, net	88,613	(398)	88,215
Bank premises and equipment	2,054	194	2,248
Other assets	2,870	—	2,870

Total assets acquired	107,987	(204)	107,783

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Deposits	90,151	(102)	90,049
Other borrowed funds	5,625	181	5,806
Accrued interest and other liabilities	146	—	146

Total liabilities assumed	95,922	79	96,001

Net assets acquired	$12,065	$(283)	11,782

Core deposit intangible			1,480
Goodwill			21,319

Total consideration paid			$34,581

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The fair value adjustments of tangible net assets acquired are being amortized over two years using the straight line amortization method. The core deposit intangible is being amortized using a 15 year sum-of-the-years’ digits amortization schedule. Goodwill, which is not amortized, is tested for impairment at least annually. As the acquisition was considered a stock transaction, goodwill is not deductible for federal income tax purposes.

The 2009 and 2008 consolidated statements of income include the operating results of GCFC for the entire year.

The unaudited pro forma information presented in the following table has been prepared based on Isabella Bank Corporation’s historical results combined with GCFC. The information has been combined to present the results of operations as if the acquisition had occurred at the beginning of the earliest period presented. The pro forma results are not necessarily indicative of the results which would have actually been attained if the acquisition had been consummated in the past or what may be attained in the future:

Year Ended
December 31 2007

Net interest income	$31,579

Net income	$8,631

Basic earnings per share*	$1.10

*	As adjusted for the 10% stock dividend paid February 29, 2008.

Title Company Joint Venture Formation

On March 1, 2008, IBT Title and Insurance Agency, Inc. (IBT Title), a wholly owned subsidiary of Isabella Bank Corporation, merged its assets and liabilities with Corporate Title Agency, LLC (“Corporate Title”), a third-party title business based in Traverse City, Michigan, to form CT/IBT Title Agency, LLC. As a result of this transaction, the Corporation became a 50 percent joint venture owner in CT/IBT Title Agency, LLC. The purpose of this joint venture is to help IBT Title and Insurance Agency, Inc. expand its service area and to take advantage of economies of scale. As the Corporation is a 50 percent owner of this new entity, revenues and expenses will now be recorded under the equity method and, as such, the Corporation’s share of the net income or loss from the joint venture included in other noninterest income. As of December 31, 2008, the Corporation had a recorded investment of $6,905 in the new entity. The following table summarizes the condensed balance sheet of IBT Title as of March 1,

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

2008. These amounts were excluded from the balance sheet detail of the Corporation and are now included in investment in equity securities without readily determinable fair values.

IBT Title
March 1,
2008

ASSETS
Cash and cash equivalents	$4,542
Premises and equipment	2,352
Other assets, including intangibles of $1,590	2,339

Total assets	9,233

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Escrow funds	$1,866
Other liabilities	194

Total liabilities	2,060
Total equity	7,173

Total liabilities & equity	$9,233

The Corporation’s share of the joint venture’s operating results for the year ended December 31, 2009 and the ten-months ended December 31, 2008 was not significant.

Note 3 —	Trading Securities

Trading securities, at fair value, consist of the following investments at December 31:

	2009	2008

Government-sponsored enterprises	$—	$4,014
States and political subdivisions	9,962	11,556
Corporate	—	160
Mortgage-backed	3,601	6,045

Total	$13,563	$21,775

Note 4 —	Investment Securities

The amortized cost and fair value of investment securities available for sale, with gross unrealized gains and losses, are as follows as of December 31:

	2009
		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value

Government-sponsored enterprises	$19,386	$127	$42	$19,471
States and political subdivisions	150,688	3,632	2,590	151,730
Auction rate money market preferred	3,200	—	227	2,973
Preferred stocks	7,800	—	746	7,054
Mortgage-backed	67,215	638	119	67,734
Collateralized mortgage obligations	10,296	—	192	10,104

Total	$258,585	$4,397	$3,916	$259,066

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	2008
		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value

U.S. Government and federal agencies	$3,999	$84	$—	$4,083
Government-sponsored enterprises	61,919	1,070	1	62,988
States and political subdivisions	148,186	1,808	671	149,323
Corporate market preferred	7,145	—	—	7,145
Auction rate money	11,000	—	5,021	5,979
Mortgage-backed	16,492	445	—	16,937

Total	$248,741	$3,407	$5,693	$246,455

The Corporation had pledged investments in the following amounts as of December 31:

	2009	2008

Pledged for public deposits and for other purposes necessary or required by law	$61,666	$18,000
Pledged to secure repurchase agreements	74,605	64,876

Total	$136,271	$82,876

The amortized cost and fair value of available-for-sale securities by contractual maturity at December 31, 2009 are as follows:

	Amortized	Fair
	Cost	Value

Within 1 year	$7,852	$7,922
Over 1 year through 5 years	61,992	63,414
After 5 years through 10 years	65,292	66,783
Over 10 years	45,938	43,109

	181,074	181,228
Mortgage-backed securities	67,215	67,734
Collateralized mortgage obligations	10,296	10,104

	$258,585	$259,066

Expected maturities may differ from contractual maturities because issuers have the right to call or prepay obligations.

Because of their variable payments, mortgage-backed securities and collateralized mortgage obligations are not reported by a specific maturity group.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

A summary of the activity related to the sale of available-for-sale debt securities is as follows during the years ended December 31:

	2009	2008	2007

Proceeds from sales of securities	$32,204	$6,096	$5,396

Gross realized gains	$648	$24	$12
Gross realized losses	—	—	(31)

Net realized gains (losses)	$648	$24	$(19)

Applicable income tax (expense) benefit	$(220)	$(8)	$6

Information pertaining to available-for-sale securities with gross unrealized losses at December 31 aggregated by investment category and length of time that individual securities have been in continuous loss position, follows:

	December 31, 2009
	Less Than Twelve Months		Over Twelve Months
	Gross		Gross		Total
	Unrealized	Fair	Unrealized	Fair	Unrealized
	Losses	Value	Losses	Value	Losses

Government-sponsored enterprises	$42	$7,960	$—	$—	$42
States and political subdivisions	2,536	11,459	54	2,267	2,590
Auction rate money market preferred	—	—	227	2,973	227
Preferred stocks	—	—	746	3,054	746
Mortgage-backed	119	25,395	—	—	119
Collateralized mortgage obligations	192	10,104	—	—	192

Total	$2,889	$54,918	$1,027	$8,294	$3,916

	December 31, 2008
	Less Than Twelve Months		Over Twelve Months
	Gross		Gross		Total
	Unrealized	Fair	Unrealized	Fair	Unrealized
	Losses	Value	Losses	Value	Losses

Government-sponsored enterprises	$1	$999	$—	$—	$1

States and political subdivisions	620	27,015	51	2,705	671
Auction rate money market preferred	5,021	5,979	—	—	5,021

Total	$5,642	$33,993	$51	$2,705	$5,693

The Corporation has invested $11,000 in auction rate money market preferred investment security instruments, which are classified as available-for-sale securities and reflected at estimated fair value. Due to market concentrations and general uncertainty in credit markets, these investments have become illiquid. As a result of the illiquidity of the markets for these securities, $7,800 converted to preferred stock with debt like characteristics in 2009.

Due to the illiquidity of these securities, the fair values were estimated utilizing a discounted cash flow analysis or other type of valuation adjustment methodology as of December 31, 2009 and 2008. These analyses consider, among other factors, the collateral underlying the security investments, the creditworthiness of the counterparty, the timing of expected future cash flows, estimates of the next time the security is expected to have a successful auction, and the fact that the management asserts that it does not intend to sell the security in an unrealized loss position and it is more likely than not it will not have to sell the securities before recovery of its cost basis. These securities were also compared, when possible, to other securities with similar characteristics.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Due to the lack of marketability of certain investments, management conducted an analysis to determine whether all securities currently in an unrealized loss position, including auction rate money market preferred securities and preferred stocks, should be considered other-than-temporarily-impaired (OTTI). Such analyses included, among other factors, the following criteria:

•	Has the value of the investment declined more than 20% based on a risk and maturity adjusted discount rate?

•	Is the investment credit rating below investment grade?

•	Is it probable that the issuer will be unable to pay the amount when due?

•	Does management assert its ability and intent to hold the security until maturity?

•	Has the duration of the investment been extended by more than 7 years?

Based on the Corporation’s analysis using the above criteria, and the fact that management has asserted that it does not have the intent to sell these securities in an unrealized loss position and that it is more likely than not the Corporation will not have sell the securities before recovery of its loss basis, management does not believe that the values of these or any other securities are other-than-temporarily impaired as of December 31, 2009 or 2008.

Note 5 —	Loans

The Bank grants commercial, agricultural, consumer and residential loans to customers situated primarily in Isabella, Gratiot, Mecosta, Southwestern Midland, Western Saginaw, Montcalm and Southern Clare counties in Michigan. The ability of the borrowers to honor their repayment obligations is often dependent upon the real estate, agricultural, and general economic conditions of this region. Substantially all of the consumer and residential mortgage loans are secured by various items of property, while commercial loans are secured primarily by real estate, business assets and personal guarantees; a portion of loans are unsecured.

A summary of the major classifications of loans is as follows as of December 31:

	2009	2008

Mortgage loans on real estate
Residential 1-4 family	$207,560	$231,705
Commercial	224,176	200,398
Agricultural	38,236	31,656
Construction and land development	13,268	16,571
Second mortgages	34,255	46,103
Equity lines of credit	30,755	25,018

Total mortgage loans	548,250	551,451
Commercial and agricultural loans
Commercial	116,098	124,408
Agricultural production	26,609	26,347

Total commercial and agricultural loans	142,707	150,755
Consumer installment loans	32,359	33,179

Total loans	723,316	735,385
Less: allowance for loan losses	12,979	11,982

Loans, net	$710,337	$723,403

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

A summary of changes in the allowance for loan losses follows:

	Year Ended December 31
	2009	2008	2007

Balance at beginning of year	$11,982	$7,301	$7,605
Allowance of acquired bank	—	822	—
Loans charged off	(6,642)	(6,325)	(2,146)
Recoveries	1,546	684	631
Provision charged to income	6,093	9,500	1,211

Balance at end of year	$12,979	$11,982	$7,301

The following is a summary of information pertaining to impaired loans at December 31:

	2009	2008	2007

Impaired loans with a valuation allowance	$3,757	$7,378	$—
Impaired loans without a valuation allowance	8,897	6,465	4,841

Total impaired loans	$12,654	$13,843	$4,841

Valuation allowance related to impaired loans	$612	$1,413	$—
Total restructured loans	$4,977	$4,550	$685
Total nonaccrual loans	$8,522	$11,175	$4,156
Average investment in impaired loans	$13,249	$9,342	$4,491
Interest income recognized on impaired loans	$340	$171	$55

No additional funds are committed to be advanced in connection with impaired loans.

The following is a summary of loans accruing interest past due 90 days or more at December 31:

	2009	2008	2007

Accruing loans past due 90 days or more	$768	$1,251	$1,185

Note 6 —	Servicing

Residential mortgage loans serviced for others are not included in the accompanying consolidated balance sheets. The unpaid principal balance of mortgages serviced for others was $307,656, $254,495, and $255,839 at December 31, 2009, 2008, and 2007 respectively. The fair value of servicing rights was determined using discount rates ranging from 7.50% to 9.00%, prepayment speeds ranging from 6.00% to 45.72%, depending upon the stratification of the specific right and weighted average default rates ranging from 0.0% to 25.7%. Servicing loans for others generally consists of collecting mortgage payments, maintaining escrow accounts, disbursing payments to investors and taxing authorities, and foreclosure processing.

The following table summarizes the carrying value and changes therein of mortgage servicing rights included in Other Assets as of December 31:

	2009	2008	2007

Balance at beginning of year	$2,105	$2,198	$2,155
Mortgage servicing rights capitalized	4,370	3,079	2,869
Accumulated amortization	(3,706)	(3,016)	(2,785)
Impairment valuation allowance	(149)	(156)	(41)

Balance at end of year	$2,620	$2,105	$2,198

Impairment losses (reversed) recognized	$(7)	$115	$5

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 7 —	Premises and Equipment

A summary of premises and equipment at December 31 follows:

	2009	2008

Land	$4,614	$4,665
Buildings and improvements	20,478	18,653
Furniture and equipment	24,284	23,043

Total	49,376	46,361
Less: Accumulated depreciation	25,459	23,130

Premises and equipment, net	$23,917	$23,231

Depreciation expense amounted to $2,349, $2,171 and $1,960 in 2009, 2008, and 2007, respectively.

Note 8 —	Goodwill and Other Intangible Assets

The change in the carrying amount of goodwill for the year is as follows:

	2009	2008

Balance at January 1	$45,618	$25,889
Goodwill identified in GCFC acquisition (See Note 2)	—	21,319
Reclassification for goodwill contributed to CT/IBT Title Agency, LLC joint venture (See Note 2)	—	(1,590)

Balance at December 31	$45,618	$45,618

Identifiable intangible assets at year end were as follows:

	2009
	Gross		Net
	Intangible	Accumulated	Intangible
	Assets	Amortization	Assets

Core deposit premium resulting from the Greenville acquisition in 2008	$1,480	$358	$1,122
Core deposit premium resulting from previous acquisitions	3,893	3,204	689

Total	$5,373	$3,562	$1,811

	2008
	Gross		Net
	Intangible	Accumulated	Intangible
	Assets	Amortization	Assets

Core deposit premium resulting from the Greenville acquisition in 2008	1,480	$185	$1,295
Core deposit premium resulting from previous acquisitions	3,893	3,002	891

Total	$5,373	$3,187	$2,186

Amortization expense associated with identifiable intangible assets was $375, $415, and $278 in 2009, 2008, and 2007, respectively.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Estimated amortization expense associated with identifiable intangibles for each of the next five years and thereafter is as follows:

Year	Amount

2010	$338
2011	299
2012	261
2013	221
2014	183
Thereafter	509

$1,811

Note 9 —	Deposits

Scheduled maturities of time deposits for the next five years, and thereafter, are as follows:

Year	Amount

2010	$269,257
2011	47,053
2012	53,054
2013	32,959
2014	16,273
Thereafter	2,050

$420,646

Interest expense on time deposits greater than $100 was $5,246 in 2009, $6,525 in 2008, and $6,649 in 2007.

Note 10 —	Borrowed Funds

Borrowed funds consist of the following obligations at December 31:

	2009	2008

Federal Home Loan Bank advances	$127,804	$150,220
Securities sold under agreements to repurchase without stated maturity dates	37,797	42,430
Securities sold under agreements to repurchase with stated maturity dates	20,000	20,000
Federal Reserve Bank discount window advance	7,500	—
Federal Funds purchased	—	9,700

	$193,101	$222,350

The Federal Home Loan Bank borrowings are collateralized by a blanket lien on all qualified 1-to-4 family whole mortgage loans and U.S. government and federal agency securities. Advances are also secured by FHLB stock owned by the Bank.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The maturity and weighted average interest rates of FHLB advances are as follows as of December 31:

	2009		2008
	Amount	Rate	Amount	Rate

Fixed rate advances due 2009	$—	—	$42,215	1.89%
Fixed rate advances due 2010	28,320	4.52%	29,516	4.58%
One year putable advances due 2010	6,000	5.31%	5,000	5.18%
Fixed rate advances due 2011	10,206	3.96%	10,225	3.96%
One year putable advances due 2011	1,000	4.75%	1,000	4.75%
Fixed rate advances due 2012	17,000	2.97%	17,000	4.19%
One year putable advances due 2012	15,000	4.10%	5,000	4.07%
Fixed rate advances due 2013	5,278	4.14%	—	—
One year putable advances due 2013	5,000	3.15%	10,264	3.66%
Fixed rate advances due 2014	15,000	3.63%	5,000	4.38%
Fixed rate advances due 2015	25,000	4.63%	25,000	4.63%

	$127,804	4.11%	$150,220	3.68%

Securities sold under agreements to repurchase are classified as secured borrowings. Securities sold under agreements to repurchase without stated maturity dates generally mature within one to four days from the transaction date. Securities sold under agreements to repurchase are reflected at the amount of cash received in connection with the transaction. The U.S. government agency securities underlying the agreements have a carrying value and a fair value of $74,605 and $64,876 at December 31, 2009 and 2008, respectively. Such securities remain under the control of the Corporation. The Corporation may be required to provide additional collateral based on the fair value of underlying securities.

The maturity and weighted average interest rates of securities sold under agreements to repurchase with stated maturity dates are as follows at December 31:

	2009		2008
	Amount	Rate	Amount	Rate

Repurchase agreements due 2010	$5,000	4.00%	$5,000	4.00%
Repurchase agreements due 2013	5,000	4.51%	5,000	4.51%
Repurchase agreements due 2014	10,000	3.19%	10,000	3.19%

	$20,000	3.72%	$20,000	3.72%

Note 11 —	Other Noninterest Expenses

A summary of expenses included in Other Noninterest Expenses are as follows for the year ended December 31:

	2009	2008	2007

Director fees	$923	$867	$796
Marketing and advertising	833	844	670
Foreclosed asset and collection	831	698	269
Other, not individually significant	4,792	5,106	4,718

	$7,379	$7,515	$6,453

Individual items disclosed represent at least 1% of gross income in any one of the years ended December 31, 2009, 2008 and 2007.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 12 —	Federal Income Taxes

Components of the consolidated provision (benefit) for income taxes are as follows for the year ended December 31:

	2009	2008	2007

Currently payable	$1,487	$1,088	$1,304
Deferred (benefit) expense	(641)	(1,812)	301

Federal income tax expense (benefit)	$846	$(724)	$1,605

The reconciliation of the provision (benefit) for federal income taxes and the amount computed at the federal statutory tax rate of 34% of income before federal income tax (benefit) expense is as follows for the year ended December 31:

	2009	2008	2007

Income taxes at 34% statutory rate	$2,940	$1,148	$3,242
Effect of nontaxable income	(2,265)	(2,088)	(1,782)
Effect of nondeductible expenses	171	216	145

Federal income tax expense (benefit)	$846	$(724)	$1,605

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for federal income tax purposes. Significant components of the Corporation’s deferred tax assets and liabilities, included in other assets in the accompanying consolidated balance sheets, are as follows as of December 31:

	2009	2008

Deferred tax assets
Allowance for loan losses	$3,482	$3,145
Deferred directors’ fees	2,251	1,930
Employee benefit plans	132	80
Core deposit premium and acquisition expenses	310	252
Net unrealized losses on trading securities	23	32
Net unrecognized actuarial loss on pension plan	1,084	1,211
Life insurance death benefit payable	804	804
Other	1,123	860

Total deferred tax assets	9,209	8,314

Deferred tax liabilities
Prepaid pension cost	900	951
Premises and equipment	665	620
Accretion on securities	54	45
Core deposit premium and acquisition expenses	642	506
Net unrealized gains on available-for-sale securities	494	930
Other	435	193

Total deferred tax liabilities	3,190	3,245

Net deferred tax assets	$6,019	$5,069

The Corporation and its subsidiaries are subject to U.S. federal income tax. The Corporation is no longer subject to examination by taxing authorities for years before 2006. There are no material uncertain tax positions

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

requiring recognition in the Company’s consolidated financial statements. The Corporation does not expect the total amount of unrecognized tax benefits to significantly increase in the next twelve months.

The Corporation recognizes interest and/or penalties related to income tax matters in income tax expense. The Corporation does not have any amounts accrued for interest and penalties at December 31, 2009 and is not aware of any claims for such amounts by federal income tax authorities.

Included in other comprehensive income for the year ended December 31, 2009 and 2008 are unrealized gains of $4,048 and unrealized losses of $5,021, respectively, related to auction rate money market securities and preferred stock. For federal income tax purposes, these securities are considered equity investments for which no federal deferred income taxes are expected or recorded.

Note 13 —	Off-Balance-Sheet Activities

Credit-Related Financial Instruments

The Corporation is party to credit related financial instruments with off-balance-sheet risk. These financial instruments are entered into in the normal course of business to meet the financing needs of its customers. These financial instruments, which include commitments to extend credit and standby letters of credit, involve, to varying degrees, elements of credit and interest rate risk in excess of the amounts recognized in the consolidated balance sheets. The contract or notional amounts of these instruments reflect the extent of involvement the Corporation has in a particular class of financial instrument.

	Contract Amount
	2009	2008

Unfunded commitments under lines of credit	$111,711	$106,861
Commercial and standby letters of credit	6,509	6,429
Commitments to grant loans	9,645	10,228

Unfunded commitments under commercial lines of credit, revolving credit home equity lines of credit and overdraft protection agreements are commitments for possible future extensions of credit to existing customers. The commitments for equity lines of credit may expire without being drawn upon. These lines of credit are uncollateralized and usually do not contain a specified maturity date and may not be drawn upon to the total extent to which the Bank is committed. A majority of such commitments are at fixed rates of interest; a portion is unsecured.

Commercial and standby letters of credit are conditional commitments issued by the Corporation to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support private borrowing arrangements, including commercial paper, bond financing, and similar transactions.

These commitments to extend credit and letters of credit mature within one year. The credit risk involved in these transactions is essentially the same as that involved in extending loans to customers. The Corporation evaluates each customer’s credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Corporation upon the extension of credit, is based on management’s credit evaluation of the borrower. While the Corporation considers standby letters of credit to be guarantees, the amount of the liability related to such guarantees on the commitment date is not significant and a liability related to such guarantees is not recorded on the consolidated balance sheets.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The commitments may expire without being drawn upon. Therefore, the total commitment amounts do not necessarily represent future cash requirements. The amount of collateral obtained, if it is deemed necessary by the Bank, is based on management’s credit evaluation of the customer.

The Corporation’s exposure to credit-related loss in the event of nonperformance by the counter parties to the financial instruments for commitments to extend credit and standby letters of credit is represented by the contractual notional amount of those instruments. The Corporation uses the same credit policies in deciding to make these

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

commitments as it does for extending loans to customers. No significant losses are anticipated as a result of these commitments.

Note 14 —	On-Balance Sheet Activities

Derivative Loan Commitments

Mortgage loan commitments are referred to as derivative loan commitments if the loan that will result from exercise of the commitment will be held for sale upon funding. The Corporation enters into commitments to fund residential mortgage loans at specific times in the future, with the intention that these loans will subsequently be sold in the secondary market. A mortgage loan commitment binds the Corporation to lend funds to a potential borrower at a specified interest rate within a specified period of time, generally up to 60 days after inception of the rate lock.

Outstanding derivative loan commitments expose the Corporation to the risk that the price of the loans arising from the exercise of the loan commitment might decline from the inception of the rate lock to funding of the loan due to increases in mortgage interest rates. If interest rates increase, the value of these loan commitments decreases. Conversely, if interest rates decrease, the value of these loan commitments increases. The notional amount of undesignated interest rate lock commitments was $760 and $334 at December 31, 2009 and 2008, respectively.

Forward Loan Sale Commitments

To protect against the price risk inherent in derivative loan commitments, the Corporation utilizes both “mandatory delivery” and “best efforts” forward loan sale commitments to mitigate the risk of potential decreases in the values of loan that would result from the exercise of the derivative loan commitments.

With a “mandatory delivery” contract, the Corporation commits to deliver a certain principal amount of mortgage loans to an investor at a specified price on or before a specified date. If the Corporation fails to deliver the amount of mortgages necessary to fulfill the commitment by the specified date, it is obligated to pay a “pair-off” fee, based on then current market prices, to the investor to compensate the investor for the shortfall.

With a “best efforts” contract, the Corporation commits to deliver an individual mortgage loan of a specified principal amount and quality to an investor if the loan to the underlying borrower closes. Generally, the price the investor will pay the seller for an individual loan is specified prior to the loan being funded (e.g. on the same day the lender commits to lend funds to a potential borrower).

The Corporation expects that these forward loan sale commitments will experience changes in fair value opposite to the change in fair value of derivate loan commitments. The notional amount of undesignated forward loan sale commitments was $3,041 and $1,232 at December 31, 2009 and 2008, respectively.

The fair values of the rate lock loan commitments related to the origination of mortgage loans that will be held for sale and the forward loan sale commitments are deemed insignificant by management and, accordingly, are not recorded in the accompanying consolidated financial statements.

Note 15 —	Commitments and Other Matters

Banking regulations require banks to maintain cash reserve balances in currency or as deposits with the Federal Reserve Bank. At December 31, 2009 and 2008, the reserve balances amounted to $687 and $700, respectively.

Isabella Bank sponsors the IBT Foundation (the “Foundation”), which is a nonprofit entity formed for the purpose of distributing charitable donations to recipient organizations generally located in the communities serviced by Isabella Bank. The Bank periodically makes charitable contributions in the form of cash transfers to the Foundation. The Foundation is administered by members of the Isabella Bank Board of Directors. The assets and transactions of the Foundation are not included in the consolidated financial statements of Isabella Bank Corporation. During 2009, 2008, and 2007, the Corporation contributed $140, $78, and $0 respectively to the Foundation. The assets of the Foundation as of December 31, 2009 and 2008 were $985 and $953, respectively.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Banking regulations limit the transfer of assets in the form of dividends, loans, or advances from the Bank to the Corporation. At December 31, 2009, substantially all of the Bank’s assets were restricted from transfer to the Corporation in the form of loans or advances. Consequently, bank dividends are the principal source of funds for the Corporation. Payment of dividends without regulatory approval is limited to the current years retained net income plus retained net income for the preceding two years, less any required transfers to common stock. At January 1, 2010, the amount available for dividends without regulatory approval was approximately $10,591.

The Bank has obtained approval to borrow up to an additional $13,849 from the Federal Home Loan Bank (FHLB) of Indianapolis, based on the assets currently pledged as collateral. Under the terms of the agreement, the Bank may obtain advances at the stated rate at the time of the borrowings. The Bank has pledged eligible mortgage loans and U.S. Treasury and governmental agencies as collateral for any such borrowings.

Note 16 —	Minimum Regulatory Capital Requirements

The Corporation (on a consolidated basis) and the Bank are subject to various regulatory capital requirements administered by the Federal Reserve Bank and the Federal Deposit Insurance Corporation (The Regulators). Failure to meet minimum capital requirements can initiate mandatory and possibly additional discretionary actions by The Regulators that if undertaken, could have a material effect on the Corporation’s and Bank’s financial statements. Under regulatory capital adequacy guidelines and the regulatory framework for prompt corrective action, the Corporation and the Bank must meet specific capital guidelines that include quantitative measures of their assets, liabilities, capital, and certain off-balance-sheet items, as calculated under regulatory accounting standards. The Bank’s capital amounts and classifications are also subject to qualitative judgments by The Regulators about components, risk weightings, and other factors. Prompt corrective action provisions are not applicable to bank holding companies.

Quantitative measures established by regulation to ensure capital adequacy require the Corporation and the Bank to maintain minimum amounts and ratios (set forth in the following table) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined) and Tier 1 capital to average assets (as defined). Management believes, as of December 31, 2009 and 2008, that the Corporation and the Bank met all capital adequacy requirements to which they are subject.

As of December 31, 2009, the most recent notifications from The Regulators categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, an institution must maintain total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the following tables. There are no conditions or events since the notifications that management believes has changed the Bank’s categories. The Corporation’s and the Bank’s actual capital amounts (in thousands) and ratios are also presented in the table.

					Minimum to be
			Minimum		Well Capitalized
			Capital		Under Prompt Corrective Action
	Actual		Requirement		Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio

December 31, 2009
Total capital to risk weighted assets
Isabella Bank	$93,079	12.9%	$57,713	8.0%	$72,141	10.0%
Consolidated	102,285	14.1	58,213	8.0	N/A	N/A
Tier 1 capital to risk weighted assets
Isabella Bank	84,012	11.6	28,856	4.0	43,285	6.0
Consolidated	93,141	12.8	29,106	4.0	N/A	N/A
Tier 1 capital to average assets
Isabella Bank	84,012	7.8	42,813	4.0	53,516	5.0
Consolidated	93,141	8.6	43,326	4.0	N/A	N/A

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

					Minimum to be
			Minimum		Well Capitalized
			Capital		Under Prompt Corrective Action
	Actual		Requirement		Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio

December 31, 2008
Total capital to risk weighted assets
Isabella Bank	$89,192	12.4%	$57,666	8.0%	$72,082	10.0%
Consolidated	98,867	13.5	58,484	8.0	N/A	N/A
Tier 1 capital to risk weighted assets
Isabella Bank	80,145	11.1	28,833	4.0	43,249	6.0
Consolidated	89,694	12.3	29,242	4.0	N/A	N/A
Tier 1 capital to average assets
Isabella Bank	80,145	7.4	43,069	4.0	53,836	5.0
Consolidated	89,694	8.4	42,603	4.0	N/A	N/A

Note 17 —	Employee Benefit Plans

Defined Benefit Pension Plan

The Corporation has a non-contributory defined benefit pension plan covering substantially all of its employees. In December 2006, the Board of Directors voted to curtail the defined benefit plan effective March 1, 2007. The effect of the curtailment, which was recognized in the first quarter of 2007, suspended the current participant’s accrued benefits as of March 1, 2007 and limited participation in the plan to eligible employees as of December 31, 2006. Due to the curtailment, future salary increases will not be considered and the benefits are based on years of service and the employees’ five highest consecutive years of compensation out of the last ten years of service through March 1, 2007.

The curtailment resulted in a reduction in 2007 of $2,939 in the projected benefit obligation, which served to reduce unrecognized net actuarial loss of $2,939, a component of accumulated other comprehensive loss.

Subsequent to the decision to curtail the defined benefit plan, the Corporation decided to increase the contributions to the Corporation’s 401(k) plan effective January 1, 2007 (see “Other Employee Benefit Plans” on page 69).

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Changes in the projected benefit obligation and plan assets during each year, the funded status of the plan, and the net amount recognized on the Corporation’s consolidated balance sheets using an actuarial measurement date of December 31, are summarized as follows during the years ended December 31:

	2009	2008

Change in benefit obligation
Benefit obligation, January 1	$8,436	$8,206
Interest cost	504	503
Actuarial loss	392	356
Benefits paid, including plan expenses	(435)	(629)

Benefit obligation, December 31	8,897	8,436

Change in plan assets
Fair value of plan assets, January 1	7,669	9,607
Investment return (loss)	1,121	(1,309)
Benefits paid, including plan expenses	(435)	(629)
Fair value of plan assets, December 31	8,355	7,669

Deficiency in funded status at December 31, included in other liabilities on the balance sheets	$(542)	$(767)

Change in accrued pension benefit costs
(Accrued) prepaid benefit cost at January 1	$(767)	$1,401
Net periodic benefit (cost) income for the year	(149)	152
Net change in unrecognized actuarial loss and prior service cost	374	(2,320)

Accrued pension benefit cost at December 31	$(542)	$(767)

Amounts recognized as a component of accumulated other comprehensive loss consist of:

	December 31
	2009	2008	2007

Unrecognized pension cost	$374	$(2,320)	$2,890
Tax effect	(127)	788	(983)

Net	$247	$(1,532)	$1,907

The accumulated benefit obligation was $8,897 and $8,436 at December 31, 2009 and 2008, respectively.

The components of net periodic benefit cost and other pension related amounts recognized in other comprehensive income (loss) are as follows for the years ended December 31:

	2009	2008	2007

Net periodic benefit cost (income)
Service cost on benefits earned for services rendered during the year	$—	$—	$109
Interest cost on projected benefit obligation	503	503	489
Expected return on plan assets	(524)	(659)	(628)
Amortization of unrecognized actuarial net loss	170	4	32

Net periodic benefit cost (income)	$149	$(152)	$2

Accumulated other comprehensive loss at December 31, 2009 includes net unrecognized actuarial losses of $3,190, of which $153 is expected to be amortized into benefit cost during 2010.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Actuarial assumptions used in determining the projected benefit obligation are as follows for the year ended December 31:

	2009	2008	2007

Weighted average discount rate	5.87%	6.10%	6.44%
Expected long-term rate of return	6.00%	7.00%	7.00%

The actual weighted average assumptions used in determining the net periodic pension costs are as follows for the year ended December 31:

	2009	2008	2007

Discount rate	5.87%	6.10%	6.44%
Expected long-term return on plan assets	6.00%	7.00%	7.00%

As a result of the curtailment of the Plan, there is no rate of compensation increase considered in the above assumptions.

The expected long term rate of return is an estimate of anticipated future long term rates of return on plan assets as measured on a market value basis. Factors considered in arriving at this assumption include:

•	Historical longer term rates of return for broad asset classes.

•	Actual past rates of return achieved by the plan.

•	The general mix of assets held by the plan.

•	The stated investment policy for the plan.

The selected rate of return is net of anticipated investment related expenses.

Plan Assets

The Corporation’s overall investment strategy is to conservatively grow the portfolio by investing 40% of the portfolio in equity securities and 60% in fixed income securities. This strategy is designed to generate a long term rate of return of 6.0%. Equity securities primarily consist of the S&P 500 Index with a smaller allocation to the Small Cap and International Index. Fixed income securities are invested in the Bond Market Index. The Plan has appropriate assets invested in short term investments to meet near-term benefit payments.

The asset mix and the sector weighting of the investments are determined by the pension committee, which is comprised of members of management of the Corporation. Consultations are held with a third party investment advisor retained by the Corporation to manage the Plan. The Corporation reviews the performance of the advisor no less than annually.

The fair values of the Corporation’s pension plan assets as of December 31, 2009 by asset category are as follows:

	Fair Value Measurements at
	December 31, 2009
Description	Total	(Level 2)

Asset Category
Short-term investments	$70	$70
Common collective trusts
Fixed income	4,826	4,826
Equity investments	3,459	3,459

	$8,355	$8,355

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following is a description of the valuation methodologies used for assets measured at fair value. There have been no changes in the methodologies used at December 31, 2009 and 2008:

•	Short-term investments: Shares of a money market portfolio, which is valued using amortized cost, which approximates fair value.

•	Common collective trusts: These investments are public investment securities valued using the net asset value (“NAV”) provided by a third party investment advisor. The NAV is quoted on a private market that is not active; however, the unit price is based on underlying investments which are traded on an active market.

The Corporation expects to contribute $47 to the pension plan in 2010.

Estimated future benefit payments are as follows for the next ten years:

Year	Amount

2010	$389
2011	386
2012	405
2013	404
2014	495
Years 2015 - 2019	2,908

The components of projected net periodic benefit cost are as follows for the year ended December 31:

2010

Interest cost on projected benefit obligation	531
Expected return on plan assets	(491)
Amortization of unrecognized actuarial net loss	153

Net periodic benefit cost	$193

Other Employee Benefit Plans

The Corporation maintains a nonqualified supplementary employee retirement plan (SERP) for qualified officers to provide supplemental retirement benefits to each participant. Expenses related to this program for 2009, 2008, and 2007 were $219, $206, and $202, respectively, and are being recognized over the participants’ expected years of service. As a result of curtailing Isabella Bank Corporation’s defined benefit plan in March 2007, the Corporation established an additional SERP to maintain the benefit levels for all employees that were at least forty years old and had at least 15 years of service. The cost to provide this benefit was $124, $128 and $120 for 2009, 2008 and 2007, respectively.

The Corporation maintains a non-leveraged employee stock ownership plan (ESOP) and a profit sharing plan which cover substantially all of its employees. Effective December 31, 2006, the ESOP was frozen to new participants. Contributions to the plans are discretionary and are approved by the Board of Directors and recorded as compensation expense. In 2009 the Board approved a contribution to the ESOP of $50. Expenses related to the plans for 2009, 2008, and 2007 were $50, $0, and $115, respectively. Total allocated shares outstanding related to the ESOP at December 31, 2009, 2008, and 2007 were 271,421, 271,520, and 149,154, respectively, were included in the computation of dividends and earnings per share in each of the respective years and have not been adjusted for the 10% stock dividend paid February 29, 2008.

The Corporation maintains a self-funded medical plan under which the Corporation is responsible for the first $50 per year of claims made by a covered family. Medical claims are subject to a lifetime maximum of $5,000 per covered individual. Expenses are accrued based on estimates of the aggregate liability for claims incurred and the Corporation’s experience. Expenses were $2,155 in 2009, $2,110 in 2008 and $1,804 in 2007.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The Corporation offers dividend reinvestment, and employee and director stock purchase plans. The dividend reinvestment plan allows shareholders to purchase previously unissued Isabella Bank Corporation common shares. The stock purchase plan allows employees and directors to purchase Isabella Bank Corporation common stock through payroll deduction. The number of shares reserved for issuance under these plans are 635,000, with 187,982 shares unissued at December 31, 2009, as adjusted for the 10% stock dividend paid February 29, 2008. During 2009, 2008 and 2007, 126,874 shares were issued for $2,396, 78,994 shares were issued for $2,879 and 63,233 shares were issued for $2,657, respectively, in cash pursuant to these plans, exclusive of the effects of the 10% stock dividend paid February 29, 2008.

401(k) Plan

The Corporation has a 401(k) plan in which substantially all employees are eligible to participate. Employees may contribute up to 50% of their compensation subject to certain limits based on federal tax laws. The Corporation makes a 3.0% safe harbor contribution for all eligible employees and matching contributions equal to 50% of the first 4.0% of an employee’s compensation contributed to the Plan during the year. Employees are 100% vested in the safe harbor contributions and are 0% vested through their first two years of employment and are 100% vested after 6 years of service for matching contributions.

As a result of the curtailment of the defined benefit plan noted above, the Corporation decided to increase the contributions to the Corporation’s 401(k) plan effective January 1, 2007. For the year ended December 31, 2009, 2008 and 2007, expenses attributable to the Plan were $617, $543 and $439 respectively.

Equity Compensation Plan

Pursuant to the terms of the Deferred Compensation Plan for Directors (the “Plan”), directors of the Corporation and its subsidiaries are required to defer at least 25% of their earned board fees to the Plan. The fees are converted to stock units based on the fair market value of a share of common stock as of the relevant valuation date. Stock credited to a participant’s account is eligible for stock and cash dividends as declared. Upon retirement from the board or the occurrence of certain other events, the participant is eligible to receive a lump-sum, in-kind, distribution of all of the stock that is then in his or her account, and any unconverted cash will be converted to and rounded up to whole shares of stock and distributed, as well. The Plan as modified does not allow for cash settlement, and therefore, such share-based payment awards qualify for classification as equity. All authorized but unissued shares of common stock are eligible for issuance under this Plan. The Corporation may also purchase shares of common stock from the open market to meet its obligations under the Plan. As of December 31, 2009 and 2008, the Plan had 186,279 unissued shares valued at $3,530 and 186,766 unissued shares valued at $3,766, respectively, as adjusted for the 10% stock dividend paid on February 29, 2008, pursuant to the antidilution provisions required by the Plan.

On December 17, 2008, the Corporation established a Rabbi Trust effective as of July 1, 2008, to fund the Plan. A Rabbi Trust is an irrevocable grantor trust to which the Corporation may contribute assets for the limited purpose of funding a nonqualified deferred compensation plan. Although the Corporation may not reach the assets of the Rabbi Trust for any purpose other than meeting its obligations under the Plan, the assets of the trust remain subject to the claims of the Corporation’s creditors and are included in the consolidated financial statements. The Corporation may contribute cash or common stock to the trust from time to time for the sole purpose of funding the Plan. The trust will use any cash that the Corporation contributed to purchase shares of the Corporation’s common stock on the open market through the Corporation’s brokerage services department.

As of December 31, 2009, the Trust held 30,626 shares of the Corporation’s common stock for settlement.

Note 18 —	Comprehensive Income (Loss)

Comprehensive income (loss) includes net income as well as unrealized gains and losses, net of tax, on available-for-sale investment securities owned and changes in the funded status of the Corporation’s defined benefit pension plan, which are excluded from net income. Unrealized investment securities gains and losses and changes

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

in the funded status of the pension plan, net of tax, are excluded from net income, and are reflected as a direct charge or credit to shareholders’ equity. Comprehensive income (loss) and the related components are disclosed in the accompanying consolidated statements of comprehensive income for each of the years ended December 31, 2009, 2008, and 2007.

The following is a summary of the components comprising the balance of accumulated other comprehensive loss reported on the consolidated balance sheets as of December 31 (presented net of tax):

	2009	2008

Unrealized losses on available-for-sale investment securities	$(13)	$(3,216)
Unrecognized pension costs	(2,106)	(2,353)

Accumulated other comprehensive loss	$(2,119)	$(5,569)

Note 19 —	Related Party Transactions

In the ordinary course of business, the Bank grants loans to principal officers and directors and their affiliates (including their families and companies in which they have 10% or more ownership). Annual activity consisted of the following:

	2009	2008

Beginning balance	$4,011	$10,461
New loans	5,033	3,488
Repayments	(4,902)	(9,938)

Ending balance	$4,142	$4,011

Total deposits of these principal officers and directors and their affiliates amounted to $7,090 and $8,317 at December 31, 2009 and 2008, respectively. In addition, Isabella Bank Corporation’s Employee Stock Ownership Plan (Note 17) held deposits with the Bank aggregating $219 and $370, respectively, at December 31, 2009 and 2008.

Note 20 —	Financial Instruments Recorded at Fair Value

In February 2007, the FASB issued ASC Topic 825, “Financial Instruments”. ASC Topic 825 expands the use of fair value accounting but does not affect existing standards which require assets or liabilities to be carried at fair value. Under ASC Topic 825, the Corporation may elect to measure many financial instruments and certain other assets and liabilities at fair value (“fair value option” — FVO). The fair value measurement option is not allowed for deposit or withdrawable on demand liabilities. If the use of fair value is elected, any upfront costs and fees related to the instrument must be recognized in earnings and cannot be deferred, e.g., debt issue costs. The fair value election is irrevocable and is generally made on an instrument-by-instrument basis, even if the Corporation has similar instruments that it elects not to measure based on fair value. At the adoption date, unrealized gains and losses on existing items for which fair value has been elected are reported as a cumulative adjustment to beginning retained earnings as of January 1, 2007. Subsequent to the adoption of ASC Topic 825, changes in fair value are recognized in earnings. Although ASC Topic 825 is effective for fiscal years beginning after November 15, 2007 and would have been required to be adopted by the Corporation in the first quarter of fiscal 2008, the Corporation elected to early adopt ASC Topic 825 effective January 1, 2007, the impact of which is detailed in the table below.

As shown in the following table, the Corporation elected to transfer $77,839 of its $213,450 available-for-sale securities investment portfolio to trading status to facilitate more active trading of these securities. In determining which available-for-sale securities to transfer, the Corporation considered interest rates, duration, marketability, and balance sheet management strategies. The securities transferred included obligations of US Government Agencies, variable rate Federal National Mortgage Association and Federal Home Loan Mortgage Corporation mortgage backed securities, taxable municipal bonds, and a limited number of tax exempt bonds.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The Corporation also elected to report $7,256 of long-term, relatively high interest rate, Federal Home Loan Bank advances at their fair value upon the early adoption of ASC Topic 825 to provide a hedge against significant movement in interest rates.

	Balance Sheet	Net Gain / (Loss)	Balance Sheet
	1/1/2007 Prior to	Upon Adoption of	1/1/2007 After
	Adoption of FVO	FVO	Adoption of FVO

Investment securities	$79,198	$(1,359)	$77,839
FHLB borrowings included in other borrowed funds	(7,256)	(232)	(7,488)

Pretax cumulative loss effect of adoption of the fair value option		(1,591)
Increase in deferred tax asset		541
Cumulative loss effect of adoption of the fair value option (charged as a reduction to retained earnings as of January 1, 2007)		$(1,050)

The Corporation utilizes fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures. Securities available-for-sale, trading securities and certain liabilities are recorded at fair value on a recurring basis. Additionally, from time to time, the Corporation may be required to record at fair value other assets on a nonrecurring basis, such as loans held-for-sale, impaired loans, foreclosed assets, mortgage servicing rights and certain other assets and liabilities. These nonrecurring fair value adjustments typically involve the application of lower of cost or market accounting or write-downs of individual assets.

Fair Value Hierarchy

Under fair value measurement and disclosure authoritative guidance, the Corporation groups assets and liabilities at fair value into three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value, based on the prioritization of inputs in the valuation techniques. These levels are:

•	Level 1: Valuation is based upon quoted prices for identical instruments traded in active markets.

•	Level 2: Valuation is based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques for which all significant assumptions are observable in the market.

•	Level 3: Valuation is generated from model-based techniques that use at least one significant assumption not observable in the market. These unobservable assumptions reflect estimates of assumptions that market participants would use in pricing the asset or liability.

The assets or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.

Following is a description of the valuation methodologies and key inputs used to measure financial assets and liabilities recorded at fair value, as well as a description of the methods and significant assumptions used to estimate fair value disclosures for financial instruments not recorded at fair value in their entirety on a recurring basis. For financial assets and liabilities recorded at fair value, the description includes an indication of the level of the fair value hierarchy in which the assets or liabilities are classified

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Investment Securities:

Investment securities are recorded at fair value on a recurring basis. Fair value measurement is based upon quoted prices, if available. If quoted prices are not available, fair values are measured using independent pricing models or other model-based valuation techniques such as the present value of future cash flows, adjusted for the security’s credit rating, prepayment assumptions and other factors such as credit loss and liquidity assumptions. Level 2 securities include U.S. Treasury securities, mortgage-backed securities issued by government-sponsored entities, municipal bonds and corporate debt securities in active markets. Securities classified as Level 3 include securities in less liquid markets, including illiquid markets in some instances, and include auction rate money market preferred securities and preferred stocks.

The Corporation invested $11,000 in auction rate money market preferred investment security instruments, which are classified as available-for-sale securities and reflected at fair value. Due to continuing uncertainty in credit markets, these investments are illiquid. As a result of the illiquidity of the markets for these securities, $7,800 converted to preferred stock with debt like characteristics in 2009.

Due to the illiquidity of these securities, these assets were classified as Level 3 during 2008. The fair values of these securities are estimated utilizing a discounted cash flow analysis or other type of valuation adjustment methodology as of December 31, 2009 and 2008. These analyses consider, among other factors, the collateral underlying the security investments, the creditworthiness of the counterparty, the timing of expected future cash flows, estimates of the next time the security is expected to have a successful auction, and the fact that the management asserts that it does not intend to sell the security in an unrealized loss position and it is more likely than not it will not have to sell the securities before recovery of its cost basis, as further described in Note 4 of Notes to Consolidated Financial Statements.

Mortgage Loans Available-for-Sale:

Loans available for sale are carried at the lower of cost or market value. The fair value of loans held-for-sale is based on what price secondary markets are currently offering for portfolios with similar characteristics. As such, the Corporation classifies loans subjected to nonrecurring fair value adjustments as Level 2 valuation.

Loans:

The Corporation does not record loans at fair value on a recurring basis. However, from time to time, a loan is considered impaired and a specific allowance for loan losses is established. Loans for which it is probable that payment of interest and principal will not be made in accordance with the contractual terms of the loan agreement are considered impaired. Once a loan is identified as individually impaired, management measures the estimated impairment. The fair value of impaired loans is estimated using one of several methods, including collateral value, market value of similar debt, enterprise value, liquidation value and discounted cash flows. Those impaired loans not requiring an allowance represent loans for which the fair value of the expected repayments or collateral exceed the recorded investments in such loans. At December 31, 2009, impaired loans were evaluated based on the fair value of the collateral or based on the net present value of their expected cash flows. Impaired loans where an allowance is established based on the fair value of collateral require classification in the fair value hierarchy. When a current appraised value is not available or management determines the fair value of the collateral is further impaired below the appraised value and there is no observable market price, or the impairment is determined using the net present value of the expected cash flows, the Corporation classifies the impaired loan as nonrecurring Level 3 valuation.

Foreclosed Assets:

Upon transfer from the loan portfolio, foreclosed assets are adjusted to and subsequently carried at the lower of carrying value or fair value less estimated costs to sell. Fair value is based upon independent market prices, appraised values of the collateral or management’s estimation of the value of the collateral and as such, the Corporation classifies foreclosed assets as nonrecurring level 2 valuation. When a current appraisal is not available

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

or management determines the fair value of the collateral is further impaired below the appraised value and there is no observable market price, the Corporation records the foreclosed asset as nonrecurring level 3 valuation.

Equity Securities Without Readily Determinable Fair Values:

The Corporation has investments in equity securities without readily determinable fair values as well as an investment in a joint venture. The assets are individually reviewed for impairment on an annual basis by comparing the carrying value to the estimated fair value. The lack of an independent source to validate fair value estimates, including the impact of future capital calls and transfer restrictions, is an inherent limitation in the valuation process. The Corporation classifies nonmarketable equity securities and its investment in a joint venture subjected to nonrecurring fair value adjustments as Level 3 valuation. During 2009 and 2008, there were no impairments recorded on equity securities without readily determinable fair values.

Mortgage Servicing Rights:

Loan servicing rights are subject to impairment testing. A valuation model, which utilizes a discounted cash flow analysis using interest rates and prepayment speed assumptions currently quoted for comparable instruments and a discount rate determined by management, is used for impairment testing. If the valuation model reflects a value less than the carrying value, mortgage servicing rights are adjusted to fair value through a valuation allowance as determined by the model. As such, the Corporation classifies loan servicing rights subjected to nonrecurring fair value adjustments as Level 2 valuation.

Acquisition Intangibles and Goodwill:

Intangible assets are subject to impairment testing. A projected cash flow valuation method is used in the completion of impairment testing. This valuation method requires a significant degree of management judgment. In the event the projected undiscounted net operating cash flows are less than the carrying value, the asset is recorded at fair value as determined by the valuation model. If the testing resulted in impairment, the Corporation would classify goodwill and other intangible assets subjected to nonrecurring fair value adjustments as Level 3 valuation. During 2009 and 2008, there were no impairments recorded on goodwill and other acquisition intangible assets.

Other Borrowed Funds:

The Corporation has elected to measure a portion of other borrowed funds at their fair value. These borrowings are recorded at fair value on a recurring basis, with the fair value measurement estimated using discounted cash flow analysis based on the Corporation’s current incremental borrowings rates for similar types of borrowing arrangements. Changes in the fair value of these borrowings are included in noninterest income. As such, the Corporation classifies other borrowed funds as Level 2 valuation.

The preceding methods described may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. Furthermore, although the Company believes its valuation methods are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different fair value measurement at the reporting date.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The table below represents the activity in Level 3 inputs measured on a recurring basis for the year ended December 31:

	2009	2008

Level 3 inputs — January 1	$5,021	$—
Transfers of securities into level 3 due to changes in the observability of significant inputs (illiquid markets)	—	11,000
Net unrealized gains (losses) on available-for-sale investment securities	5,006	(5,979)

Level 3 inputs — December 31	$10,027	$5,021

The tables below present the recorded amount of assets and liabilities measured at fair value on December 31:

	2009			2008
Description	Total	(Level 2)	(Level 3)	Total	(Level 2)	(Level 3)

Recurring Items
Trading securities
Government-sponsored enterprises	$—	$—	$—	$4,014	$4,014	$—
States and political subdivisions	9,962	9,962	—	11,556	11,556	—
Corporate	—	—	—	160	160	—
Mortgage-backed	3,601	3,601	—	6,045	6,045	—

Total trading securities	13,563	13,563	—	21,775	21,775	—

Available-for-sale investment securities
U.S. Government and federal agencies	—	—	—	4,083	4,083	—
Government-sponsored enterprises	19,471	19,471	—	62,988	62,988	—
States and political sub divisions	151,730	151,730	—	149,323	149,323	—
Corporate	—	—	—	7,145	7,145	—
Auction rate money market preferred	2,973	—	2,973	5,979	—	5,979
Preferred stock	7,054	—	7,054	—	—	—
Mortgage-backed	67,734	67,734	—	16,937	16,937	—
Collateralized mortgage obligations	10,104	10,104	—	—	—	—

Total available-for-sale investment securities	259,066	249,039	10,027	246,455	240,476	5,979
Mortgage loans available for sale	2,281	2,281	—	898	898	—
Borrowed funds	17,804	17,804	—	23,130	23,130	—
Nonrecurring Items
Impaired loans	12,654	—	12,654	13,843	—	13,843
Mortgage servicing rights	2,620	2,620	—	2,105	2,105	—
Foreclosed assets	1,157	1,157	—	2,923	2,923	—

	$309,145	$286,464	$22,681	$311,129	$291,307	$19,822

Percent of assets and liabilities measured at fair value		92.66%	7.34%		93.63%	6.37%

In certain previous Form 10-Q and Form 10-K filings the Corporation disclosed that a portion of trading securities, available-for-sale investment securities and other borrowed funds were measured at Level 1 and at Level 3. The Corporation recently determined that documentation provided to the Corporation by its third party securities pricing vendor more closely reflects a Level 2 categorization than Level 1 and Level 3 as previously reported. No significant measurement methodology changes have been made by the Corporation’s securities pricing vendor. As a result, $10,175 of trading securities, $89,507 of available-for-sale investment securities and $23,130 of other borrowed funds were reclassified from Level 1 to Level 2 classification as of December 31, 2008.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Furthermore, $14,370 of available-for-sale investment securities were reclassified from Level 3 to Level 2 classification as of December 31, 2008

The changes in fair value of assets and liabilities recorded at fair value through earnings on a recurring basis and changes in assets and liabilities recorded at fair value on a nonrecurring basis, for which impairment was recognized in the years ended December 31, 2009 and 2008, are summarized as follows:

	2009			2008
	Trading			Trading
	Gains and	Other Gains		Gains and	Other Gains
Description	(Losses)	and (Losses)	Total	(Losses)	and (Losses)	Total

Recurring Items
Trading securities	$80	$—	$80	$245	$—	$245
Other borrowed funds	—	289	289	—	(641)	(641)
Nonrecurring Items
Impaired loans	—	—	—	—	(71)	(71)
Mortgage servicing rights	—	7	7	—	(115)	(115)
Foreclosed assets	—	(157)	(157)	—	(231)	(231)

			$219			$(813)

During 2008, primarily as a result of declines in the rates offered on new residential mortgage loans, the Corporation recorded impairment charges of $115 related to the carrying value of its mortgage servicing rights, in accordance with authoritative guidance related to mortgage servicing assets. This decline in offering rates decreased the expected lives of the loans serviced and in turn decreased the value of the serving rights.

The impairment charges to foreclosed assets were the result of the real estate held declining in value subsequent to the properties being transferred to other real estate.

The activity in the trading portfolio of investment securities was as follows for the years ended December 31:

	2009	2008

Purchases	$—	$11,010
Sales, calls, and maturities	(8,292)	(14,544)
Net change in fair market value	80	245

Total	$(8,212)	$(3,289)

The net gain on trading securities represents mark-to-market adjustments. Included in the net trading gains of $80 during 2009, was $38 of net trading gains on securities that were held in the Corporation’s trading portfolio as of December 31, 2009.

The activity in borrowings carried at fair value was as follows for years ended December 31, 2009 and 2008:

	2009	2008

Issuances	$—	$15,000
Sales, calls, and maturities	(5,037)	(34)
Net change in fair value	(289)	641

Total	$(5,326)	$15,607

Note 21 —	Fair Values of Financial Instruments

The fair value of a financial instrument is the current amount that would be exchanged between willing parties, other than in a forced liquidation. Fair value is best determined based upon quoted market prices. However, in many

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

instances, there are no quoted market prices for the Corporation’s various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the estimated amounts provided herein do not necessarily indicate amounts which could be realized in a current exchange. Furthermore, as the Corporation typically holds the majority of its financial instruments until maturity, it does not expect to realize all of the estimated amounts disclosed. The disclosures also do not include estimated fair value amounts for items which are not defined as financial instruments, but which have significant value. These include such items as core deposit intangibles, the future earnings of significant customer relationships and the value of other fee generating businesses. The Corporation believes the imprecision of an estimate could be significant.

The following methods and assumptions were used by the Corporation in estimating fair value disclosures for financial instruments.

Cash and cash equivalents:

The carrying amounts of cash and short-term instrument, including Federal funds sold, approximate fair values.

Interest bearing balances held in other financial institutions:

Interest bearing balances held in other financial institutions include certificates of deposit and other short term interest bearing balances that mature within 3 years. The fair values of these instruments approximate the carrying amounts.

Investment securities:

Investment securities are recorded at fair value on a recurring basis. Fair value measurement is based upon quoted prices, if available. If quoted prices are not available, fair values are measured using independent pricing models or other model-based valuation techniques such as the present value of future cash flows, adjusted for the security’s credit rating, prepayment assumptions and other factors such as credit loss and liquidity assumptions.

Mortgage loans available for sale:

Fair values of mortgage loans available for sale are based on commitments on hand from investors or prevailing market prices.

Loans:

For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. Fair values for other loans (e.g. , real estate mortgage, agricultural, commercial, and installment) are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. The resulting amounts are adjusted to estimate the effect of declines, if any, in the credit quality of borrowers since the loans were originated. Fair values for non-performing loans are estimated using discounted cash flow analyses or underlying collateral values, where applicable.

Mortgage servicing rights:

The carrying amounts for mortgage servicing rights are reported in the consolidated balance sheets under “Other Assets”. Fair value is determined using prices for similar assets with similar characteristics when applicable, or based upon discounted cash flow analyses.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Deposits:

Demand, savings, and money market deposits are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). Fair values for variable rate certificates of deposit approximate their recorded carrying value. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

Short-term borrowings:

The carrying amounts of federal funds purchased, borrowings under repurchase agreements, and other short-term borrowings maturing within ninety days approximate their fair values. Fair values of other short-term borrowings are estimated using discounted cash flow analyses based on the Corporation’s current incremental borrowing rates for similar types of borrowings arrangements.

Borrowings:

The carrying amounts of federal funds purchased, borrowings under repurchase agreements, and other short-term borrowings maturing within ninety days approximate their fair values. The fair values of the Corporation’s other borrowings are estimated using discounted cash flow analyses based on the Corporation’s current incremental borrowing arrangements.

Accrued interest:

The carrying amounts of accrued interest approximate fair value.

Derivative financial instruments:

Fair values for derivative loan commitments and forward loan sale commitments are based on fair values of the underlying mortgage loans and the probability of such commitments being exercised.

Commitments to extend credit, standby letters of credit and undisbursed loans:

Fair values for off-balance-sheet lending commitments are based on fees currently charged to enter into similar agreements, taking into consideration the remaining terms of the agreements and the counterparties’ credit standings. The Corporation does not charge fees for lending commitments; thus it is not practicable to estimate the fair value of these instruments.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following sets forth the estimated fair value and recorded carrying values of the Corporation’s financial instruments as of December 31:

	2009		2008
	Estimated	Carrying	Estimated	Carrying
	Fair Value	Value	Fair Value	Value

ASSETS
Cash and demand deposits due from banks	$22,706	$22,706	$22,979	$22,979
Interest bearing balances held in other financial institutions	7,156	7,156	575	575
Trading securities	13,563	13,563	21,775	21,775
Investment securities available for sale	259,066	259,066	246,455	246,455
Mortgage loans available for sale	2,294	2,281	905	898
Net loans	719,604	710,337	743,110	723,403
Accrued interest receivable	5,832	5,832	6,322	6,322
Mortgage servicing rights	2,620	2,620	2,105	2,105
Foreclosed assets	1,157	1,157	2,923	2,923

LIABILITIES
Deposits with no stated maturities	382,006	382,006	394,042	394,042
Deposits with stated maturities	424,048	420,646	387,291	381,588
Borrowed funds	195,179	193,101	230,130	222,350
Accrued interest payable	1,143	1,143	1,334	1,334

Note 22 —	Parent Company Only Financial Information

Condensed Balance Sheets

	December 31
	2009	2008

ASSETS
Cash on deposit at subsidiary Bank	$172	$1,144
Securities available for sale	2,073	2,140
Investments in subsidiaries	89,405	82,673
Premises and equipment	2,346	2,043
Other assets	53,644	52,096

Total Assets	$147,640	$140,096

LIABILITIES AND SHAREHOLDERS’ EQUITY
Other liabilities	$6,837	$5,620
Shareholders’ equity	140,803	134,476

Total Liabilities and Shareholders’ Equity	$147,640	$140,096

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Condensed Statements of Income

	Year Ended December 31
	2009	2008	2007

Income
Dividends from subsidiaries	$6,100	$5,800	$15,975
Interest income	77	88	177
Management fee and other	993	1,011	1,517

Total income	7,170	6,899	17,669
Expenses	3,907	3,989	3,890

Income before income tax benefit and equity in undistributed earnings of subsidiaries	3,263	2,910	13,779
Federal income tax benefit	976	905	773

	4,239	3,815	14,552
Undistributed earnings (distributions in excess of earnings) of subsidiaries	3,561	286	(6,622)

Net income	$7,800	$4,101	$7,930

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Condensed Statements of Cash Flows

	Year Ended December 31
	2009	2008	2007

Operating Activities
Net income	$7,800	$4,101	$7,930
Adjustments to reconcile net income to cash provided by operations
Undistributed earnings of subsidiaries	(3,561)	(286)	6,622
Share based payment awards	677	603	758
Depreciation	163	294	592
Net amortization of investment securities	6	5	4
Deferred income tax (benefit) expense	(570)	162	(165)
Changes in operating assets and liabilities which provided (used) cash
Interest receivable	—	1	(2)
Other assets	(748)	(817)	(776)
Accrued interest and other expenses	517	583	(389)

Net Cash Provided by Operating Activities	4,284	4,646	14,574
Investing Activities
Activity in available-for-sale securities
Maturities, calls, and sales	110	110	595
Purchases	—	—	(266)
(Purchases) sales of equipment and premises	(466)	1,300	(1,135)
Advances to subsidiaries	—	(11,927)	(50)

Net Cash Used in Investing Activities	(356)	(10,517)	(856)
Financing Activities
Net increase in other borrowed funds	700	1,836	—
Cash dividends paid on common stock	(5,256)	(4,873)	(4,304)
Proceeds from the issuance of common stock	2,479	2,476	2,657
Common stock repurchased	(2,056)	(6,440)	(1,881)
Common stock purchased for deferred compensation obligations	(767)	(249)	—

Net Cash Used in Financing Activities	(4,900)	(7,250)	(3,528)

(Decrease) Increase in Cash and Cash Equivalents	(972)	(13,121)	10,190
Cash and cash equivelants at beginning of year	1,144	14,265	4,075

Cash and Cash Equivalents at End of Year	$172	$1,144	$14,265

Note 23 —	Operating Segments

The Corporation’s reportable segments are based on legal entities that account for at least 10 percent of net operating results. Retail banking operations for 2009, 2008, and 2007 represent approximately 90% or greater of the Corporation’s total assets and operating results. As such, no additional segment information is presented.

Management’s Discussion and Analysis of Financial Condition and Results of Opearations

ISABELLA BANK CORPORATION FINANCIAL REVIEW
(All dollars in thousands)

The following is management’s discussion and analysis of the financial condition and results of operations for Isabella Bank Corporation (the “Corporation”). This discussion and analysis is intended to provide a better understanding of the consolidated financial statements and statistical data included elsewhere in the Annual Report. The Corporation’s acquisition of Greenville Community Financial Corporation in January 2008 was accounted for as a purchase transaction, and as such, the related results of operations are included from the date of acquisition. See “Note 2 — Business Combinations and Joint Venture Formation” in the accompanying Notes to Consolidated Financial Statements included elsewhere in the report.

The current recession, which began in 2008, continued to negatively impact the Corporation’s overall profitability throughout 2009 as historically high delinquencies and nonaccrual loans have translated into high levels of net loans charged off and foreclosed asset and collection related expenses. Although nonperforming loans remain at historically high levels, they have declined $3,136 from last year. This improvement, coupled with a decline in net loans charged off, enabled the Corporation to reduce its provision for loan losses in 2009. The reduction in the provision for loan losses along with an increased net yield on interest earning assets (on a fully tax equivalent basis) resulted in net income of $7,800 for 2009, as compared to $4,101 for 2008. For further detailed discussion and analysis, see below.

The Corporation has not received any notices of regulatory actions as of December 31, 2009.

Critical Accounting Policies:

The Corporation’s significant accounting policies are set forth in Note 1 of the Consolidated Financial Statements. Of these significant accounting policies, the Corporation considers its policies regarding the allowance for loan losses, acquisition intangibles, and the determination of the fair value of investment securities to be its most critical accounting policies.

The allowance for loan losses requires management’s most subjective and complex judgment. Changes in economic conditions can have a significant impact on the allowance for loan losses and, therefore, the provision for loan losses and results of operations. The Corporation has developed appropriate policies and procedures for assessing the adequacy of the allowance for loan losses, recognizing that this process requires a number of assumptions and estimates with respect to its loan portfolio. The Corporation’s assessments may be impacted in future periods by changes in economic conditions, and the discovery of information with respect to borrowers which is not known to management at the time of the issuance of the consolidated financial statements. For additional discussion concerning the Corporation’s allowance for loan losses and related matters, see the Provision for Loan Losses discussion below.

United States generally accepted accounting principles require that the Corporation determine the fair value of the assets and liabilities of an acquired entity, and record their fair value on the date of acquisition. The Corporation employs a variety of measures in the determination of the fair value, including the use of discounted cash flow analysis, market appraisals, and projected future revenue streams. For certain items that management believes it has the appropriate expertise to determine the fair value, management may choose to use its own calculations of the value. In other cases, where the value is not easily determined, the Corporation consults with outside parties to determine the fair value of the identified asset or liability. Once valuations have been adjusted, the net difference between the price paid for the acquired entity and the value of its balance sheet, including identifiable intangibles, is recorded as goodwill. This goodwill is not amortized, but is tested for impairment on at least an annual basis.

The Corporation currently has both available-for-sale and trading investment securities that are carried at fair value. Changes in the fair value of available-for-sale investment securities are included as a component of other comprehensive income, while declines in the fair value of these securities below their cost that are other than temporary are reflected as realized losses. The change in value of trading investment securities is included in current earnings. Management evaluates securities for indications of losses that are considered other-than-temporary, if any, on a regular basis.

The market values for available-for-sale and trading investment securities are typically obtained from outside sources and applied to individual securities within the portfolio. The fair values of investment securities with illiquid markets are estimated by management utilizing a discounted cash flow analysis or other type of valuation adjustment methodology. These securities are also compared, when possible, to other securities with similar characteristics.

DISTRIBUTION OF ASSETS, LIABILITIES, AND SHAREHOLDERS’ EQUITY
INTEREST RATE AND INTEREST DIFFERENTIAL

The following schedules present the daily average amount outstanding for each major category of interest earning assets, nonearning assets, interest bearing liabilities, and noninterest bearing liabilities for the last three years. This schedule also presents an analysis of interest income and interest expense for the periods indicated. All interest income is reported on a fully taxable equivalent (FTE) basis using a 34% federal income tax rate. Nonaccruing loans, for the purpose of the following computations, are included in the average loan amounts outstanding. Federal Reserve and Federal Home Loan Bank Equity holdings which are restricted are included in Other Assets.

	Year Ended
	December 31, 2009			December 31, 2008			December 31, 2007
		Tax	Average		Tax	Average		Tax	Average
	Average	Equivalent	Yield/	Average	Equivalent	Yield/	Average	Equivalent	Yield/
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate

INTEREST EARNING ASSETS:
Loans	$725,299	$47,706	6.58%	$717,040	$49,674	6.93%	$604,342	$43,808	7.25%
Taxable investment securities	119,063	4,712	3.96%	108,919	5,433	4.99%	68,398	3,751	5.48%
Nontaxable investment securities	121,676	7,217	5.93%	121,220	7,218	5.95%	96,789	5,726	5.92%
Trading account securities	17,279	856	4.95%	26,618	1,305	4.90%	50,904	2,298	4.51%
Federal funds sold	842	1	0.12%	5,198	110	2.12%	6,758	342	5.06%
Other	27,433	376	1.37%	17,600	433	2.46%	7,143	317	4.44%

Total earning assets	1,011,592	60,868	6.02%	996,595	64,173	6.44%	834,334	56,242	6.74%
NON EARNING ASSETS:
Allowance for loan losses	(12,334)			(8,606)			(7,603)
Cash and due from banks	18,190			18,582			20,588
Premises and equipment	23,810			22,905			21,507
Accrued income and other assets	86,376			83,626			56,805

Total assets	$1,127,634			$1,113,102			$925,631

INTEREST BEARING LIABILITIES:
Interest bearing demand deposits	$116,412	146	0.13%	$114,889	813	0.71%	$109,370	1,880	1.72%
Savings deposits	177,538	399	0.22%	213,410	2,439	1.14%	188,323	4,232	2.25%
Time deposits	398,356	13,043	3.27%	393,190	16,621	4.23%	349,941	16,493	4.71%
Borrowed funds	193,922	6,251	3.22%	145,802	5,733	3.93%	68,586	3,354	4.89%

Total interest bearing liabilities	886,228	19,839	2.24%	867,291	25,606	2.95%	716,220	25,959	3.62%
NONINTEREST BEARING LIABILITIES:
Demand deposits	94,408			95,552			80,128
Other	7,188			6,633			10,037
Shareholders’ equity	139,810			143,626			119,246

Total liabilities and equity	$1,127,634			$1,113,102			$925,631

Net interest income (FTE)		$41,029			$38,567			$30,283

Net yield on interest earning assets (FTE)			4.06%			3.87%			3.63%

Net Interest Income

The Corporation derives the majority of its gross income from interest earned on loans and investments, while its most significant expense is the interest cost incurred for funds used. Net interest income is the amount by which interest income on earning assets exceeds the interest cost of deposits and borrowings. Net interest income is influenced by changes in the balance and mix of assets and liabilities and market interest rates. Management exerts some control over these factors; however, Federal Reserve monetary policy and competition have a significant impact. Interest income includes loan fees of $1,963, in 2009, $1,808 in 2008, and $1,330 in 2007. For analytical purposes, net interest income is adjusted to a “taxable equivalent” basis by adding the income tax savings from interest on tax-exempt loans and securities, thus making year-to-year comparisons more meaningful.

VOLUME AND RATE VARIANCE ANALYSIS

The following table details the dollar amount of changes in FTE net interest income for each major category of interest earning assets and interest bearing liabilities and the amount of change attributable to changes in average balances (volume) or average rates. The change in interest due to both volume and rate has been allocated to volume and rate changes in proportion to the relationship of the absolute dollar amounts of the change in each.

	2009 Compared to 2008			2008 Compared to 2007
	Increase (Decrease) Due to			Increase (Decrease) Due to
	Volume	Rate	Net	Volume	Rate	Net

CHANGES IN INTEREST INCOME:
Loans	$567	$(2,535)	$(1,968)	$7,877	$(2,011)	$5,866
Taxable investment securities	474	(1,195)	(721)	2,048	(366)	1,682
Nontaxable investment securities	27	(28)	(1)	1,454	38	1,492
Trading account securities	(463)	14	(449)	(1,176)	183	(993)
Federal funds sold	(51)	(58)	(109)	(66)	(166)	(232)
Other	182	(239)	(57)	306	(190)	116

Total changes in interest income	736	(4,041)	(3,305)	10,443	(2,512)	7,931
CHANGES IN INTEREST EXPENSE:
Interest bearing demand deposits	11	(678)	(667)	90	(1,157)	(1,067)
Savings deposits	(353)	(1,687)	(2,040)	505	(2,298)	(1,793)
Time deposits	216	(3,794)	(3,578)	1,924	(1,796)	128
Borrowed funds	1,672	(1,154)	518	3,146	(767)	2,379

Total changes in interest expense	1,546	(7,313)	(5,767)	5,665	(6,018)	(353)

Net change in interest margin (FTE)	$(810)	$3,272	$2,462	$4,778	$3,506	$8,284

The Corporation, as well as all other financial institutions, has experienced dramatic changes in interest rates in the last three years. The Federal Reserve Bank (“The Fed”) lowered its target Fed Funds rate to 0.00% — 0.25% in December 2008. The Fed’s actions were the result of a significant weakening of the Nation’s economy to an extent not seen since the Great Depression. As the Corporation’s balance sheet is liability sensitive, net interest margins increased as the interest rates paid on interest bearing liabilities decreased faster than those earned on interest earning assets.

Management does anticipate, however, that net interest margins will decline throughout 2010 due to the following factors:

•	Based on the current economic conditions, management does not anticipate any changes in the target Fed funds rate during much of 2010. As such, the Corporation does not anticipate significant, if any, changes in market rates. However, there is the potential for declines in rates earned on interest earning assets. Most of the potential declines would arise out of the Corporation’s investment portfolio, as securities with call dates will most likely be called and the Corporation will be reinvesting those proceeds at significantly lower rates.

•	Long term residential mortgage rates continue to be at historically low levels. This rate environment has led to strong consumer demand for fixed rate mortgage products which are sold to the secondary market. As a result of the majority of loans being sold to the secondary market, there has been a significant decline in balloon mortgages, which are held on the Corporation’s balance sheet. As these balloon mortgages have been paid off, the proceeds from these loans have been reinvested at lower interest rates, which has, and will continue to, adversely impact interest income.

•	While the Corporation’s liability sensitive balance sheet has allowed it to benefit from decreases in interest rates, it also makes the Corporation extremely sensitive to increases in deposit and borrowing rates. As part of the Corporation’s goal to minimize the potential negative impacts of possible increases in future interest rates, management will actively work to lengthen its interest bearing liabilities. This lengthening will increase the Corporation’s cost of funding, potentially reducing net interest income in the short term.

•	In an effort to reduce the potential long term negative impact of increases in rates paid on interest bearing liabilities, the Corporation anticipates growing the balance sheet through the acquisition of investment securities in 2010. These investments will be funded through deposit growth and wholesale borrowings. The net interest margin generated by the purchase of these investments is anticipated to be less than 2.0%, but will provide additional net interest income.

LOAN QUALITY

Provision for Loan Losses

The provision for loan losses represents the current period loan cost associated with maintaining an appropriate allowance for loan losses as determined by management. Periodic fluctuations in the provision for loan losses result from management’s best estimates as to the adequacy of the allowance for loan losses to absorb probable losses within the existing loan portfolio. The provision for loan losses for each period is further dependent upon many factors, including loan growth, net charge-offs, changes in the composition of the loan portfolio, delinquencies, assessment by management, third parties and banking regulators of the quality of the loan portfolio, the value of the underlying collateral on problem loans and the general economic conditions in the market areas.

In the past two years, residential real estate values in the Bank’s market areas have declined 20% to 40%. These declines are the result of increases in the inventory of unsold homes. This increased inventory is partially the result of the inability of potential home buyers to obtain financing due to the tightening of loan underwriting criteria by many of the financial institutions, brokers and government sponsored agencies. While Isabella Bank has maintained traditional lending standards, the decline in real estate values has had an adverse impact on customers who are experiencing financial difficulties. Historically, customers who experienced difficulties were able to sell their properties for more than the loan balance owed. The steep decline in real estate values has diminished homeowner equity and led borrowers who are experiencing financial difficulties to default on their mortgage loans.

While the Bank has elected not to participate in the U.S. Treasury’s “Making Home Affordable Program”, it has taken aggressive actions to avoid foreclosures on borrowers who are willing to work with the Bank in modifying their loans, thus making them more affordable. Actions taken include extensions of amortizations, temporary reductions in interest rates and, when necessary, a reduction in the principal balance owed. To date, the Bank has modified 94 loans with outstanding balances totaling $7,562.

The following schedule shows the composition of the provision for loan losses and the allowance for loan losses.

	Year Ended December 31
	2009	2008	2007	2006	2005

Allowance for loan losses — January 1	$11,982	$7,301	$7,605	$6,899	$6,444
Allowance of acquired bank	—	822	—	726	—
Loans charged off
Commercial and agricultural	3,081	2,137	905	368	101
Real estate mortgage	2,627	3,334	659	252	166
Consumer	934	854	582	529	376

Total loans charged off	6,642	6,325	2,146	1,149	643
Recoveries
Commercial and agricultural	623	160	297	136	105
Real estate mortgage	546	240	49	53	—
Consumer	377	284	285	258	216

Total recoveries	1,546	684	631	447	321

Net loans charged off	5,096	5,641	1,515	702	322
Provision charged to income	6,093	9,500	1,211	682	777

Allowance for loan losses — December 31	$12,979	$11,982	$7,301	$7,605	$6,899

Year to date average loans	$725,299	$717,040	$604,342	$522,726	$466,001

Net loans charged off to average loans outstanding	0.70%	0.79%	0.25%	0.13%	0.07%

Total amount of loans outstanding	$723,316	$735,385	$612,687	$591,042	$483,242

Allowance for loan losses as a % of loans	1.79%	1.63%	1.19%	1.29%	1.43%

As shown in the preceding table, the Corporation’s gross chargeoffs increased $317 to $6,642 in 2009, while recoveries increased by $862 resulting in a $545 reduction in net chargeoffs compared with 2008. Management believes the increase in recoveries, in both dollars and as a percentage of chargeoffs, is a direct result of management conservatively valuing collateral that it has repossessed from defaulted credits.

As discussed above, the Corporation experienced a decline in credit quality in 2008 resulting in a dramatic increase in total loans charged off. These chargeoffs were a direct result of the significant downturn in the national and local economy which has led to increases in unemployment coupled with significant property devaluation. As a result of the significant increases in loans charged off, local and regional economic uncertainties of the Corporation’s loan portfolio and increases in foreclosed loans during 2008 and 2009, the Corporation significantly increased its provision for loan losses in these years. This increased provision has resulted in an allowance for loan losses as a percentage of gross loans of 1.79% as of December 31, 2009.

The Corporation has also experienced an increase in foreclosed loans and an increase in loans charged off due mainly to the downturn in the commercial real estate mortgage market. Of the $3,081 commercial and agricultural loans charged off in 2009, $1,325 was related to one loan, for which a $1,000 specific allocation was recorded as of December 31, 2008.

The nationwide increase in residential mortgage loans past due and in foreclosures has received considerable attention by the Federal Government, the media, banking regulators, and industry trade groups. Based on information provided by The Mortgage Bankers Association, a substantial portion of the nationwide increase in both past dues and foreclosures are related to option adjustable rate mortgages and Alternative-A sub-prime mortgage products. While the Corporation has not originated or held alternative mortgage loan products, the difficulties experienced in these markets have adversely impacted the entire market, and thus the overall credit quality of the Corporation’s residential mortgage portfolio. The increase in troubled residential mortgage loans and a tightening of underwriting standards will most likely result in an increase in residential mortgage loans in foreclosure and possibly the inventory of unsold homes. The combination of all of these factors is expected to further reduce average home values and thus homeowner’s equity on a national level.

The Corporation originates and sells fixed rate residential real estate mortgages to the Federal Home Loan Mortgage Corporation. The Corporation has not originated loans for either trading or its own portfolio that would be classified as sub prime, nor has it originated adjustable rate mortgages or financed loans for more than 80% of market value unless insured by private third party insurance.

Based on management’s analysis, the allowance for loan losses of $12,979 is considered adequate as of December 31, 2009.

Allocation of the Allowance for Loan Losses

The allowance for loan losses has been allocated according to the amount deemed to be reasonably necessary to reflect for the probability of losses being incurred within the following categories as of December 31:

	2009		2008		2007		2006		2005
		% of Each		% of Each		% of Each		% of Each		% of Each
		Category		Category		Category		Category		Category
	Allowance	to Total	Allowance	to Total	Allowance	to Total	Allowance	to Total	Allowance	to Total
	Amount	Loans	Amount	Loans	Amount	Loans	Amount	Loans	Amount	Loans

Commercial and agricultural	$3,565	53.1%	$3,632	50.7%	$2,458	46.0%	$2,687	43.3%	$2,771	46.9%
Real estate mortgage	3,809	39.5%	3,832	43.4%	1,341	48.6%	1,367	50.9%	1,192	46.8%
Consumer installment	1,308	4.5%	1,736	4.5%	2,195	4.8%	2,434	5.1%	2,286	5.8%
Specific allocations	3,572	2.9%	2,065	1.4%	703	0.6%	594	0.7%	184	0.5%
Unallocated	725	N/A	717	N/A	604	N/A	523	N/A	466	N/A

Total	$12,979	100.0%	$11,982	100.0%	$7,301	100.0%	$7,605	100.0%	$6,899	100.0%

Management has evaluated all specific allocations and believes the valuation allowance related to these loans to be adequate.

Nonperforming Assets

Loans are generally placed on nonaccrual status when they become 90 days past due, unless they are well secured and in the process of collection. When a loan is placed on nonaccrual status, any interest previously accrued and not collected is reversed from income or charged off against the allowance for loan losses. Loans are charged off when management determines that collection has become unlikely. Restructured loans are those where a concession has been granted on either principal or interest paid due to financial difficulties of the borrower. Other real estate owned consists of real property acquired through foreclosure on the related collateral underlying defaulted loans.

The following table presents nonperforming assets for the past five years:

Nonperforming Assets

	Year Ended December 31
	2009	2008	2007	2006	2005

Nonaccrual loans	$8,522	$11,175	$4,156	$3,444	$1,375
Accruing loans past due 90 days or more	768	1,251	1,727	1,185	1,058

Total nonperforming loans	9,290	12,426	5,883	4,629	2,433
Other real estate owned	1,141	2,770	1,376	562	122
Repossessed assets	16	153	—	—	—

Total nonperforming assets	$10,447	$15,349	$7,259	$5,191	$2,555

Nonperforming loans as a % of total loans	1.28%	1.69%	0.96%	0.78%	0.50%

Nonperforming assets as a % of total assets	0.91%	1.35%	0.76%	0.57%	0.34%

Restructured Loans

	December 31
	2009	2008	2007	2006	2005

Complying with modified terms	$2,754	$2,565	$517	$640	$62
Past due 30-89 days	107	—	115	57	663
Past due 90 days or more	—	—	53	—	—
Nonaccrual	2,116	1,985	—	—	—

Total restructured loans	$4,977	$4,550	$685	$697	$725

Since December 31, 2008, the Corporation’s nonperforming loans have declined $3,136. Of this decline, $1,325 is related to the charge off of one specific loan as noted previously. The remainder of the decline is related to loans being removed from nonaccrual status as a result of improvements in creditworthiness, loans being paid off, loans being charged off, or transfers to other real estate owned. The majority of the restructured loans are the result of the Corporation working with borrowers to develop a payment structure that will allow them to continue making payments in lieu of foreclosure or repossession of collateral.

Of the $1,629 decline in other real estate owned, $670 related to the sale of one property. Management has evaluated the properties held as other real estate owned and has adjusted the carrying value of each property to the lower of the carrying amount or fair value less costs to sell, as necessary. Management anticipates the balance of other real estate owned to remain at historically high levels throughout 2010.

Management established a credit risk management committee in 2008. This committee consists of management from lending, accounting, collection and auditing. This committee reviews various reports covering credit quality to help identify potential problem credits and their potential impact on the Corporation’s consolidated financial statements. Management believes that as of December 31, 2009 all significant loans for which inherent losses are probable have been identified and that the carrying amounts of the loans have been adjusted to reflect the collateral’s net realizable values. To management’s knowledge, there are no other loans which cause management to have serious doubts as to the ability of a borrower to comply with their loan repayment terms. A continued decline in real estate values may require further write downs of loans in foreclosure and other real estate owned and could potentially have an adverse impact on the Corporation’s financial performance.

As of December 31, 2009, there were no other interest bearing assets which required classification. Management is not aware of any recommendations by regulatory agencies that, if implemented, would have a material impact on the Corporation’s liquidity, capital, or operations.

As a result of the new State of Michigan foreclosure laws, which went into effect on July 5, 2009, the time required to complete a residential mortgage foreclosure has increased. Despite the increased timeline to complete the foreclosure process, the new law did not have a significant impact on the Corporation’s ability to initiate and complete foreclosure proceedings.

Noninterest Income

The following table shows the changes in noninterest income between the years ended December 31, 2009, 2008, and 2007 respectively.

	Year Ended December 31
			Change			Change
	2009	2008	$	%	2007	$	%

Service charges and fee income
NSF and overdraft fees	$3,187	$3,413	$(226)	−6.6%	$2,961	$452	15.3%
Trust fees	814	886	(72)	−8.1%	1,035	(149)	−14.4%
Freddie Mac servicing fee	724	627	97	15.5%	635	(8)	−1.3%
ATM and debit card fees	1,218	1,029	189	18.4%	737	292	39.6%
Service charges on deposit accounts	344	372	(28)	−7.5%	328	44	13.4%
Net originated mortgage servicing rights income (loss)	514	(92)	606	N/M	43	(135)	N/M
All other	112	135	(23)	−17.0%	155	(20)	−12.9%

Total service charges and fees	6,913	6,370	543	8.5%	5,894	476	8.1%
Gain on sale of mortgage loans	886	249	637	N/M	209	40	19.1%
Net gain (loss) on trading securities	80	245	(165)	−67.3%	460	(215)	−46.7%
Net gain (loss) on borrowings measured at fair value	289	(641)	930	N/M	(66)	(575)	N/M
Gain (loss) on sale of investment securities	648	24	624	N/M	(19)	43	N/M
Title insurance revenue	—	234	(234)	−100.0%	2,192	(1,958)	−89.3%
Other
Increase in cash value of corporate owned life insurance policies	641	616	25	4.1%	432	184	42.6%
Brokerage and advisory fees	521	480	41	8.5%	276	204	73.9%
All other	178	225	(47)	−20.9%	584	(359)	−61.5%

Total other	1,340	1,321	19	1.4%	1,292	29	2.2%

Total noninterest income	$10,156	$7,802	$2,354	30.2%	$9,962	$(2,160)	−21.7%

Significant changes in noninterest income are detailed below:

•	Management continuously analyzes various fees related to deposit accounts, including service charges, NSF and overdraft fees, and ATM and debit card fees. Based on these analyses, the Corporation makes any necessary adjustments to ensure that its fee structure is within the range of its competitors, while at the same time making sure that the fees remain fair to deposit customers. NSF and overdraft fees have been declining over the past two years. This decline is a result of customers more closely managing their deposit accounts to avoid paying overdraft fees. Management does not expect significant changes to its deposit fee structure throughout 2010.

•	Trust fees fluctuate from period to period based on various factors including changes in the market value of assets held, the mix of their customers’ portfolios and the closing of client estates (as much of their estate fees are non-recurring in nature and are based on the assets of the estate).

•	The increases in ATM and debit card fees during 2009 and 2008 are primarily the result of the increased usage of debit cards by the Bank’s customers. As management does not anticipate any significant changes to the ATM and debit card fee structures, these fees are expected to continue to increase as the usage of debit cards increases.

•	As a result of lower than normal residential mortgage rates, the Corporation has experienced increases in Federal Home Loan Corporation (“Freddie Mac”) servicing fees, net originated mortgage servicing rights (OMSR), and gains from the sale of mortgage loans to the secondary market in 2009. The Corporation’s servicing portfolio has increased $53,161 since December 31, 2008. The increase in Freddie Mac servicing fees is a direct result of the increase in the volume of loans the Corporation services as the Corporation is paid 0.25% per year for each dollar of loans serviced. The increase in loans serviced, as well as recent increases in residential mortgage rates, has led to the increase in net OMSR income. As refinancing activity is expected to decline, the Corporation anticipates net OMSR income and the gains from the sale of mortgage loans to decline in 2010.

•	Title insurance revenue decreased as a result of a joint venture between IBT Title and Insurance Agency and Corporate Title on March 1, 2008 (see Note 2 — “Business Combinations and Joint Venture Formation” of Notes to Consolidated Financial Statements). The Corporation’s portion of income or loss from the joint venture is now included in all other income. This new venture was the primary reason for the decline in all other income when the year ended December 31, 2008 is compared to the same period in 2007 as the Corporation’s share of the entity’s losses were $268.

•	Net gains and losses related to trading securities and borrowings carried at fair market value fluctuate based on interest rate variances. During 2008, the Corporation recorded $641 in net losses related to borrowings carried at fair market value. These losses were the result of a dramatic decline in offering rates on borrowed funds. Management does not anticipate any significant fluctuations in net trading activities for 2010 as significant interest rate changes are not expected.

•	Income related to the value of Corporate owned life insurance increased in 2008 when compared to 2007 as a result of the purchase of additional policies as well as transferring the management of the policies to a new investment advisor.

•	The years ended December 31, 2008 and 2009 were excellent years for brokerage and advisory services income. These results are due to an increase in customer base, a conscious effort by management to expand the Bank’s presence in the local market, and a result of the addition of another broker in the fourth quarter of 2008. The Corporation anticipates this trend to continue in 2010.

Noninterest Expenses

The following table shows the changes in noninterest expenses between the years ended December 31, 2009, 2008, and 2007 respectively.

	Year Ended December 31
			Change			Change
	2009	2008	$	%	2007	$	%

Compensation
Leased employee salaries	$13,494	$12,465	$1,029	8.3%	$11,507	$958	8.3%
Leased employee benefits	4,745	4,502	243	5.4%	4,096	406	9.9%
All other	19	25	(6)	−24.0%	15	10	66.7%

Total compensation	18,258	16,992	1,266	7.5%	15,618	1,374	8.8%

Occupancy
Depreciation	546	508	38	7.5%	448	60	13.4%
Outside services	433	492	(59)	−12.0%	332	160	48.2%
Property taxes	439	411	28	6.8%	384	27	7.0%
Utilities	393	366	27	7.4%	344	22	6.4%
Building rent	2	3	(1)	−33.3%	72	(69)	−95.8%
Building repairs	288	202	86	42.6%	147	55	37.4%
All other	69	53	16	30.2%	39	14	35.9%

Total occupancy	2,170	2,035	135	6.6%	1,766	269	15.2%

Furniture and equipment
Depreciation	1,803	1,663	140	8.4%	1,512	151	10.0%
Computer/service contracts	1,676	1,565	111	7.1%	1,289	276	21.4%
ATM and debit card fees	621	570	51	8.9%	433	137	31.6%
All other	46	51	(5)	−9.8%	63	(12)	−19.0%

Total furniture and equipment	4,146	3,849	297	7.7%	3,297	552	16.7%

FDIC insurance premiums	1,730	313	1,417	N/M	95	218	N/M

Other
Audit and SOX compliance fees	546	565	(19)	−3.4%	583	(18)	−3.1%
Marketing and community relations	833	844	(11)	−1.3%	670	174	26.0%
Directors fees	923	867	56	6.5%	796	71	8.9%
Printing and supplies	529	508	21	4.1%	462	46	10.0%
Education and travel	395	491	(96)	−19.6%	505	(14)	−2.8%
Postage and freight	472	523	(51)	−9.8%	459	64	13.9%
Legal	415	419	(4)	−1.0%	296	123	41.6%
Amortization of deposit premium	375	415	(40)	−9.6%	278	137	49.3%
Foreclosed asset and collection	831	698	133	19.1%	269	429	159.5%
Brokerage and advisory	191	205	(14)	−6.8%	92	113	122.8%
Consulting	201	298	(97)	−32.6%	176	122	69.3%
All other	1,668	1,682	(14)	−0.8%	1,867	(185)	−9.9%

Total other	7,379	7,515	(136)	−1.8%	6,453	1,062	16.5%

Total noninterest expenses	$33,683	$30,704	$2,979	9.7%	$27,229	$3,475	12.8%

Significant changes in noninterest expenses are detailed below:

•	Leased employee salaries expenses have increased due to annual merit increases and the continued growth of the Corporation as well as overtime due to the increased volume of mortgage refinancing noted earlier. The increases in leased employee benefits expenses are principally the result of continued increases in health care costs.

•	The increase in building repairs for 2009 can be attributed to standard upkeep done to various branches throughout the year, while the decline in building rent in 2008 was a result of the new joint venture (see “Note 2 — Business Combinations and Joint Venture Formation” of Notes to Consolidated Financial Statements).

•	FDIC insurance premium expense has increased primarily as a result of significant increases in the premium rates charged by the Federal Deposit Insurance Corporation. This expense also includes a one time assessment of $479, which was paid in September 2009.

•	In April 2008, the Corporation unveiled a new brand for both Isabella Bank (the “Bank”) and Isabella Bank Corporation. As a result of the development of this brand and the corresponding marketing campaign, the Corporation incurred significant nonrecurring marketing expenses during 2008. During 2009, the Corporation contributed $140 to the IBT Foundation as compared to $0 in 2008.

•	The increase in the amortization of deposit premium in 2008 was related to the January 2008 acquisition of Greenville Community Financial Corporation (GCFC). This expense declined in 2009, and is expected to decline again in 2010, as the deposit premium is being amortized using an accelerated amortization method.

•	As a result of the recent increases in delinquencies and foreclosures, the Corporation has incurred historically high legal, foreclosed asset, and collection expenses since 2007. These expenses are expected to remain above historical levels in 2010 as management anticipates that delinquency rates and foreclosures will remain high.

•	Consulting fees were elevated in 2008 primarily as a result of a potential new branch location study that was performed.

•	All other expenses include title insurance expenses as well as other miscellaneous expenses. All other expenses decreased by $222 in 2008 as a result of the new joint venture (see “Note 2 — Business Combinations and Joint Venture Formation” of Notes to Consolidated Financial Statements). The remaining changes in other expenses are individually not significant.

•	The increase in total noninterest expenses from 2007 to 2008 was partially the result of the acquisition of GCFC in January 2008. Exclusive of the effects of the acquisition, total noninterest expenses increased 2.3%, with no individually significant changes other than those noted above.

Federal Income Taxes

Federal income tax (benefit) expense for 2009 was $846 or 9.8% of pre-tax income compared to ($724) or (21.4%) of pre-tax income in 2008 and $1,605 or 16.8% in 2007. The primary factor behind the reduction in the effective rate in 2008 is related to the increase in tax exempt income as a percentage of net income. A reconcilement of actual federal income tax expense reported and the amount computed at the federal statutory rate of 34% is found in Note 12, “Federal Income Taxes” of Notes to Consolidated Financial Statements.

ANALYSIS OF CHANGES IN FINANCIAL CONDITION

	December 31
	2009	2008	$ Change	% Change

ASSETS
Cash and cash equivalents	$22,706	$22,979	$(273)	−1.19%
Interest bearing balances in other financial institutions	7,156	575	6,581	N/M
Trading account securities	13,563	21,775	(8,212)	−37.71%
Available-for-sale investment securities	259,066	246,455	12,611	5.12%
Mortgage loans available for sale	2,281	898	1,383	154.01%
Loans	723,316	735,385	(12,069)	−1.64%
Allowance for loan losses	(12,979)	(11,982)	(997)	8.32%
Premises and equipment	23,917	23,231	686	2.95%
Acquisition intangibles and goodwill, net	47,429	47,804	(375)	−0.78%
Equity securities without readily determinable fair values	17,921	17,345	576	3.32%
Other assets	39,568	34,798	4,770	13.71%

Total assets	$1,143,944	$1,139,263	$4,681	0.41%

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Deposits	$802,652	$775,630	$27,022	3.48%
Other borrowed funds	193,101	222,350	(29,249)	−13.15%
Accrued interest and other liabilities	7,388	6,807	581	8.54%

Total liabilities	1,003,141	1,004,787	(1,646)	−0.16%
Shareholders’ equity	140,803	134,476	6,327	4.70%

Total liabilities and shareholders’ equity	$1,143,944	$1,139,263	$4,681	0.41%

A discussion of changes in balance sheet amounts by major categories follows:

Interest bearing balances in other financial institutions

The increase in interest bearing balances in other financial institutions is primarily the result of the Corporation increasing its holdings in certificates of deposits due to the relative competitiveness of the interest rates as well as the temporary increase in FDIC insurance limits.

Trading account securities

Trading securities are carried at fair value. The Corporation’s overall intent is to maintain a trading portfolio to enhance the ongoing restructuring of assets and liabilities as part of our interest rate risk management objectives (See Note 3 of the Consolidated Financial Statements). Due to the current interest rate environment, the Corporation has allowed this balance to decline.

Available-for-sale Investment Securities

The primary objective of the Corporation’s investing activities is to provide for safety of the principal invested. Secondary considerations include the need for earnings, liquidity, and the Corporation’s overall exposure to changes in interest rates. Securities currently classified as available-for-sale are stated at fair value.

The following is a schedule of the carrying value of investment securities available-for-sale as of December 31:

	2009	2008	2007

U.S. Government and federal agencies	$—	$4,083	$4,058
Government-sponsored enterprises	19,471	62,988	50,181
States and political subdivisions	151,730	149,323	130,956
Corporate	—	7,145	12,000
Auction rate money market preferred	2,973	5,979	12,300
Preferred stocks	7,054	—	—
Mortgage-backed	67,734	16,937	3,632
Collateralized mortgage obligations	10,104	—	—

Total	$259,066	$246,455	$213,127

The following is a schedule of the carrying value of trading securities as of December 31:

	2009	2008	2007

Government-sponsored enterprises	$—	$4,014	$4,024
States and political subdivisions	9,962	11,556	10,324
Corporate	—	160	1,004
Mortgage-backed	3,601	6,045	9,712

Total	$13,563	$21,775	$25,064

Excluding those holdings of the investment portfolio in government-sponsored enterprises and municipalities within the states of Michigan and Pennsylvania, there were no investments in securities of any one issuer that exceeded 10% of shareholders’ equity. The Corporation has a policy prohibiting investments in securities that it deems are unsuitable due to their inherent credit or market risks. Prohibited investments include stripped mortgage backed securities, zero coupon bonds, nongovernment agency asset backed securities, and structured notes. The Corporation’s holdings in mortgage-backed securities include only government agencies and government sponsored agencies as the Corporation holds no investments in private label mortgage-backed securities.

The Corporation invested $11,000 in auction rate money market preferred security instruments, which are classified as available-for-sale securities and reflected at fair value. As a result of the illiquidity of the markets for these securities, $7,800 converted during 2009 to preferred stock with debt like characteristics. Due to the continuing uncertainty in credit markets, these investments are considered illiquid. Due to their illiquidity, the fair values of these securities were estimated utilizing a discounted cash flow analysis or other type of valuation adjustment methodology as of December 31, 2009 and 2008. This analysis considers, among other factors, the collateral underlying the security investments, the creditworthiness of the counterparty, the timing of expected future cash flows, estimates of the next time the security is expected to have a successful auction, and the Corporation’s ability to hold such securities until credit markets improve.

The following is a schedule of maturities of available for sale investment securities (at carrying value) and their weighted average yield as of December 31, 2009. Weighted average yields have been computed on a fully taxable-equivalent basis using a tax rate of 34%. Mortgage-backed securities and collateralized mortgage obligations are included in maturity categories based on their stated maturity date. Expected maturities may differ from contractual maturities because issuers may have the right to call or prepay obligations. Trading securities have been excluded as they are not expected to be held to maturity. Included in the contractual maturity distribution in the following table are auction rate money market preferred securities and preferred stock. Auction rate debt and auction rate preferred securities are long-term floating rate instruments for which interest rates are set at periodic auctions. At each successful auction, the Corporation has the option to sell the security at par value. Additionally, the issuers of auction rate securities generally have the right to redeem or refinance the debt. As a result, the expected life of auction rate securities may differ significantly from the contractual term.

	Maturing
			After One Year But		After Five Years But
	Within One Year		Within Five Years		Within Ten Years		After Ten Years
	Amount	Yield (%)	Amount	Yield (%)	Amount	Yield (%)	Amount	Yield (%)

Government-sponsored enterprises	$—	—	$18,570	2.32	$901	7.91	$—	—
States and political subdivisions	7,922	4.41	44,844	4.22	65,882	3.99	33,082	3.30
Mortgage-backed	—	—	449	5.31	38,790	3.45	28,495	3.74
Collateralized mortgage obligations	—	—	—	—	—	—	10,104	2.97
Auction rate money market preferred	—	—	—	—	—	—	2,973	4.86
Preferred stocks	—	—	—	—	—	—	7,054	4.60

Total	$7,922	4.41	$63,863	3.68	$105,573	3.83	$81,708	3.58

Loans

The largest component of earning assets is loans. The proper management of credit and market risk inherent in the loan portfolio is critical to the financial well-being of the Corporation. To control these risks, the Corporation has adopted strict underwriting standards. The standards include specific criteria against lending outside the Corporation’s defined market areas, lending limits to a single borrower, and strict loan to collateral value limits. The Corporation also monitors and limits loan concentrations extended to volatile industries. The Corporation has no foreign loans and there were no concentrations greater than 10% of total loans that are not disclosed as a separate category in the following table.

The following table presents the composition of the loan portfolio for the years ended December 31:

	2009	2008	2007	2006	2005

Commercial	$340,274	$324,806	$238,306	$212,701	$179,541
Agricultural	64,845	58,003	47,407	47,302	49,424
Residential real estate mortgage	285,838	319,397	297,937	300,650	226,251
Installment	32,359	33,179	29,037	30,389	28,026

	$723,316	$735,385	$612,687	$591,042	$483,242

The following table presents the change in the loan categories for the years ended December 31:

	2009		2008		2007
	$ Change	% Change	$ Change	% Change	$ Change	% Change

Commercial	$15,468	4.8%	$86,500	36.3%	$25,605	12.0%
Agricultural	6,842	11.8%	10,596	22.4%	105	0.2%
Residential real estate mortgage	(33,559)	−10.5%	21,460	7.2%	(2,713)	−0.9%
Installment	(820)	−2.5%	4,142	14.3%	(1,352)	−4.4%

	$(12,069)	−1.6%	$122,698	20.0%	$21,645	3.7%

The growth in commercial and agricultural loans is a result of the Corporation’s efforts to increase the commercial loan portfolio as a percentage of total loans. A significant portion of this growth has been driven by the Corporation’s new business development team.

The current rate environment has increased residential mortgage refinancing activity, which has led to increases in loans sold to the secondary market. This refinancing activity has, however, led to a decline in the residential real estate portfolio as customers who have traditionally utilized 3 and 5 year balloon products are refinancing into 15 and 30 year fixed rate loans, which the Corporation typically sells on the secondary market. This activity resulted in a net increase of $53,161 in the balance of residential mortgage loans sold to the secondary market since December 31, 2008.

A substantial portion of the increase in total loans as of December 31, 2008 compared to December 31, 2007 was a result of the acquisition of Greenville Financial Corporation in January 2008. Pursuant to the acquisition, the Corporation purchased gross loans totaling $88,613.

Equity securities without readily determinable fair values

Included in equity securities without readily determinable fair values are restricted securities, which are carried at cost, and investments in nonconsolidated entities accounted for under the equity method of accounting.

Equity securities without readily determinable fair values consist of the following as of December 31:

	2009	2008

Federal Home Loan Bank Stock	$7,960	$7,460
Investment in CT/IBT Title Agency, LLC	6,782	6,905
Federal Reserve Bank Stock	1,879	1,879
Investment in Valley Financial Corporation	1,000	1,000
Other	300	101

Total	$17,921	$17,345

Other Assets

Other assets increased in 2009 primarily due to the required prepayment of $4,737 in estimated FDIC insurance premiums for 2010, 2011 and 2012.

Deposits

The main source of funds for the Corporation is deposits. The deposit portfolio represents various types of non transaction accounts as well as savings accounts and time deposits.

The following table presents the composition of the deposit portfolio as of December 31:

	2009	2008	2007	2006	2005

Noninterest bearing demand deposits	$96,875	$97,546	$84,846	$83,902	$73,839
Interest bearing demand deposits	128,111	113,973	105,526	111,406	104,251
Savings deposits	157,020	182,523	196,682	178,001	153,397
Certificates of deposit	356,594	340,976	311,976	320,226	250,246
Brokered certificates of deposit	50,933	28,185	28,197	27,446	7,076
Internet certificates of deposit	13,119	12,427	6,246	4,859	3,669

Total	$802,652	$775,630	$733,473	$725,840	$592,478

The following table presents the change in the deposit categories for the years ended December 31:

	2009		2008		2007
	$ Change	% Change	$ Change	% Change	$ Change	% Change

Noninterest bearing demand deposits	$(671)	−0.7%	$12,700	15.0%	$944	1.1%
Interest bearing demand deposits	14,138	12.4%	8,447	8.0%	(5,880)	−5.3%
Savings deposits	(25,503)	−14.0%	(14,159)	−7.2%	18,681	10.5%
Certificates of deposit	15,618	4.6%	29,000	9.3%	(8,250)	−2.6%
Brokered certificates of deposit	22,748	80.7%	(12)	0.0%	751	2.7%
Internet certificates of deposit	692	5.6%	6,181	99.0%	1,387	28.5%

Total	$27,022	3.5%	$42,157	5.7%	$7,633	1.1%

As shown in the preceding table, total deposits have grown conservatively since December 31, 2008. This growth has primarily come in the form of interest bearing demand deposits, certificates of deposits, and brokered certificates of deposits. The growth in interest bearing demand deposits and certificates of deposits, as well as the declines in savings deposits is the results of a change in customers’ preferences as much of the variances represent transfers between different types of accounts and the current economics within the market. The increase in brokered certificates of deposit is the result of the Corporation purchasing CD’s through the Certificate of Deposit Account Registry Service (CDARS).

A substantial portion of the increase in total deposits as of December 31, 2008 compared to December 31, 2007 was a result of the acquisition of Greenville Community Financial Corporation (GCFC) in January 2008. Pursuant to the acquisition, the Corporation purchased deposits totaling $90,151. Exclusive of the GCFC acquisition, deposits decreased $47,994 when December 31, 2008 is compared to December 31, 2007. This decline was the result of increased competition with other depository institutions as well as declines in brokered certificates of deposit and internet certificates of deposit.

The following table shows the average balances and corresponding interest rates paid on deposit accounts as of December 31:

	2009		2008		2007
	Amount	Rate	Amount	Rate	Amount	Rate

Noninterest bearing demand deposits	$94,408	—	$95,552	—	$80,128	—
Interest bearing demand deposits	116,412	0.13%	114,889	0.71%	109,370	1.72%
Savings deposits	177,538	0.22%	213,410	1.14%	188,323	2.25%
Time deposits	398,356	3.27%	393,190	4.23%	349,941	4.71%

Total	$786,714		$817,041		$727,762

The remaining maturity of time certificates and other time deposits of $100 or more at December 31, 2009 was as follows:

Maturity
Within 3 months	$45,849
Within 3 to 6 months	23,223
Within 6 to 12 months	56,669
Over 12 months	62,281

Total	$188,022

Borrowed Funds

As a result of the decrease in loans, coupled with the increase in deposits, the Corporation was able to reduce other borrowed funds.

Capital

The capital of the Corporation consists solely of common stock, retained earnings, and accumulated other comprehensive income (loss). The Corporation offers dividend reinvestment and employee and director stock purchase plans. Under the provisions of these Plans, the Corporation issued 126,874 shares of common stock generating $2,396 of capital during 2009, and 78,994 shares of common stock generating $2,879 of capital in 2008. The Corporation also offers share-based payment awards through its equity compensation plan (See Note 17 of Notes to Consolidated Financial Statements). Pursuant to this plan, the Corporation generated $677 and $603 of capital in 2009 and 2008, respectively.

The Board of Directors has adopted a common stock repurchase plan. This plan was approved to enable the Corporation to repurchase the Corporation’s common stock for reissuance to the dividend reinvestment plan, the employee stock purchase plan and for distributions of share-based payment awards. During 2009 and 2008 the Corporation repurchased 122,612 shares of common stock at an average price of $19.47 and 148,336 shares of common stock at an average price of $43.41, respectively.

Accumulated other comprehensive loss decreased $3,450 in 2009 and consists of $3,203 of unrealized gains on available-for-sale investment securities and a $247 reduction of unrecognized pension cost. These amounts are net of tax.

The Federal Reserve Board’s current recommended minimum primary capital to assets requirement is 6.0%. The Corporation’s primary capital to average assets ratio, which consists of shareholders’ equity plus the allowance for loan losses less acquisition intangibles, was 8.60% at year end 2009. There are no commitments for significant capital expenditures.

The Federal Reserve Board has established a minimum risk based capital standard. Under this standard, a framework has been established that assigns risk weights to each category of on and off-balance-sheet items to arrive at risk adjusted total assets. Regulatory capital is divided by the risk adjusted assets with the resulting ratio compared to the minimum standard to determine whether a corporation has adequate capital. The minimum standard is 8%, of which at least 4% must consist of equity capital net of goodwill. The following table sets forth the percentages required under the Risk Based Capital guidelines and the Corporation’s values at December 31, 2009:

Percentage of Capital to Risk Adjusted Assets:

	Isabella Bank Corporation
	December 31, 2009
	Required	Actual

Equity Capital	4.00%	12.80%
Secondary Capital	4.00%	1.25%

Total Capital	8.00%	14.05%

Isabella Bank Corporation’s secondary capital includes only the allowance for loan losses. The percentage for the secondary capital under the required column is the maximum amount allowed from all sources.

The Federal Reserve also prescribes minimum capital requirements for the Corporation’s subsidiary Bank. At December 31, 2009, the Bank exceeded these minimums. For further information regarding the Bank’s capital requirements, refer to Note 16 of the Consolidated Financial Statements, “Minimum Regulatory Capital Requirements”.

Fair Value

The Corporation utilizes fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures. Securities available-for-sale, trading securities and certain liabilities are recorded at fair value on a recurring basis. Additionally, from time to time, the Corporation may be required to record at fair value other assets on a nonrecurring basis, such as loans held-for-sale, loans held for investment in foreclosed assets, mortgage servicing rights and certain other assets and liabilities. These nonrecurring fair value adjustments typically involve the application of lower of cost or market accounting or write-downs of individual assets.

Due to the illiquidity of certain investment securities, these assets were classified as having significant non observable inputs (Level 3) during 2008. The fair values of these securities are estimated utilizing a discounted cash flow analysis or other type of valuation adjustment methodology as of December 31, 2009 and 2008. These analyses consider, among other factors, the collateral underlying the security investments, the creditworthiness of the counterparty, the timing of expected future cash flows, estimates of the next time the security is expected to have a successful auction, and the fact that the management asserts that it does not intend to sell the security in an unrealized loss position and it is more likely than not it will not have to sell the securities before recovery of its cost basis, as further described in Note 4 of Notes to Consolidated Financial Statements.

The table below represents the activity in Level 3 inputs measured on a recurring basis for the year ended December 31:

	2009	2008

Level 3 inputs — January 1	$5,021	$—
Transfers of securities into level 3 due to changes in the observability of significant inputs (illiquid markets)	—	11,000
Net unrealized gains (losses) on available-for-sale investment securities	5,006	(5,979)

Level 3 inputs — December 31	$10,027	$5,021

For further information regarding fair value measurements see Note 20 of the Consolidated Financial Statements, “Financial Instruments Recorded at Fair Value” and Note 21of the Consolidated Financial Statements, “Fair Values of Financial Instruments”.

Interest Rate Sensitivity

Interest rate sensitivity is determined by the amount of earning assets and interest bearing liabilities repricing within a specific time period, and their relative sensitivity to a change in interest rates. Management also strives to achieve reasonable stability in the net interest margin through periods of changing interest rates. One tool used by management to measure interest rate sensitivity is gap analysis. As shown in the following table, the gap analysis depicts the Corporation’s position for specific time periods and the cumulative gap as a percentage of total assets.

Trading securities are included in the 0 to 3 month time frame due to their repricing characteristics. Fixed interest rate investment securities are scheduled according to their contractual maturity. Fixed rate loans are included in the appropriate time frame based on their scheduled amortization. Variable rate loans are included in the time frame of their earliest repricing. Of the $723,316 in total loans, $138,085 are variable rate loans. Time deposit liabilities are scheduled based on their contractual maturity except for variable rate time deposits in the amount of $1,821 that are included in the 0 to 3 month time frame.

Savings, NOW accounts, and money market accounts have no contractual maturity date and are believed to be predominantly noninterest rate sensitive by management. These accounts have been classified in the gap table according to their estimated withdrawal rates based upon management’s analysis of deposit runoff over the past five years. Management believes this runoff experience is consistent with its expectation for the future. As of December 31, 2009, the Corporation had $88,403 more liabilities than assets maturing within one year. A negative gap position results when more liabilities, within a specified time frame, mature or reprice than assets.

The following table shows the time periods and the amount of assets and liabilities available for interest rate repricing as of December 31, 2009. The interest rate sensitivity information for investment securities is based on the expected prepayments and call dates versus stated maturities. For purposes of this analysis, nonaccrual loans and the allowance for loan losses are excluded.

	0 to 3	4 to 12	1 to 5	Over 5
	Months	Months	Years	Years

Interest Sensitive Assets
Trading securities	$13,563	$—	$—	$—
Investment securities	23,430	44,648	97,741	93,247
Loans	173,302	89,964	402,764	48,764

Total	$210,295	$134,612	$500,505	$142,011

Interest Sensitive Liabilities
Borrowed funds	$56,947	$28,154	$63,000	$45,000
Time deposits	91,078	178,748	148,770	2,050
Savings	9,622	35,247	88,645	23,506
Interest bearing demand	8,070	25,444	71,605	22,992

Total	$165,717	$267,593	$372,020	$93,548

Cumulative gap (deficiency)	$44,578	$(88,403)	$40,082	$88,545
Cumulative gap (deficiency) as a % of assets	3.90%	(7.73)%	3.50%	7.74%

The following table shows the maturity of commercial and agricultural loans outstanding at December 31, 2009. Also provided are the amounts due after one year, classified according to the sensitivity to changes in interest rates.

	1 Year	1 to 5	Over 5
	or Less	Years	Years	Total

Commercial and agricultural	$96,488	$291,650	$16,981	$405,119

Interest Sensitivity
Loans maturing after one year that have:
Fixed interest rates		$246,145	$15,922
Variable interest rates		45,505	1,059

Total		$291,650	$16,981

Liquidity

Liquidity is monitored regularly by the Corporation’s Market Risk Committee, which consists of members of senior management. The committee reviews projected cash flows, key ratios and liquidity available from both primary and secondary sources.

The primary sources of the Corporation’s liquidity are cash and cash equivalents, trading securities, and available-for-sale investment securities, excluding auction rate money market preferred securities and preferred stock due to their illiquidity. These categories totaled $292,464 or 25.6% of assets as of December 31, 2009 as compared to $285,805 or 25.0% in 2008. Liquidity is important for financial institutions because of their need to meet loan funding commitments, depositor withdrawal requests and various other commitments discussed in the accompanying notes to consolidated financial statements. Liquidity varies significantly daily, based on customer activity.

Operating activities provided $18,225 of cash in 2009 as compared to $20,661 in 2008. Net financing activities used $7,538 of cash in 2009 as compared to providing $66,038 in 2008, with the fluctuation being primarily the result of increases in other borrowed funds during 2008. The Corporation’s investing activities used cash amounting to $10,960 in 2009 and $87,846 in 2008. The accumulated effect of the Corporation’s operating, investing, and financing activities used $273 of cash in 2009 and $1,147 in 2008.

The primary source of funds for the Bank is deposits. The Bank emphasizes interest-bearing time deposits as part of its funding strategy. The Bank also seeks noninterest bearing deposits, or checking accounts, to expand its customer base, while reducing cost of funds.

In recent periods, the Corporation has experienced some competitive challenges in obtaining additional deposits to fuel growth. As depositors continue to have wider access to the Internet and other real-time interest rate monitoring resources, deposit sourcing and pricing has become more competitive. Deposit growth is achievable, but generally at a higher cost. As a result of this increased competition, the Corporation (as discussed above) has begun to rely more and more on brokered, internet deposits, and other borrowed funds as a key funding source.

In addition to these primary sources of liquidity, the Corporation has the ability to borrow from the Federal Home Loan Bank, the Federal Reserve Bank, and through various correspondent banks as federal funds. As of December 31, 2009, the Corporation had the capacity to borrow up to an additional $13,849 from the Federal Home Loan Bank based upon the assets currently pledged as collateral. The Corporation’s liquidity is considered adequate by the management of the Corporation.

Quantitative and Qualitative Disclosures about Market Risk

The Corporation’s primary market risks are interest rate risk and liquidity risk. The Corporation has no significant foreign exchange risk, holds limited loans outstanding to oil and gas concerns, and does not utilize interest rate swaps or derivatives, except for interest rate locks, in the management of its interest rate risk. Any changes in foreign exchange rates or commodity prices would have an insignificant impact, if any, on the Corporation’s interest income and cash flows. The Corporation does have a significant amount of loans extended to borrowers in agricultural production. The cash flow of such borrowers and ability to service debt is largely dependent on the commodity prices for corn, soybeans, sugar beets, milk, beef, and a variety of dry beans. The Corporation mitigates these risks by using conservative price and production yields when calculating a borrower’s available cash flow to service their debt.

Interest rate risk (“IRR”) is the exposure of the Corporation’s net interest income, its primary source of income, to changes in interest rates. IRR results from the difference in the maturity or repricing frequency of a financial institution’s interest earning assets and its interest bearing liabilities. IRR is the fundamental method in which financial institutions earn income and create shareholder value. Excessive exposure to IRR could pose a significant risk to the Corporation’s earnings and capital.

The Federal Reserve Board, the Corporation’s primary Federal regulator, has adopted a policy requiring the Board of Directors and senior management to effectively manage the various risks that can have a material impact on the safety and soundness of the Corporation. The risks include credit, interest rate, liquidity, operational, and reputational. The Corporation has policies, procedures and internal controls for measuring and managing these risks. Specifically, the IRR policy and procedures include defining acceptable types and terms of investments and funding sources, liquidity requirements, limits on investments in long term assets, limiting the mismatch in repricing opportunity of assets and liabilities, and the frequency of measuring and reporting to the Board of Directors.

The Corporation uses several techniques to manage IRR. The first method is gap analysis. Gap analysis measures the cash flows and/or the earliest repricing of the Corporation’s interest bearing assets and liabilities. This analysis is useful for measuring trends in the repricing characteristics of the balance sheet. Significant assumptions are required in this process because of the imbedded repricing options contained in assets and liabilities. A substantial portion of the Corporation’s assets are invested in loans and investment securities with issuer call options. Loans have imbedded options that allow the borrower to repay the balance prior to maturity without penalty. The amount of prepayments is dependent upon many factors, including the interest rate of a given loan in comparison to the current interest rate for residential mortgages, the level of sales of used homes, and the overall availability of credit in the market place. Generally, a decrease in interest rates will result in an increase in the Corporation’s cash flows from these assets. A significant portion of the Corporation’s securities are callable. The call option is more likely to be exercised in a period of decreasing interest rates. Investment securities, other than those that are callable, do not have any significant imbedded options. Savings and checking deposits may generally be withdrawn on request without prior notice. The timing of cash flows from these deposits is estimated based on historical experience. Time deposits have penalties that discourage early withdrawals.

The second technique used in the management of IRR is to combine the projected cash flows and repricing characteristics generated by the gap analysis and the interest rates associated with those cash flows to project future interest income. By changing the amount and timing of the cash flows and the repricing interest rates of those cash flows, the Corporation can project the effect of changing interest rates on its interest income. Based on the projections prepared for the year ended December 31, 2009, the Corporation’s net interest income would increase during a period of decreasing interest rates.

The following tables provide information about the Corporation’s assets and liabilities that are sensitive to changes in interest rates as of December 31, 2009 and 2008. The Corporation has no interest rate swaps, futures contracts, or other derivative financial options. The principal amounts of assets and time deposits maturing were calculated based on the contractual maturity dates. Savings and NOW accounts are based on management’s estimate of their future cash flows.

	December 31, 2009							Fair Value
	2010	2011	2012	2013	2014	Thereafter	Total	12/31/09
	(Dollars in thousands)

Rate sensitive assets
Other interest bearing assets	$4,996	$960	$1,200	$—	$—	$—	$7,156	$7,156
Average interest rates	1.13%	2.29%	2.64%	—	—	—	1.54%
Trading securities	$7,139	$2,043	$2,546	$1,094	$570	$171	$13,563	$13,563
Average interest rates	2.84%	2.42%	2.28%	2.53%	2.66%	4.86%	2.66%
Fixed interest rate securities	$68,078	$35,401	$21,540	$20,369	$20,431	$93,247	$259,066	$259,066
Average interest rates	3.53%	3.51%	3.59%	3.65%	3.63%	3.58%	3.57%
Fixed interest rate loans	$133,703	$111,981	$118,749	$109,754	$62,280	$48,764	$585,231	$594,498
Average interest rates	6.64%	6.85%	6.72%	6.50%	6.61%	6.01%	6.61%
Variable interest rate loans	$60,727	$17,695	$13,799	$16,357	$16,940	$12,567	$138,085	$138,085
Average interest rates	5.00%	4.69%	4.79%	3.83%	3.74%	5.35%	4.68%
Rate sensitive liabilities
Borrowed funds	$85,101	$11,000	$32,000	$15,000	$5,000	$45,000	$193,101	$195,179
Average interest rates	2.28%	4.04%	3.50%	3.93%	4.38%	4.01%	3.17%
Savings and NOW accounts	$78,383	$65,107	$44,439	$30,095	$20,609	$46,498	$285,131	$285,131
Average interest rates	0.15%	0.15%	0.15%	0.14%	0.15%	0.13%	0.15%
Fixed interest rate time deposits	$268,005	$46,484	$53,054	$32,959	$16,273	$2,050	$418,825	$422,227
Average interest rates	2.26%	3.59%	3.47%	3.83%	3.09%	3.35%	2.72%
Variable interest rate time deposits	$1,252	$569	$—	$—	$—	$—	$1,821	$1,821
Average interest rates	1.56%	1.40%	—	—	—	—	1.51%
	December 31, 2008							Fair Value
	2009	2010	2011	2012	2013	Thereafter	Total	12/31/08

Rate sensitive assets
Other interest bearing assets	$575	$—	$—	$—	$—	$—	$575	$575
Average interest rates	0.21%	—	—	—	—	—	0.21%
Trading securities	$7,867	$4,902	$3,181	$2,937	$1,089	$1,799	$21,775	$21,775
Average interest rates	3.89%	3.57%	3.47%	2.74%	2.90%	3.11%	3.49%
Fixed interest rate securities	$82,852	$13,043	$12,494	$11,247	$20,291	$106,528	$246,455	$246,455
Average interest rates	4.68%	4.78%	4.25%	4.20%	3.74%	3.69%	4.15%
Fixed interest rate loans	$136,854	$105,529	$110,218	$80,163	$88,540	$57,692	$578,996	$598,703
Average interest rates	6.73%	6.78%	6.90%	7.20%	6.86%	6.34%	6.82%
Variable interest rate loans	$61,795	$25,166	$16,524	$8,049	$27,505	$17,350	$156,389	$156,389
Average interest rates	5.32%	4.75%	5.27%	5.34%	4.45%	5.90%	5.14%
Rate sensitive liabilities
Borrowed funds	$95,159	$39,191	$21,000	$22,000	$15,000	$30,000	$222,350	$230,130
Average interest rates	1.11%	4.57%	3.63%	4.17%	3.93%	4.59%	2.95%
Savings and NOW accounts	$119,801	$79,465	$63,274	$25,140	$8,816	$—	$296,496	$296,496
Average interest rates	0.12%	0.27%	0.26%	0.20%	0.34%	—	0.20%
Fixed interest rate time deposits	$239,152	$62,838	$29,771	$21,565	$24,860	$1,589	$379,775	$385,478
Average interest rates	3.47%	4.29%	4.55%	4.61%	4.18%	4.57%	3.81%
Variable interest rate time deposits	$1,187	$626	$—	$—	$—	$—	$1,813	$1,813
Average interest rates	1.90%	1.67%	—	—	—	—	1.82%

Forward Looking Statements

This report contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Corporation intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Reform Act of 1995, and is including this statement for purposes of these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Corporation, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions. The Corporation’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Corporation and the subsidiaries include, but are not limited to, changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government including policies of the U.S. Treasury, the Federal Reserve Board, the Federal Deposit Insurance Corporation, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Corporation’s market area, and accounting principles, policies and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Further information concerning the Corporation and its business, including additional factors that could materially affect the Corporation’s financial results, is included in the Corporation’s filings with the Securities and Exchange Commission.

COMMON STOCK AND DIVIDEND INFORMATION

The Corporation’s common stock is traded in the over-the-counter market. The common stock has been quoted on the Pink Sheets Electronic Quotation Service (“Pink Sheets”) under the symbol “ISBA” since August of 2008 and under the symbol “IBTM” prior to August of 2008. Other trades in the common stock occur in privately negotiated transactions from time to time of which the Corporation may have little or no information.

Management has reviewed the information available as to the range of reported high and low bid quotations, including high and low bid information as reported by Pink Sheets and closing price information as reported by the parties to privately negotiated transactions. The following table sets forth management’s compilation of that information for the periods indicated. Price information obtained from Pink Sheets reflects inter-dealer prices, without retail mark-up, mark-down or commissions and may not necessarily represent actual transactions. Price information obtained from parties to privately negotiated transactions reflects actual closing prices that were disclosed to the Corporation, which management has not independently verified. The following compiled data is provided for information purposes only and should not be viewed as indicative of the actual or market value of the Corporation’s common stock. All of the information has been adjusted to reflect the 10% stock dividend, paid February 29, 2008.

	Number of	Sale Price
Period	Shares	Low	High

2009
First Quarter	61,987	$14.99	$25.51
Second Quarter	91,184	15.85	20.75
Third Quarter	66,399	17.50	19.50
Fourth Quarter	76,985	14.00	19.25

	296,555

2008
First Quarter	107,920	32.73	44.00
Second Quarter	50,600	39.00	44.00
Third Quarter	29,303	33.00	40.00
Fourth Quarter	71,855	22.50	36.50

	259,678

The following table sets forth the cash dividends paid for the following quarters, adjusted for the 10% stock dividend paid on February 29, 2008.

	Per Share
	2009	2008

First Quarter	$0.12	$0.12
Second Quarter	0.13	0.12
Third Quarter	0.13	0.12
Fourth Quarter	0.32	0.29

Total	$0.70	$0.65

Isabella Bank Corporation’s authorized common stock consists of 15,000,000 shares, of which 7,535,193 shares are issued and outstanding as of December 31, 2009. As of that date, there were 3,004 shareholders of record.

The Board of Directors has adopted a common stock repurchase plan. On October 29, 2009, the Board of Directors amended the plan to allow for the repurchase of an additional 100,000 shares of the Corporation’s common stock. The maximum number of shares which may be repurchased pursuant to this plan was 78,432 shares as of December 31, 2009. These authorizations do not have expiration dates. As shares are repurchased under this plan, they are retired and revert back to the status of authorized, but unissued shares. The following table provides information for the three month period ended December 31, 2009, with respect to this plan:

			Total Number of
			Shares Purchased	Maximum Number of
	Shares Repurchased		as Part of Publicly	Shares That May Yet Be
		Average Price	Announced Plan	Purchased Under the
	Number	Per Share	or Program	Plans or Programs

Balance, September 30, 2009				6,636
October 1 - 28, 2009	3,689	$17.45	3,689	2,947
Additional authorization	—	—	—	102,947
October 29 - 31, 2009	—	—	—	102,947
November 1 - 30, 2009	11,152	17.06	11,152	91,795
December 1 - 31, 2009	13,363	18.12	13,363	78,432

Balance, December 31, 2009	28,204	$17.61	28,204	78,432

Information concerning Securities Authorized for Issuance Under Equity Compensation Plans appears under “Item 11. Security Ownership of Certain Beneficial Owners and Management and Related Shareholder Matters” included in the Corporation’s 2009 annual report on Form 10-K.

Stock Performance

The following graph compares the cumulative total shareholder return on Corporation common stock for the last five years with the cumulative total return on (1) the NASDAQ Stock Market Index, which is comprised of all United States common shares traded on the NASDAQ and (2) the NASDAQ Bank Stock Index, which is comprised of bank and bank holding company common shares traded on the NASDAQ over the same period. The graph assumes the value of an investment in the Corporation and each index was $100 at December 31, 2004 and all dividends are reinvested.

Stock Performance
Five-Year Total Return

The dollar values for total shareholder return plotted in the graph above are shown in the table below:

Comparison of Five Year Cumulative
Among Isabella Bank Corporation, NASDAQ Stock Market,
and NASDAQ Bank Stock

	Isabella Bank		NASDAQ
Year	Corporation	NASDAQ	Banks

12/31/2004	100.0	100.0	100.0
12/31/2005	106.4	102.1	98.0
12/31/2006	118.7	112.6	111.4
12/31/2007	120.6	124.6	89.5
12/31/2008	78.5	75.0	70.5
12/31/2009	60.5	108.8	59.0

SHAREHOLDERS’ INFORMATION

Annual Meeting

The Annual Meeting of Shareholders will be held at 5:00 p.m., Tuesday, May 4, 2010, Comfort Inn, 2424 S. Mission Street, Mt. Pleasant, Michigan.

Financial Information and Form 10-K

Copies of the 2009 Annual Report, Isabella Bank Corporation Form 10-K, and other financial information not contained herein are available on the Bank’s website (www.isabellabank.com) under the Investor Relations tab, or may be obtained, without charge, by writing to:

Debra Campbell
Secretary
Isabella Bank Corporation
401 N. Main St.
Mt. Pleasant, Michigan 48858

Mission Statement

To create an operating environment that will provide shareholders with sustained growth in their investment while maintaining our independence and subsidiaries’ autonomy.

Equal Employment Opportunity

The equal employment opportunity clauses in Section 202 of the Executive Order 11246, as amended; 38 USC 2012, Vietnam Era Veterans Readjustment Act of 1974; Section 503 of the Rehabilitation Act of 1973, as amended; relative to equal employment opportunity and implementing rules and regulations of the Secretary of Labor are adhered to and supported by Isabella Bank Corporation, and its subsidiaries.

ISABELLA BANK CORPORATION PROXY
401 North Main Street
Mt. Pleasant, MI 48858
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Sandra L. Caul, David J. Maness, and W. Joseph Manifold as proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote as designated below, all the shares of Common Stock of Isabella Bank Corporation held of record by the undersigned on March 31, 2010 at the annual meeting of shareholders to be held on May 4, 2010 or any adjournments thereof.
ELECTION OF DIRECTORS: The Election of the following five (5) persons as directors. Please mark the appropriate box for each director-nominee.

	FOR	AGAINST	WITHHOLD AUTHORITY
James C. Fabiano	☐	☐	☐
Ted Kortes	☐	☐	☐
Thomas L. Kleinhardt	☐	☐	☐
Joseph LaFramboise	☐	☐	☐
Dale D. Weburg	☐	☐	☐	(continued and signed on other side)

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED TO ELECT ALL NOMINEES. The shares represented by this proxy will be voted in the discretion of the proxies on any other matters which may come before the meeting.
Please sign below as your name appears on the label. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated: , 2010

Please mark, sign, date and return	Signature
Proxy card promptly using the enclosed
Envelope.	Signature (if held jointly)